--------------------------------------------------------------------------------

                                CREDIT AGREEMENT
                         DATED AS OF FEBRUARY 25, 1998
                  AND AMENDED AND RESTATED AS OF JUNE 11, 1998

                                     AMONG

                      INTERNATIONAL TECHNOLOGY CORPORATION
                                 IT CORPORATION
                                OHM CORPORATION
                         OHM REMEDIATION SERVICES CORP.
                                      AND
                            BENECO ENTERPRISES, INC.

                                  AS BORROWERS

                       THE INSTITUTIONS FROM TIME TO TIME
                             PARTY HERETO AS LENDERS

                       THE INSTITUTIONS FROM TIME TO TIME
                         PARTY HERETO AS ISSUING BANKS

                                      AND

                              CITICORP USA, INC.,
                            AS ADMINISTRATIVE AGENT

                               BANKBOSTON, N.A.,
                             AS DOCUMENTATION AGENT

                                      AND

                             ROYAL BANK OF CANADA,

                                      AND

                        CREDIT LYONNAIS NEW YORK BRANCH

                                  AS CO-AGENTS

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----

ARTICLE I.    DEFINITIONS..........................................................   -1-

              1.01   Certain Defined Terms.........................................   -1-
              1.02   Computation of Time Periods...................................  -37-
              1.03   Accounting Terms; Calculations................................  -37-
              1.04   Other Definitional Provisions.................................  -38-
              1.05   Other Terms...................................................  -38-

ARTICLE II.   AMOUNTS AND TERMS OF LOANS...........................................  -38-

              2.01   The Tender Offer Loans........................................  -38-
              2.02   Revolving Credit Facility.....................................  -38-
              2.03   The Term Loans................................................  -41-
              2.04   Letters of Credit.............................................  -42-
              2.05   Swing Loans...................................................  -49-
              2.06   Promise to Repay; Evidence of Indebtedness....................  -50-
              2.07   Authorized Officers and Agents................................  -51-

ARTICLE III.  PAYMENTS AND PREPAYMENTS.............................................  -51-

              3.01   Prepayments; Reductions in Revolving Credit Commitments.......  -51-
              3.02   Payments......................................................  -54-
              3.03   Taxes.........................................................  -58-
              3.04   Increased Capital.............................................  -61-
              3.05   Cash Management...............................................  -61-

ARTICLE IV.   INTEREST AND FEES....................................................  -63-

              4.01   Interest on the Loans and Other Obligations...................  -63-
              4.02   Special Provisions Governing Eurodollar Rate Loans............  -66-
              4.03   Fees..........................................................  -69-

ARTICLE V.    CONDITIONS TO LOANS AND LETTERS OF CREDIT............................  -70-

              5.01   Conditions Precedent to the Term Loans, the Revolving
                     Loans Made and Letters of Credit Issued on the Merger
                     Funding Date..................................................  -70-
              5.02   Conditions Precedent to All Subsequent Revolving Loans,
                     Swing Loans and Letters of Credit.............................  -73-

ARTICLE VI.   REPRESENTATIONS AND WARRANTIES.......................................  -74-

              6.01   Representations and Warranties from and after the
                     Merger Funding Date...........................................  -74-
              6.02   Subsequent Funding Representations and Warranties.............  -87-

ARTICLE VII.  REPORTING COVENANTS..................................................  -87-

              7.01   Financial Statements..........................................  -87-
              7.02   Events of Default.............................................  -89-
              7.03   Lawsuits......................................................  -89-
              7.04   Insurance.....................................................  -90-
              7.05   ERISA Notices.................................................  -90-
              7.06   Environmental Notices.........................................  -92-
              7.07   Labor Matters.................................................  -93-
              7.08   Government Contracts..........................................  -93-
              7.09   Public Filing and Reports.....................................  -93-
              7.10   Other Information.............................................  -93-

ARTICLE VIII. AFFIRMATIVE COVENANTS................................................  -93-

              8.01   Corporate Existence, Etc......................................  -93-
              8.02   Corporate Powers; Conduct of Business, Etc....................  -94-
              8.03   Compliance with Laws, Etc.....................................  -94-
              8.04   Payment of Taxes and Claims; Tax Consolidation................  -94-
              8.05   Insurance.....................................................  -94-
              8.06   Inspection of Property; Books and Records; Discussions........  -95-
              8.07   Insurance and Condemnation Proceeds...........................  -95-
              8.08   ERISA Compliance..............................................  -96-
              8.09   Foreign Employee Benefit Plan Compliance......................  -96-
              8.10   Maintenance of Property.......................................  -96-
              8.11   Condemnation..................................................  -97-
              8.12   Notice of Leaseholds; Future Liens on Real Property...........  -97-
              8.13   Guaranties; Future Liens on Personal Property.................  -97-
              8.14   Environmental Compliance......................................  -98-
              8.15   Government Contracts..........................................  -98-
              8.16   Required Interest Rate Contracts..............................  -99-

ARTICLE  IX.  NEGATIVE COVENANTS...................................................  -99-

              9.01   Indebtedness..................................................  -99-
              9.02   Sales of Assets............................................... -101-
              9.03   Liens......................................................... -101-

              9.04   Investments................................................... -102-
              9.05   Accommodation Obligations..................................... -102-
              9.06   Restricted Junior Payments.................................... -103-
              9.07   Conduct of Business; Subsidiaries; Permitted Acquisitions..... -103-
              9.08   Transactions with Shareholders and Affiliates................. -104-
              9.09   Restriction on Fundamental Changes............................ -104-
              9.10   Sales and Leasebacks; Operating Leases........................ -104-
              9.11   Margin Regulations; Securities Laws........................... -105-
              9.12   ERISA......................................................... -105-
              9.13   Issuance of Capital Stock..................................... -106-
              9.14   Constituent Documents......................................... -106-
              9.15   Amendment of Transaction Documents............................ -106-
              9.16   Fiscal Year................................................... -106-
              9.17   Cash Management System........................................ -106-
              9.18   Environmental Matters......................................... -107-
              9.19   Cancellation of Debt; Prepayment; Certain Amendments.......... -107-
              9.20   Accounting Changes............................................ -107-
              9.21   Permitted Joint Venture Accommodation Obligation.............. -107-
              9.22   No New Restrictions on Subsidiary Dividends................... -107-

ARTICLE X.    FINANCIAL COVENANTS.................................................. -107-

              10.01   Minimum Consolidated Net Worth...............................  -108-
              10.02   Minimum Fixed Charge Coverage Ratio..........................  -110-
              10.03   Minimum Interest Coverage Ratio..............................  -111-
              10.04   Maximum Leverage Ratio.......................................  -112-
              10.05   Minimum Liquidity Ratio......................................  -113-
              10.06   Minimum EBITDA...............................................  -113-
              10.07   Maximum Capital Expenditures.................................  -113-

ARTICLE XI.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES...............................  -113-

              11.01   Events of Default............................................  -113-
              11.02   Rights and Remedies..........................................  -116-
              11.03   Cash Collateral..............................................  -118-

ARTICLE XII.  THE ADMINISTRATIVE AGENT; THE AGENTS.................................  -118-

              12.01   Appointment..................................................  -118-
              12.02   Nature of Duties.............................................  -119-
              12.03   Rights, Exculpation, Etc.....................................  -119-
              12.04   Reliance.....................................................  -120-
              12.05   Indemnification..............................................  -120-
              12.06   The Agents Individually......................................  -121-

              12.07   Successor Administrative Agents; Resignation of
                      Administrative Agent.........................................  -121-
              12.08   Relations Among Lenders......................................  -122-
              12.09   Concerning the Collateral and the Loan Documents.............  -122-

ARTICLE XIII. MISCELLANEOUS........................................................  -124-

              13.01   Assignments..................................................  -124-
              13.02   Expenses.....................................................  -127-
              13.03   Indemnity....................................................  -128-
              13.04   Change in Accounting Principles..............................  -129-
              13.05   Setoff.......................................................  -129-
              13.06   Ratable Sharing..............................................  -130-
              13.07   Amendments and Waivers.......................................  -130-
              13.08   Notices......................................................  -132-
              13.09   Survival of Warranties and Agreements........................  -132-
              13.10   Failure or Indulgence Not Waiver; Remedies Cumulative........  -132-
              13.11   Marshaling; Payments Set Aside...............................  -132-
              13.12   Severability.................................................  -133-
              13.13   Headings.....................................................  -133-
              13.14   Governing Law................................................  -133-
              13.15   Limitation of Liability......................................  -133-
              13.16   Successors and Assigns.......................................  -133-
              13.17   Certain Consents and Waivers of the Borrowers................  -133-
              13.18   Counterparts; Effectiveness; Inconsistencies.................  -135-
              13.19   Limitation on Agreements.....................................  -136-
              13.20   Confidentiality..............................................  -136-
              13.21   Entire Agreement.............................................  -136-
              13.22   Senior Indebtedness..........................................  -136-

                                    EXHIBITS

Exhibit A    -     Form of Assignment and Acceptance
Exhibit B    -     Form of Blocked Account Agreement
Exhibit C    -     Form of Guaranty
Exhibit D    -     Form of Notice of Borrowing
Exhibit E    -     Form of Notice of Conversion/Continuation
Exhibit F    -     List of Closing Documents
Exhibit G    -     Form of Officer's Certificate to Accompany Reports
Exhibit H    -     Form of Term Loan Note
Exhibit I    -     Form of Revolving Credit Note
Exhibit J    -     Form of Swing Note
Exhibit K    -     Form of Borrower Security Agreement
Exhibit L    -     Form of Subsidiary Guarantor Security Agreement
Exhibit M    -     Form of Pledge Agreement

                                   SCHEDULES
Schedule 1.01.1     -     Commitments
Schedule 1.01.2     -     Carlyle Investors as of the Merger Funding Date
Schedule 1.01.3     -     [Intentionally omitted]
Schedule 1.01.4     -     Permitted Existing Accommodation Obligations
Schedule 1.01.5     -     Permitted Existing Indebtedness
Schedule 1.01.6     -     Permitted Existing Investments
Schedule 1.01.7     -     Permitted Existing Liens
Schedule 1.01.8     -     Permitted Joint Ventures
Schedule 1.01.9     -     Specified Merger-Related Charges
Schedule 1.01.10    -     Unrestricted Subsidiaries
Schedule 2.04-K     -     Letters of Credit
Schedule 6.01-C     -     Corporate Structure of Company & Subsidiaries; Authorized, Issued & Outstanding Capital Stock
Schedule 6.01-E     -     Conflicts with Contractual Obligations and Requirements of Law
Schedule 6.01-F     -     Government Consents
Schedule 6.01-H     -     Restricted Junior Payments
Schedule 6.01-K     -     Litigation; Adverse Effects
Schedule 6.01-N     -     Defaults in Performance
Schedule 6.01-Q     -     Environmental Matters
Schedule 6.01-R     -     ERISA Matters
Schedule 6.01-S     -     Foreign Employee Benefit Matters
Schedule 6.01-T     -     Labor Matters/Employment Agreements
Schedule 6.01-W     -     Patents, Trademarks & Permits
Schedule 6.01-X     -     Owned Real Property/Leases
Schedule 6.01-Y     -     Insurance
Schedule 6.01-AA    -     Transactions with Affiliates
Schedule 6.01-BB    -     Blocked Account & Lock Box Banks; Bank Accounts
Schedule 6.01-CC    -     Government Contracts

                                CREDIT AGREEMENT

          This Credit Agreement dated as of February 25, 1998 and amended and restated as of June 11, 1998 (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into among International
                         ---------
Technology Corporation, a Delaware corporation (the "Company"), IT Corporation,
                                                     -------
a California corporation and a wholly-owned subsidiary of the Company ("ITC"),
                                                                        ---
OHM Corporation, an Ohio corporation and a wholly-owned subsidiary of the Company ("OHM"), OHM Remediation Services Corp., an Ohio corporation and wholly-
          ---
owned subsidiary of OHM ("OHM Remediation"), Beneco Enterprises, Inc., a Utah
                          ---------------
corporation and wholly-owned Subsidiary of OHM ("Beneco"), the institutions from
                                                 ------
time to time party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, the institutions from time to time party hereto as Issuing Banks, whether by execution of this Agreement or an Assignment and Acceptance, Citicorp USA, Inc., a Delaware corporation ("Citicorp"), in its
                                                         --------
capacity as administrative agent and collateral agent for the Lenders and the Issuing Banks (in such capacity, the "Administrative Agent"), BankBoston, N.A.,
                                      --------------------
a national banking association ("BankBoston"), in its capacity as documentation
                                 ----------
agent for the Lenders and the Issuing Banks (in such capacity, the "Documentation Agent") and Royal Bank of Canada and Credit Lyonnais New York
--------------------
Branch, in their respective capacities as co-agents (the "Co-Agents").
                                                          ---------


                                   ARTICLE I.
                                  DEFINITIONS

          1.01.  Certain Defined Terms.  In addition to the terms defined above,
                 ---------------------
the following terms used herein shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

          "Accommodation Obligation", means any Contractual Obligation,
           ------------------------
contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability shall be paid or discharged, or that any agreements relating thereto shall be complied with, or that the holders thereof shall be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase security therefor (other than such agreements to purchase in the ordinary course of business) or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than
for value received.   The amount of an Accommodation Obligation shall be equal
to the lesser of (i) the amount payable under such Accommodation Obligation (if quantifiable) and (ii) the portion of the obligation so guaranteed or otherwise supported.

          "Acquisition" means IT-Ohio, Inc., an Ohio corporation and, prior to
           -----------
the consummation of the Merger, a wholly-owned Subsidiary of the Company.

          "Administrative Agent" is defined in the preamble hereto and shall
           --------------------
include any successor Administrative Agent appointed pursuant to Section 12.07.
                                                                 -------------

          "Administrative Agent's Account" means the Administrative Agent's
           ------------------------------
account number 3885 8061 (re: International Technology) maintained at the office of Citibank at 399 Park Avenue, New York, New York 10043, Attention: Vinh Ton, or such other deposit account as the Administrative Agent may from time to time specify in writing to the Company and the Lenders.

          "Affiliate" of any specified Person means any other Person (i) which
           ---------
directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock or other equity interest of such specified Person or (iii) of which 5% or more of the Voting Stock or other equity interest is beneficially owned or held by such specified Person or a Subsidiary of such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agents" means the collective reference to the Administrative Agent
           ------
and the Documentation Agent.

          "Aggregate Pro Rata Share" means, with respect to any Lender, the
           ------------------------
percentage obtained by dividing (i) the sum of (x) such Lender's Revolving Credit Commitment at such time (as reduced from time to time in accordance with the provisions of this Agreement) and (y) such Lender's Term Loan Commitment (or, after the Merger Funding Date, Term Loans) at such time by (ii) the sum of
(x) the aggregate amount of all Revolving Credit Commitments at such time (as reduced from time to time in accordance with the provisions of this Agreement) and (y) the aggregate amount of all Term Loan Commitments (or, after the Merger Funding Date, Term Loans) at such time; provided, however, if all of the
                                        --------  -------
Commitments are terminated pursuant to the terms hereof, then "Aggregate Pro
                                                               -------------
Rata Share" means the percentage obtained by dividing (x) such Lender's Credit
----------
Obligations by (y) the aggregate amount of all Credit Obligations.

          "Alternative Currency" means the lawful currency other than Dollars
           --------------------
which is freely transferable into Dollars.

          "Applicable Margin" means at all times during the applicable periods
           -----------------
set forth below:

          (i) with respect to outstanding Revolving Loans maintained as Base Rate Loans, the applicable rate per annum set forth in the table below under the heading "Base Rate Margin" and with respect to outstanding Revolving Loans maintained as Eurodollar Rate Loans, the applicable rate per annum set forth below under the heading "Eurodollar Rate Margin":

--------------------------------------------------------------------------------------------------------
                     LEVERAGE RATIO                                BASE RATE MARGIN    EURODOLLAR RATE
                                                                                           MARGIN
========================================================================================================
Greater than or equal to 4.00 to 1                                          1.25%              2.25%
--------------------------------------------------------------------------------------------------------
Greater than or equal to 3.75 to 1 but less than 4.00 to 1                  1.00%              2.00%
--------------------------------------------------------------------------------------------------------
Greater than or equal to 3.25 to 1 but less than 3.75 to 1                 0.875%             1.875%
--------------------------------------------------------------------------------------------------------
Greater than or equal to 2.75 to 1 but less than 3.25 to 1                 0.625%             1.625%
--------------------------------------------------------------------------------------------------------
Greater than or equal to 2.25 to 1 but less than 2.75 to 1                 0.375%             1.375%
--------------------------------------------------------------------------------------------------------
Less than 2.25 to 1                                                         0.25%              1.25%
--------------------------------------------------------------------------------------------------------

          (ii) with respect to outstanding Term Loans maintained as Base Rate Loans, the applicable rate per annum set forth in the table below under the heading "Base Rate Margin" and with respect to outstanding Term Loans maintained as Eurodollar Rate Loans, the applicable rate per annum set forth below under the heading "Eurodollar Rate Margin":

-----------------------------------------------------------------------------------------------------------
                  LEVERAGE RATIO                                    BASE RATE MARGIN    EURODOLLAR RATE
                                                                                             MARGIN
===========================================================================================================
Greater than or equal to 4.00 to 1                                          1.75%              2.75%
-----------------------------------------------------------------------------------------------------------
Greater than or equal to 3.75 to 1 but less than 4.00 to 1                  1.50%              2.50%
-----------------------------------------------------------------------------------------------------------
Greater than or equal to 3.25 to 1 but less than 3.75 to 1                 1.375%             2.375%
-----------------------------------------------------------------------------------------------------------
Greater than or equal to 2.75 to 1 but less than 3.25 to 1                 1.125%             2.125%
-----------------------------------------------------------------------------------------------------------
Greater than or equal to 2.25 to 1 but less than 2.75 to 1                  1.00%              2.00%
-----------------------------------------------------------------------------------------------------------
Less than 2.25 to 1                                                         0.75%              1.75%
-----------------------------------------------------------------------------------------------------------

The Leverage Ratio used to compute the Applicable Margin shall be the Leverage Ratio for the most recently ended Leverage Ratio Period covered by the Compliance Certificate in respect of such Leverage Ratio Period delivered by the Borrowers to the Administrative Agent pursuant to Section 7.01(d); changes in
                                                  ---------------
the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as to all Loans upon delivery by the Borrowers to the Administrative Agent of a new Compliance Certificate in respect of a subsequent Leverage Ratio Period pursuant to Section 7.01(d). Notwithstanding anything to the contrary set
                   ---------------
forth in this Agreement (including the then effective Leverage Ratio), (A) the Applicable Margin (x) in respect of Revolving Loans shall be 1.0% per annum for Base Rate Loans and 2.0% per annum for Eurodollar Rate Loans and (y) in respect of Term Loans shall be 1.5% per annum for Base Rate Loans and 2.5% per annum for Eurodollar Rate Loans, in each case for the period commencing on the Merger Funding Date and ending on the date that the Loan Parties deliver the Compliance Certificate in respect of the Company's second full fiscal quarter after the Merger Funding Date and (B) during the period beginning on the date that the Loan Parties deliver the Compliance Certificate in respect of the Company's second full fiscal quarter after the Merger Funding Date and ending on the date that the Loan Parties deliver the Compliance Certificate in respect of the Company's fifth full fiscal quarter after the Merger Funding Date, the Applicable Margin shall be determined by reference to the tables set forth in clauses (i) and (ii) above; provided that the maximum amount by which the
                            --------
Applicable Margin may be decreased during such period from the Applicable Margin in effect on the Merger Funding Date shall not exceed 0.25% per annum (regardless of any further decrease that may be indicated in such tables). If the Loan Parties shall fail to deliver a Compliance Certificate within the time required pursuant to Section 701(d) (or within any additional period of up to
                     --------------
five Business Days that may be approved by the Administrative Agent in its discretion), the Applicable Margin from and including the first day after such Compliance Certificate was required to be delivered to, but not including, the date the Loan Parties deliver to the Administrative Agent such Compliance Certificate shall conclusively equal the highest Applicable Margin set forth above.

          "Applicable Lending Office" means, with respect to a particular
           -------------------------
Lender, its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans and its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

          "Arrangers" means Citicorp Securities, Inc. and BancBoston Securities
           ---------
Inc.

          "Assignment and Acceptance" means an Assignment and Acceptance in
           -------------------------
substantially the form of Exhibit A attached hereto and made a part hereof (with
                          ---------
blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 13.01.
                       -------------

          "Assignment of Claims Act" is defined in Section 8.15.
           ------------------------                ------------

          "Assumption Agreement" means the Assignment and Assumption Agreement
           --------------------
dated as of the Merger Funding Date among Acquisition, OHM, each OHM Subsidiary Borrower and the Administrative Agent, pursuant to which (i) OHM assumes from Acquisition, all of Acquisition's obligations under this Agreement and the Loan Documents to which it is party and (ii) OHM and each OHM Subsidiary Borrower become parties to this Agreement as "Borrowers".

          "Availability Reserves" means, at any time, (i) as of ten (10) days
           ---------------------
after the date of written notice of any determination thereto to the Borrowers by the Administrative Agent, such amounts as the Administrative Agent, in the exercise of its sole discretion exercised in a commercially reasonable manner, may from time to time establish against the Revolving Credit Availability in order to ensure the availability of cash sufficient to meet certain future liabilities of the Borrowers, plus (ii) any reserve established pursuant to
                              ----
Section 3.01(b)(iv) that has not abated in accordance with the terms of such
-------------------
section.

          "BankBoston" is defined in the preamble.
           ----------

          "Base Rate" means, for any period, a fluctuating interest rate per
           ---------
annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

          (i) the rate of interest announced publicly by Citibank in New York, New York from time to time, as Citibank's base rate; and

          (ii) the sum (adjusted to the nearest one quarter of one percent (0.25%) or, if there is no nearest one quarter of one percent (0.25%), to the next higher one quarter of one percent (0.25%)) of (A) one half of one percent (0.50%) per annum, plus (B) the rate per annum obtained by dividing
                                ----
     (I) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday (or, if such day is not a Business Day, on the next preceding Business Day) by Citibank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three (3) New York certificate of deposit dealers of recognized standing selected by Citibank, by (II) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities which consist of or which include (among other liabilities) three-month Dollar nonpersonal time deposits in the United States, plus (C) the average during
                                                     ----
     such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and

          (iii)  the sum of (A) one half of one percent (0.50%) per annum plus
                                                                          ----
     (B) the Federal Funds Rate in effect from time to time during such period.

          "Base Rate Loans" means all Loans which bear interest at a rate
           ---------------
determined by reference to the Base Rate as provided in Section 4.01(a).
                                                        ---------------

          "Beneco" is defined in the preamble hereto.
           ------

          "Benefit Plan" means a defined benefit plan as defined in Section
           ------------
3(35) of ERISA (other than a Multiemployer Plan) in respect of which any Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "Blockage Notice" is defined in Section 3.05(b).
           ---------------                ---------------

          "Blocked Account Agreement" means a blocked account agreement executed
           -------------------------
by each Blocked Account Bank, a Loan Party and the Administrative Agent substantially in the form of Exhibit B (with such changes thereto requested by
                             ---------
the Blocked Account Bank as may be acceptable to the Administrative Agent and such Loan Party), as such agreement may be amended, supplemented or otherwise modified from time to time.

          "Blocked Account Bank" means each bank that has executed a Blocked
           --------------------
Account Agreement and has been confirmed by the Administrative Agent not to be in uncertain financial condition, at which a Borrower or its Restricted Subsidiary deposits proceeds of Collateral.

          "Blocked Accounts" means, collectively, the blocked accounts
           ----------------
established at the Blocked Account Banks; and "Blocked Account" means any one of
                                               ---------------
the Blocked Accounts.

          "Borrower Guaranties" means the collective reference to each Guaranty
           -------------------
substantially in the form of Exhibit C executed by each of the Borrowers, as the
                             ---------
same may be amended, supplemented or otherwise modified from time to time.

          "Borrower Security Agreements" means the collective reference to each
           ----------------------------
Borrower Security Agreement substantially in the form of Exhibit K executed by
                                                         ---------
each of the Borrowers in favor of the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrowers" means the Company, ITC, OHM, and the OHM Subsidiary
           ---------
Borrowers.

          "Borrowing" means a borrowing consisting of Loans of the same type
           ---------
and, with respect to Eurodollar Rate Loans, having the same Eurodollar Interest Period, that are made, continued or converted on the same day.

          "Business Day" means a day, in the applicable local time, which is not
           ------------
a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York or (ii) in the case of Eurodollar Rate Loans, in London, England or (iii) in the case of Letter of Credit transactions for a particular Issuing Bank, in the place where its office for issuance or administration of the pertinent Letter of Credit is located.

          "Capital Expenditures" means, for any period, the aggregate of all
           --------------------
expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Company's or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; provided, however, (i) Capital Expenditures shall include,
                --------  -------
whether or not such a designation would be in conformity with GAAP, (A) that portion of Capital Leases which is incurred and capitalized during such period on the consolidated balance sheet of the Company and its Subsidi-
aries and (B) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by the Company or any of its Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time; and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds and permitted pursuant to Section 8.07.
                                                ------------

          "Capital Lease", as applied to any Person, means any lease of any
           -------------
property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock", with respect to any Person, means any capital stock
           -------------
or membership interests of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

          "Carlyle" means TC Group, L.L.C., a Delaware limited liability
           -------
company.

          "Carlyle Control Affiliate" means any Affiliate of the Carlyle
           -------------------------
Investors that has been formed as an investment vehicle for the purposes of holding investments in the Company or other portfolio companies of Carlyle, but shall not include any Affiliate of Carlyle that is one of its portfolio companies.

          "Carlyle Investors" means Carlyle and the Persons identified on
           -----------------
Schedule 1.01.2 attached hereto and made a part hereof which are Affiliates of Carlyle on the Merger Funding Date.

          "Carlyle Warrants" means the collective reference to the Warrants to
           ----------------
purchase 1,250,000 shares of Company Common Stock, issued to the Carlyle Investors on November 20, 1996.

          "Cash Collateral" means cash or Cash Equivalents held by the
           ---------------
Administrative Agent, any of the Issuing Banks or any of the Lenders as security for the Obligations.

          "Cash Equivalents" means (i) marketable direct obligations issued or
           ----------------
unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's

Corporation or P-1 (or better) by Moody's Investors Service, Inc.; (iii) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Service, Inc.; (iv) marketable direct obligations of any State of the United States of America or any political subdivision of any such State given on the date of such investment the highest credit rating by Moody's Investor Service, Inc. and Standard & Poor's Corporation; provided, that the maturities
                                                 --------
of all obligations of the type specified in clauses (i) through (iv) above shall not exceed one hundred eighty (180) days; and (v) reverse purchase agreements covering obligations of the type specified in clause (i) above.

          "Cash Flow Period" means the period from the fiscal quarter beginning
           ----------------
on or about July 1, 1998 through the end of the Fiscal Year ended in December 1999 and, thereafter, as separate periods, each subsequent Fiscal Year of the Company.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, 42 U.S.C. (S)(S) 9601 et seq., any amendments
                                                 -- ---
thereto, any successor statutes, and any regulations or legally enforceable guidance promulgated thereunder.

          "CERCLIS" is defined in Section 6.01(q)(H).
           -------                ------------------

          "Change of Control" means (i) the sale, assignment, transfer or other
           -----------------
disposition of the 6% Preferred Stock or the Carlyle Warrants to any Person that is not a Carlyle Investor or a Carlyle Control Affiliate at any time prior to the receipt by the Administrative Agent of a Compliance Certificate pursuant to
Section 7.01(d) covering any four fiscal quarter period of the Company beginning
---------------
after the Merger Funding Date that indicates that the Senior Debt Leverage Ratio for such period is 2.75 to 1 or less, (ii) any Person or group of Persons (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act) (other than the Carlyle Investors and any Carlyle Control Affiliate) has acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission under the Securities Exchange Act, except that such Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 35% or more of the outstanding Voting Stock of the Company, (iii) a change in the Board of Directors of the Company (the "Board") occurs with the result that the members of the Board on
              -----
the Merger Funding Date (the "Incumbent Directors") and directors nominated to such offices by the Incumbent Directors and their nominees no longer constitute a majority of the Board; or (iv) the Company shall cease to own and control all of the Capital Stock of the Borrowers (other than the Company).

          "Citibank" means Citibank, N.A., a national banking association.
           --------

          "Citicorp" is defined in the preamble.
           --------

          "Claim" means any claim or demand, by any Person, of whatsoever kind
           -----
or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

          "Co-Agents" means Royal Bank of Canada, Credit Lyonnais New York
           ---------
Branch and any other Lender designated as a "Co-Agent".

          "Collateral" means all Property and interests in Property now owned or
           ----------
hereafter acquired by a Borrower or any of its Subsidiaries upon which a Lien is granted under any of the Loan Documents.

          "Commercial Letter of Credit" means any documentary letter of credit
           ---------------------------
issued by an Issuing Bank pursuant to Section 2.04 for the account of a Borrower
                                      ------------
or a Restricted Subsidiary, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by such Borrower or Restricted Subsidiary in the ordinary course of its business.

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Commitment" means, with respect to any Lender, such Lender's Term
           ----------
Loan Commitment and Revolving Credit Commitment, and "Commitments" means the
                                                      -----------
aggregate principal amount of the Term Loan Commitments and the Revolving Credit Commitments of all the Lenders.

          "Company Common Stock" means the common stock, $0.01 par value per
           --------------------
share, of the Company.

          "Company Proxy/Registration Statement" means the combined Proxy
           ------------------------------------
Statement and Registration Statement on Form S-4 dated May 11, 1998 prepared by the Company and OHM in connection with the issuance of Company Common Stock in connection with the Merger, and the obtaining of proxies to vote in favor of such issuance, in the case of the Company's shareholders, and in favor of the Merger, in the case of OHM's shareholders, and filed with the Commission, and any amendments or supplements thereto.

          "Company SEC Documents" means, at any time, the most recent Annual
           ---------------------
Report of the Company on Form 10-K filed with the Commission, the Quarterly Reports on Form 10-Q and Reports on Form 8-K of the Company filed with the Commission since such most recent Annual Report on Form 10-K and the most recent Annual Report to Shareholders of the Company (including audited financial statements) issued by the Company.

          "Compliance Certificate" is defined in Section 7.01(d).
           ----------------------                ---------------

          "Concentration Account" means Account No. 4075 3701 of IT Corporation,
           ---------------------
or such other account of any other Borrower designated as such by the Company and the Administrative Agent, at the offices of Citibank at 399 Park Avenue, New York, New York 10043 into which all funds from the Blocked Accounts shall be transferred on a daily basis and into which certain other cash proceeds may be transferred in accordance with Section 3.05.
                               ------------

          "Consolidated Cash Interest Expense" means, for any period, with
           ----------------------------------
respect to the Company, all of the following as determined in conformity with GAAP, (i) total interest expense, whether currently payable or accrued (without duplication) (including the interest component of Capital Lease obligations), of the Company and its Subsidiaries on a consolidated basis, including, without limitation, net costs under Interest Rate Contracts, but excluding, however, (x) amortization of discount, (y) interest payable in property other than cash, and
(z) any other interest expense not payable in cash, minus (ii) any net payments
                                                    -----
received during such period under Interest Rate Contracts.

          "Consolidated Fixed Charges" means, for any period, the sum of the
           --------------------------
amounts for such period of (i) Consolidated Cash Interest Expense of the Company and (ii) scheduled payments of principal on the Term Loans and other Indebtedness for Borrowed Money of the Company and its Subsidiaries (including the principal component of Capital Lease obligations).

          "Consolidated Net Income" means, for any period, the net earnings (or
           -----------------------
loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period determined in conformity with GAAP.

          "Consolidated Net Worth" means, with respect to any Person, at any
           ----------------------
time, (i) total consolidated assets of such Person minus (ii) total consolidated
                                                   -----
liabilities of such Person. Assets and liabilities shall be determined in accordance with GAAP, except that investments in and moneys due from Affiliates of the Company (other than (x) investments in and moneys due from Unrestricted Subsidiaries and Permitted Joint Ventures and (y) trade receivables from Affiliates of the Company and its Restricted Subsidiaries arising in the ordinary course of business) shall be excluded from total consolidated assets.

          "Constituent Document" means, with respect to any entity, (i) the
           --------------------
articles/certificate of incorporation (or the equivalent organizational documents) of such entity, (ii) the by-laws (or the equivalent governing documents) of such entity and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such entity's Capital Stock or other equity interests.

          "Contaminant" means any pollutant, hazardous substance, radioactive
           -----------
substance, toxic substance, hazardous waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls (PCBs), or any hazardous or toxic constituent thereof and includes, but is not limited to, these terms as defined in Environmental, Health or Safety Requirements of Law.

          "Contractual Obligation", as applied to any Person, means any
           ----------------------
provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

          "Contribution Agreement" means the Contribution Agreement executed by
           ----------------------
each of the Guarantors, pursuant to which each such Guarantor acknowledges its obligation to contribute to the other Guarantors its pro rata share of demand made under the Borrower Guaranties and the Subsidiary Guaranties.

          "Credit Obligations" means, at any time, (i) the outstanding principal
           ------------------
amount of the Revolving Credit Obligations at such time, plus, (ii) the
                                                         ----
outstanding principal amount of the Term Loans at such time.

          "Cure Loans" is defined in Section 3.02(b)(v)(C).
           ----------                ---------------------

          "Customary Permitted Liens" means Liens (other than Environmental
           -------------------------
Liens and Liens in favor of the PBGC)

          (i) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (ii) of landlords arising by statute and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens (including Liens of sureties under performance or bid bonds) imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (iii) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal, customs and performance bonds;

          (iv) arising as a result of progress payments or otherwise under Government Contracts;

          (v) arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (vi)   leases or subleases of Real Property; provided that all such
                                                       --------
     Liens do not in the aggregate materially detract from the value of the Company's or such Subsidiary's assets or Property or do not impede in any material respect the conduct of the Company's or such Subsidiary's business; and

          (vii) constituting the filing of notice financing statements of a lessor's rights in and to personal property leased to the Company or its Subsidiaries in the ordinary course of business of the Company or its Subsidiaries.

          "Decision Period" is defined in Section 8.07.
           ---------------                ------------

          "Default" means an event which, with the giving of notice or the lapse
           -------
of time, or both, would constitute an Event of Default.

          "Disbursement Account" means Account No. 4075 3664 of the Company,
           --------------------
Account No. 4075 3672 of ITC, Account No. 3873 4296 of OHM, Account No. 4076 2296 of OHM Remediation and Account No. 4076 2288 of Beneco at the offices of Citibank at 399 Park Avenue, New York, New York 10043 or any other disbursement account of a Borrower at the same location designated as such by such Borrower by written notice to the Administrative Agent.

          "Dissenters" means the holders of Shares immediately prior to the
           ----------
consummation of the Merger who have properly exercised appraisal rights pursuant to the Ohio General Corporation Law.

          "Documentation Agent" is defined in the preamble hereto.
           -------------------

          "DOL" means the United States Department of Labor and any Person
           ---
succeeding to the functions thereof.

          "Dollar Equivalent" means, with respect to any Alternative Currency at
           -----------------
the time of determination thereof, the equivalent of such currency in Dollars determined at the rate of exchange quoted by the Administrative Agent in New York, New York at 11:00 a.m. (New York time) on the date of determination, to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency.

          "Dollars" and "$" mean the lawful money of the United States.
           -------       -

          "Domestic Lending Office" means, with respect to any Lender, such
           -----------------------
Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Company and the Administrative Agent.

          "EBITDA" means, for any period on a consolidated basis for the Company
           ------
and its Subsidiaries, (i) the sum of the amounts for such period of (A) Consolidated Net Income, (B) depreciation, amortization expense and other non-cash charges, (C) interest expense to the extent deducted in the determination of Consolidated Net Income, (D) charges for federal, state, local and foreign income taxes, and (E) extraordinary losses and losses in respect of discontinued operations which have been deducted in the determination of Consolidated Net Income and (F) Specified Merger-Related Charges to the extent deducted in the determination of Consolidated Net Income, minus (ii) extraordinary gains and gains in respect of
                         -----
discontinued operations not already excluded from the determination of Consolidated Net Income.

          "8% Debentures" means the 8% Convertible Subordinated Debentures due
           -------------
October 1, 2006 owing by OHM in the aggregate principal amount not in excess of the principal amount outstanding on the date hereof and governed by the terms of the 8% Debenture Indenture.

          "8% Debenture Indenture" means the Indenture dated as of October 1,
           ----------------------
1986 between OHM and United States Trust Company of New York, as Trustee, as amended to and including the Merger Funding Date (including, without limitation, the Second Supplemental Indenture thereto dated as of June 11, 1998).

          "Eligible Assignee" means (i) a Lender or any Affiliate thereof; (ii)
           -----------------
a commercial bank having total assets in excess of $500,000,000; (iii) a finance company, insurance company, other financial institution or fund, which is regularly engaged in making, purchasing or investing in loans or, with respect to any proposed assignment of all or any portion of a Lender's Revolving Credit Commitment, revolving loans, or (iv) a savings and loan association or savings bank organized under the laws of the United States or any state thereof which has a net worth, determined in accordance with GAAP, in excess of $250,000,000.

          "Environmental, Health or Safety Requirements of Law" means all
           ---------------------------------------------------
Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to any law, regulation, or order relating to the use, handling, or disposal of any Contaminant, any law, regulation, or order relating to Remedial Action and any law, regulation, or order relating to workplace or worker safety and health, and such Requirements as are promulgated by the specifically authorized agent responsible for administering such Requirements.

          "Environmental Lien" means a Lien in favor of any Governmental
           ------------------
Authority for any (i) liabilities under any Environmental, Health or Safety Requirements of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "Environmental Property Transfer Acts"  means any applicable
           ------------------------------------
Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any Property or the transfer, sale or lease of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Transfer Acts".

          "Environmental Remediation Amount" means, with respect to any period,
           --------------------------------
an amount equal to $20,000,000 plus any moneys released to the Company from
                               ----
trust funds or annuities that the

Company is required to maintain pursuant to California Requirements of Law from December 31, 1997 to the last day of such period.

          "ERISA" means the Employee Retirement Income Security Act of 1974, any
           -----
amendments thereto, any successor statutes, and any regulations promulgated thereunder.

          "ERISA Affiliate" means (i) any corporation which is a member of the
           ---------------
same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Company; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Company; and
(iii) a member of the same affiliated service group (within the meaning of
Section 414(m) of the Internal Revenue Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described
             ----------
in clause (ii) above or (iv) any other Person which is required to be aggregated
   -----------
with the Company pursuant to regulations promulgated under Section 414(o) of the Internal Revenue Code.

          "Eurodollar Affiliate" means, with respect to each Lender, the
           --------------------
Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Company and the Administrative Agent.

          "Eurodollar Interest Payment Date" means (i) with respect to any
           --------------------------------
Eurodollar Rate Loan, the last day of each Eurodollar Interest Period applicable to such Loan and (ii) with respect to any Eurodollar Rate Loan having a Eurodollar Interest Period in excess of three (3) calendar months, the last day of each three (3) calendar month interval during such Eurodollar Interest Period.

          "Eurodollar Interest Period" is defined in Section 4.02(b).
           --------------------------                ---------------

          "Eurodollar Interest Rate Determination Date" is defined in Section
           -------------------------------------------                -------
4.02(c).
-------

          "Eurodollar Lending Office" means, with respect to any Lender, the
           -------------------------
office or offices of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Lending Office" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such office or offices of such Lender as it may from time to time specify by written notice to the Company and the Administrative Agent.

          "Eurodollar Rate" means, with respect to any Eurodollar Interest
           ---------------
Period applicable to a Borrowing of Eurodollar Rate Loans, (a) an interest rate per annum determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to major banks in the London interbank market at approximately 11:00 a.m.

(London time) on the Eurodollar Interest Rate Determination Date for such Eurodollar Interest Period for a period equal to such Eurodollar Interest Period and in an amount substantially equal to the amount of such Reference Bank's Eurodollar Rate Loan.

          "Eurodollar Rate Loans" means those Loans outstanding which bear
           ---------------------
interest at a rate determined by reference to the Eurodollar Rate as provided in
Section 4.01(a).
---------------

          "Eurodollar Reserve Percentage" means, for any day, that percentage
           -----------------------------
which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

          "Event of Default" means any of the occurrences set forth in Section
           ----------------                                            -------
11.01, after the expiration of any applicable grace period expressly provided in
-----
Section 11.01.
-------------

          "Excess Cash Flow" means, for any Cash Flow Period, an amount equal to
           ----------------
the Company's and its Subsidiaries' consolidated (i) EBITDA, minus (ii) gains
                                                             -----
(and plus losses) on sales of assets in such period (other than pursuant to
     ----
Section 9.02(a)) to the extent included in the determination of EBITDA, plus
------- -------                                                         ----
(iii) the net reduction, if any, in Working Capital during such period, minus
                                                                        -----
(iv) the net increase, if any, in Working Capital during such period, minus (v)
                                                                      -----
income taxes actually paid in cash during such period, minus (vi) Capital
                                                       -----
Expenditures actually paid (and permitted to be paid pursuant hereto) in cash during such period, minus (vii) Consolidated Cash Interest Expense of the
                    -----
Borrowers, minus (viii) all repayments and prepayments of the Term Loans and
           -----
other long-term Indebtedness permitted to be paid hereunder during such period, plus any increase (and minus any decrease) in the sum of (a) the outstanding
----
principal amount of the Swing Loans, plus (b) the outstanding principal amount
                                     ----
of the Revolving Loans, plus (c) the outstanding principal amount of
                        ----
Reimbursement Obligations during such period based upon the difference between the sum of such outstanding balances as of the last day prior to the first day of such period and the last day of such period, minus (ix) the aggregate amount
                                                -----
of cash dividends paid during such period with respect to the Company's Capital Stock, to the extent permitted to be paid hereunder, minus (x) the aggregate
                                                     -----
amount of cash paid to make Permitted Acquisitions or to repay principal of Indebtedness incurred or assumed in connection with Permitted Acquisitions to the extent such repayment and the incurrence or assumption of such Indebtedness is not prohibited by the terms of this Agreement, minus (xi) cash expenditures
                                                  -----
in such period in respect of discontinued operations or in respect of which Specified Merger-Related Charges were recorded in such period or a prior period or a reserve was established in a prior period, to the extent that such expenditures were not deducted in the determination of Consolidated Net Income for such period.

          "Existing Actions" is defined in Section 5.01(e).
           ----------------                ---------------

          "Existing OHM Credit Agreement" means the Revolving Credit Agreement
           -----------------------------
dated as of May 31, 1995 among OHM and OHM Remediation, the several lenders party thereto and Citicorp USA, Inc., as administrative agent and Bank of America Illinois, as issuing and paying agent and co-agent, as amended by the First Amendment thereto on October 16, 1995.

          "Fair Market Value" means, with respect to any asset or group of
           -----------------
assets, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, determined (a) in good faith by the board of directors of the Company or (b) in an appraisal of such asset, provided that such appraisal was performed relatively contemporaneously with
--------
such determination of the fair market value by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed since the date thereof.

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by Citibank from three federal funds brokers of recognized standing selected by the Administrative Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal
           ---------------------
Reserve System or any Governmental Authority succeeding to its functions.

          "Fiscal Year" means the fiscal year of the Company, which shall be the
           -----------
52 or 53 week period ending on or about December 31 of each calendar year.

          "Fixed Charge Coverage Ratio" means, with respect to any period, the
           ---------------------------
ratio of (i) EBITDA for such period, minus Capital Expenditures paid during such
                                     -----
period, minus charges for federal, state, local and foreign income taxes
        -----
actually paid during such period, minus cash dividends paid during such period,
                                  -----
minus cash expenditures paid during such period for environmental clean up costs
-----
and not otherwise included in the determination of Consolidated Net Income, but only to the extent such cash expenditures, together with all such cash expenditures made since December 31, 1997, exceed the Environmental Remediation Amount as at the end of such period, to (ii) Consolidated Fixed Charges for such period.

          "Foreign Employee Benefit Plan" means any employee benefit plan as
           -----------------------------
defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, any of its Subsidiaries or any of its ERISA Affiliates and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

          "Foreign Pension Plan" means any Foreign Employee Benefit Plan which
           --------------------
under applicable local law, is required to be funded through a trust or other funding vehicle.

          "Former Company Credit Agreement" means the Credit Agreement dated as
           -------------------------------
of October 24, 1995 among ITC, the several lenders party thereto and The Chase Manhattan Bank, as successor in interest to Chemical Bank, as amended by Amendment No. 1 to Credit Agreement dated as of January 5, 1996, and by the Second Amendment to Credit Agreement, Master Collateral and Intercreditor Agreement and Note Purchase Agreement dated as of October 30, 1996.

          "Fronting Fee" is defined in Section 4.03(a).
           ------------                ---------------

          "Funding Date" means, with respect to any Loan, the date of the
           ------------
funding of such Loan.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by any successor entity in effect on the date hereof (unless otherwise specified pursuant to Section 13.04); provided that for
                                               -------------   --------
purposes of Article VII, GAAP shall mean such generally accepted accounting
            -----------
principles as in effect from time to time.

          "Governmental Authority" means any nation or government, any federal,
           ----------------------
state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Government Contract" means any bid, quotation, proposal, contract,
           -------------------
agreement, work authorization, lease, commitment or sale or purchase order of the Company or a Subsidiary of the Company that is with the United States Government, or any state, local or foreign government, including, without limitation, all contracts and work authorizations to supply goods and services to the United States Government or such state, local or foreign government.

          "Guarantor" means each Borrower and each Subsidiary Guarantor
           ---------
executing and delivering a Borrower Guaranty or a Subsidiary Guaranty, as the case may be.

          "Holder" means any Person entitled to enforce any of the Obligations,
           ------
whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Administrative Agent, each Lender and each Issuing Bank.

          "Indebtedness", as applied to any Person, means, at any time, (a) all
           ------------
indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, or
(vi) which are Accommodation Obligations; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of Interest Rate Contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all obligations of such Person under appeal bonds, surety, performance and bid bonds and other similar arrangements, and (e) all contingent Contractual Obligations with respect to any of the foregoing.

          "Indebtedness for Borrowed Money" means, to the extent the following
           -------------------------------
would be reflected on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, the principal amount of all Indebtedness of the Company and its Subsidiaries in respect of borrowed money, evidenced by debt securities, debentures, acceptances, notes or other similar instruments, in respect of Capital Lease Obligations, in respect of Reimbursement Obligations or in respect of the deferred purchase price of property or services, except (i) accounts payable and accrued expenses arising in the ordinary course of business and (ii) any Indebtedness in respect of earn-outs permitted pursuant to Section
                                                                        -------
9.01.  For purposes of the definition of "Leverage Ratio" as used in the
----
definition of the Applicable Margin, Indebtedness for Borrowed Money shall also include contingent obligations in respect of outstanding Letters of Credit.

          "Indemnitee" is defined in Section 13.03.
           ----------                -------------

          "Indemnified Matter" is defined in Section 13.03.
           ------------------                -------------

          "Interest Coverage Ratio" means, with respect to any period, the ratio
           -----------------------
of (i) EBITDA for such period to (ii) Consolidated Cash Interest Expense of the Company for such period.

          "Interest Rate Contracts" means interest rate exchange, swap, collar
           -----------------------
or cap or similar agreements providing interest rate protection.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

          "Investment" means, with respect to any Person, (i) any purchase or
           ----------
other acquisition by that Person of Securities, or of a beneficial interest in Securities issued by or other equity ownership interest in any other Person,
(ii) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all

Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

          "IRS" means the Internal Revenue Service and any Person succeeding to
           ---
the functions thereof.

          "Issue" means, with respect to any Letter of Credit, either issue, or
           -----
extend the expiry of, or renew, or increase the amount of, such Letter of Credit, and the term "Issued" or "Issuance" shall have a corresponding meaning.
                      ------      --------

          "Issuing Banks" means Citibank, BankBoston and each other Lender
           -------------
approved by the Administrative Agent and the Company who has agreed to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section
                                                                      -------
2.04.
----

          "ITC" is defined in the preamble hereto.
           ---

          "L/C Subfacility" means that portion of the Revolving Credit
           ---------------
Commitments equal to $50,000,000.

          "Leases" means those leases, tenancies or occupancies with respect to
           ------
Real Property entered into by the Company or one of its Subsidiaries, as tenant, sublessor or sublessee.

          "Lender" means, as of the Merger Funding Date, Citicorp, BankBoston,
           ------
the Co-Agents and each other institution (other than the Borrowers) which is a signatory hereto and, at any other given time, each institution which is a party hereto as a Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance.

          "Letter Agreement" means that certain letter dated January 15, 1998
           ----------------
from Citicorp, BankBoston and the Arrangers and accepted and agreed to by the Company on the same date.

          "Letter of Credit" means any Commercial Letter of Credit or Standby
           ----------------
Letter of Credit.

          "Letter of Credit Fee" is defined in Section 4.03(a).
           --------------------                ---------------

          "Letter of Credit Obligations" means, at any particular time, the sum
           ----------------------------
of (i) all outstanding Reimbursement Obligations, plus (ii) the aggregate
                                                  ----
undrawn face amount of all outstanding Letters of Credit, plus (iii) the
                                                          ----
aggregate face amount of all Letters of Credit requested by the Borrowers but not yet issued (unless the request for an unissued Letter of Credit has been denied pursuant to Section 2.04(c)(i)). For purposes of determining the amount
                   -------------------
of Letter of Credit Obligations (or any component thereof) in respect of any Letter of Credit which is denominated in an Alternative Currency, such amount shall equal the Dollar Equivalent of the amount of such Alternative Currency at the time of determination thereof.

          "Letter of Credit Reimbursement Agreement" means, with respect to a
           ----------------------------------------
Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which the Letter of Credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the applicable Borrower and as are not materially adverse (in the judgment of the Issuing Bank) to the interests of the Lenders; provided, however, in the event of any conflict between the terms
             --------  -------
hereof and of any Letter of Credit Reimbursement Agreement, the terms hereof shall control.

          "Leverage Ratio" means, with respect to any period, the ratio of (i)
           --------------
Indebtedness for Borrowed Money as at the end of such period to (ii) EBITDA for such period; provided that EBITDA for such period shall be multiplied by 2, if
             --------
such period is two fiscal quarters, or by 1.33, if such period is three fiscal quarters.

          "Leverage Ratio Period" means the four fiscal quarter period (or, if
           ---------------------
the period from July 1, 1998 to the last day of such period is less than four fiscal quarters, such two or three fiscal quarter period, as applicable) ending on the last day of any fiscal quarter of the Company covered by any Compliance Certificate.

          "Liabilities and Costs" means all liabilities, obligations,
           ---------------------
responsibilities, losses and damages with respect to or arising out of any of the following: personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, voluntary disclosures made to, or settlements with, the United States Government, suspension, debarment, or proposed debarment from contracting with the United States Government, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement (including, without limitation, any arrangement prohibiting the granting of a Lien to secure the Obligations) of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to (S) 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

          "Liquidity Ratio" means, at any time on a consolidated basis for the
           ---------------
Company and its Subsidiaries, the ratio of (i) accounts receivable at such time plus the net amount of cash and Cash Equivalents at such time to (ii) accounts
----
payable at such time plus accrued wages at such time.
                     ----

          "Loan Account" is defined in Section 2.06(b).
           ------------                ---------------

          "Loan Documents" means this Agreement, the Term Loan Notes, the
           --------------
Revolving Credit Notes, the Borrower Guaranties, the Subsidiary Guaranties, the Contribution Agreement, the Borrower Security Agreements, the Subsidiary Guarantor Security Agreements, the Pledge Agreements, the Letter Agreement, the Letter of Credit Reimbursement Agreements, the Blocked Account Agreements, the other documents executed or delivered pursuant to Sections 5.01(a) and (b) by
                                                  ----------------     ---
the Borrowers or any Restricted Subsidiary, the Interest Rate Contracts, foreign exchange contracts and all other instruments, agreements and written Contractual Obligations between the Borrowers or any Restricted Subsidiary, on the one hand, and any of the Administrative Agent, the Lenders or the Issuing Banks, on the other hand, in each case delivered to either the Administrative Agent, such Lender or such Issuing Bank pursuant to or in connection with the transactions contemplated hereby.

          "Loans" means all the Term Loans, the Revolving Loans, the Swing Loans
           -----
and all Base Rate Loans and Eurodollar Rate Loans.

          "Loan Parties" means each Borrower and each Guarantor.
           ------------

          "Lockboxes" means, collectively, the lockboxes established at the
           ---------
Blocked Account Banks for collection of payments in respect of Receivables or other Collateral; and "Lockbox" means any one of the Lockboxes.
                       -------

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation U.

          "Material Adverse Change" means a material adverse change in the
           -----------------------
business, condition (financial or otherwise), operations, performance or properties of (i) ITC, individually, or the Company and its Subsidiaries taken as a whole, since March 28, 1997 or (ii) each OHM Subsidiary Borrower, individually, since December 31, 1996 or, in the case of Beneco, since June 1, 1997, but only if such OHM Subsidiary Borrower is a Material Subsidiary.

          "Material Adverse Effect" means (i) a material adverse effect upon the
           -----------------------
business, condition (financial or otherwise), operations, performance or properties of (A) ITC, individually, or the Company and its Subsidiaries taken as a whole, since March 28, 1997 or (B) any OHM Subsidiary Borrower, individually, since December 31, 1996 or, in the case of Beneco, since June 1, 1997, but only if such OHM Subsidiary Borrower is a Material Subsidiary; (ii) a material adverse effect upon the ability of the Company and its Subsidiaries to perform their material obligations under the Loan Documents; or (iii) a material adverse effect upon the ability of the Lenders, the Issuing Banks, or the Administrative Agent to enforce the Loan Documents.

          "Material Government Contract" means, as of any date of determination,
           ----------------------------
any Government Contract (or group of related Government Contracts) (i) for which the aggregate gross revenues anticipated to be derived therefrom over the term(s) of such Government Contract(s) exceeds $1,000,000 or (ii) the Receivables with respect to which equals or exceeds $500,000 as of such date.

          "Material Subsidiary" means a wholly owned Subsidiary of the Company
           -------------------
(other than any Unrestricted Subsidiary or any Subsidiary organized under the law of a jurisdiction outside of the United States of America) owning at least five percent (5%) of the consolidated assets or generating at least five percent (5%) of the consolidated gross revenues of the Company and its Subsidiaries.

          "Maximum Amount of Revolving Credit Obligations"  means, at any time,
           ----------------------------------------------
the Revolving Credit Commitments in effect at such time minus the Availability
                                                        -----
Reserves in effect at such time.

          "Maximum Subsidiary/Joint Venture Investment Amount" means, without
           --------------------------------------------------
duplication, (i) the sum of (A) all cash Investments made by the Loan Parties after the Tender Offer Funding Date in any Permitted Joint Venture or any Subsidiary of the Company that is not a Loan Party, (B) the amount of outstanding Accommodation Obligations incurred by the Loan Parties in respect of obligations of any Permitted Joint Venture or any Subsidiary of the Company that is not a Loan Party and (C) the amount of consideration paid by the Loan Parties in connection with Permitted Acquisitions made pursuant to clause (iii) of the definition thereof less (ii) the sum of any cash dividends or other cash
                           ----
distributions (but not intercompany loans) received by the Loan Parties in respect of the Capital Stock of any such Permitted Joint Venture or Subsidiary after the Tender Offer Funding Date.

          "Merger" means the merger of Acquisition with and into OHM, with OHM
           ------
being the surviving corporation, pursuant to the Merger Agreement.

          "Merger Agreement" means the Agreement and Plan Merger dated as of
           ----------------
January 15, 1998 among OHM, the Company and Acquisition as the same may be amended, supplemented or otherwise modified from time to time.

          "Merger Documents" means the (i) Merger Agreement, (ii) the Company
           ----------------
Proxy/Registration Statement, (iii) the Certificate of Merger to be filed in the office of the Secretary of State of Ohio in respect of the Merger, (iv) the Share Repurchase Agreement, (v) the Voting Agreements, (vi) the Option Termination Agreement, and (vii) any and all other agreements and instruments effectuating the Merger or relating to the solicitation of shareholder approval thereof or of the issuance by the Company of Company Common Stock in connection therewith.

          "Merger Funding Date" means the date on which the conditions precedent
           -------------------
in Section 5.01 shall be satisfied or waived, which date shall be no later than
   ------------
270 days after the Tender Offer Funding Date.

          "Minimum Number of Shares" means the minimum number of Shares,
           ------------------------
determined on a fully diluted basis, required to permit Acquisition, acting alone, to approve the Merger, taking into consideration (i) the effects and requirements of applicable law (including, without limitation, the Ohio General Corporation Law) (ii) the Constituent Documents of OHM, (iii) any voting trusts, proxies or similar arrangements that would restrict Acquisition's right to vote any such shares owned by it and (iv) any and all other events and conditions.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by either the Borrowers or any ERISA Affiliate.

          "Net Cash Proceeds" means (i) proceeds received by any Loan Party in
           -----------------
cash or Cash Equivalents from the sale (including, without limitation, any Sale and Leaseback Transaction), assignment or other disposition of any Property, other than sales, assignments and other dispositions of Property between the Loan Parties and sales, assignments and other dispositions permitted under clauses (a) and (c) of Section 9.02, net of (x) the reasonable cash costs of
-----------     ---    ------------
sale, assignment or other disposition and (y) taxes paid or payable as a result thereof; provided that evidence of each of (x) and (y) are provided to the
         --------                          ---     ---
Administrative Agent; (ii) proceeds of insurance on account of the loss of or damage to any such Property or Properties, and payments of compensation for any such Property or Properties taken by condemnation or eminent domain, to the extent such proceeds or payments are required pursuant to Section 8.07 to be
                                                          ------------
applied to prepay the Loans, and (iii) proceeds received after the Tender Offer Funding Date by any Loan Party in cash or Cash Equivalents from (A) the issuance of any Capital Stock by the Company Subsidiaries (other than (1) any such issuance of Company Common Stock occurring in the ordinary course of business to any director, member of the management or employee of the Company or its Subsidiaries pursuant to the Stock Option Plan, (2) any such issuance of Company Common Stock upon exercise of the Carlyle Warrants and (3) any such issuance of Company Common Stock occurring in connection with the Merger), or any other additions to the equity of the Company (other than retained earnings) or any contributions to capital of the Company, or (B) issuance of any Indebtedness by any Loan Party or (except for such Indebtedness permitted under Section 9.01 and
                                                                ------------
any such Indebtedness incurred in connection with Interest Rate Contracts or foreign exchange contracts to the extent the Loan Parties are permitted to enter into such contracts pursuant to the terms hereof), in each case net of costs incurred in connection with such transaction; provided that evidence of such
                                              --------
costs is provided to the Administrative Agent.

          "Non-Excluded Taxes" is defined in Section 3.03(a).
           ------------------                ---------------

          "Non-Material Changes" means, with respect to the terms of any
           --------------------
Transaction Document (other than a Loan Document), amendments, waivers or modifications of such terms that do not change the substance of such document in any material respect and do not, in aggregate, materially and adversely affect the interests of the Agents and the Lenders in the Loans, the Loan Documents or the Collateral.

          "Non Pro Rata Loan" is defined in Section 3.02(b)(v).
           -----------------                ------------------

          "Note" is defined in Section 2.06(a).
           ----                ---------------

          "Notice of Borrowing" means a notice substantially in the form of
           -------------------
Exhibit D.
---------

          "Notice of Continuation/Conversion" means a notice substantially in
           ---------------------------------
the form of Exhibit E.
            ---------

          "NPL" is defined in Section 6.01(q)(H).
           ---                ------------------

          "Obligations" means, to the extent arising hereunder, under the Notes
           -----------
or under any other Loan Document, all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers to any Agent, any Lender, any Issuing Bank, any Affiliate of any Agent, any Lender or any Issuing Bank, or any Person entitled to indemnification pursuant to Section 13.03, of
                                                            -------------
any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, Loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and all liabilities and obligations arising under or in connection with (i) Interest Rate Contracts and foreign exchange contracts in either case entered into between a Borrower and any Lender or any Affiliate of any Lender and (ii) any cash management services provided by any Lender or any Affiliate of any Lender. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Borrowers hereunder, under any other Loan Document, and under any such Interest Rate Contract and foreign exchange contract.

          "Offer to Purchase" shall mean Acquisition's Offer to Purchase for
           -----------------
cash 13,933,000 Shares dated January 16, 1998 and filed with the Commission on such date.

          "Officer's Certificate" means, as to a corporation, a certificate
           ---------------------
executed on behalf of such corporation by an officer or director of such corporation.

          "OHM" is defined in the preamble hereto.
           ---

          "OHM Remediation" is defined in the preamble hereto.
           ---------------

          "OHM SEC Documents"  means, at any time, the most recent Annual Report
           -----------------
of OHM on Form 10-K filed with the Commission, the Quarterly Reports on Form 10-Q and Reports on Form 8-K of OHM filed with the Commission since such most recent Annual Report on Form 10-K and the most recent Annual Report to Shareholders of OHM (including audited financial statements) issued by OHM.

          "OHM Subsidiary Borrowers" means OHM Remediation and Beneco.
           ------------------------

          "OHM Subsidiary Guarantor" means each Material Subsidiary of OHM and
           ------------------------
each other Subsidiary of OHM that becomes a party to a Subsidiary Guaranty.

          "Operating Lease" means, as applied to any Person, any lease of any
           ---------------
property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

          "Option Termination Agreement" means the Option Termination Agreement
           ----------------------------
dated as of January 15, 1998 between OHM and H. Wayne Huizenga as the same may be amended, supplemented or otherwise modified from time to time.

          "Original Credit Agreement" means the Credit Agreement dated as of
           -------------------------
February 25, 1998 among the Company, ITC, Acquisition, the Lenders and Issuing Banks party thereto, the Administrative Agent, the Documentation Agent and the Co-Agent, which agreement shall be amended and restated in its entirety by this Agreement pursuant to Section 13.18(b).
                      ----------------

          "PBGC" means the Pension Benefit Guaranty Corporation and any Person
           ----
succeeding to the functions thereof.

          "Permits" means any permit, approval, authorization license, variance,
           -------
or permission required from a Governmental Authority under an applicable Requirement of Law.

          "Permitted Acquisition" means any acquisition of the equity
           ---------------------
Securities, assets (other than Property acquired in the ordinary course of business) or operations of any Person or the merger of any such Person with and into the Company or any Subsidiary of the Company (with the Company or such Subsidiary, if a Borrower, being the surviving corporation); provided that (i)
                                                             --------
such acquisition or merger is effected at a time when, after giving effect thereto and the related financing thereof the following conditions are satisfied:

     (a) no Event of Default or Default has occurred and is continuing or would occur as a result of such acquisition or merger;

     (b) all representations and warranties of the Company and its Subsidiaries contained in Section 6.02 and any other Loan Document are true and
                       ------------
          correct in all material respects on and as of the date of the proposed acquisition or merger;

     (c)  the average Revolving Credit Availability for the 60 days prior to the proposed acquisition or merger minus the amount of Revolving Loans
                                         -----
          made to finance such acquisition or merger shall not be less than
          $25,000,000;

     (d)  on an historical, pro forma consolidated basis giving effect to the
                            --- -----
          subject acquisition or merger for the twelve (12) consecutive months immediately preceding the closing date for such acquisition or the effective date of such merger, as applicable, the

          Company shall not have failed to perform or observe any covenant of the Company under Article X;
                            ---------

     (e) the purchase price consideration payable in connection with the subject acquisition or merger does not exceed an amount equal to eight
          (8) times the EBITDA of the Person which is the subject of such acquisition or merger for the twelve (12) consecutive months immediately preceding the closing date for such acquisition or the effective date of such merger, as applicable;

     (f) the Person which is the subject of such acquisition or merger shall be engaged in a business activity of a similar or complementary nature to that in which the Company and its Subsidiaries are engaged on the Merger Funding Date;

     (g) the assets subject to the proposed acquisition and the Securities of such Person, if applicable, shall be pledged to the Administrative Agent as additional Collateral in accordance with Sections 8.12 and
                                                            -------------
          8.13; and
          ----

     (h) the board of directors of the Person which is the subject of such acquisition or merger has approved the proposed acquisition or merger;

or (ii) the aggregate consideration of such acquisition or merger, together with all acquisitions or mergers permitted pursuant to this clause (ii), does not exceed $25,000,000 and does not cause the Maximum Subsidiary/Joint Venture Investment Amount to exceed $40,000,000 and such acquisition or merger is effected at a time when, after giving effect thereto and the related financing thereof, the conditions set forth in clause (i)(a), (b), (c), (d), (f), (g) and
                                     ------ ------  ---  ---  ---  ---  ---
(h) above have been met; and provided further, that, in connection with any
---                          -------- -------
proposed acquisition or merger (A) the Company shall have delivered a written notice to the Administrative Agent no less than 10 Business Days (or such shorter period agreed to by the Administrative Agent) prior to the proposed consummation date therefor setting forth the material terms thereof, the source of funding for the purchase price of the proposed acquisition or merger and the identification of any Subsidiary being created or acquired in connection with such acquisition or merger, (B) the Company shall have provided the Administrative Agent and the Lenders such other financial information, financial analysis, documentation or other information relating to such proposed acquisition or merger as the Administrative Agent or the Lenders shall reasonably request and (C) no later than the date of the consummation of the proposed acquisition or merger, the Company shall have delivered to the Administrative Agent an Officer's Certificate stating that each of the conditions set forth above with respect to such acquisition or merger has been satisfied and demonstrating compliance with the conditions specified in clauses
                                                                        -------
(i)(c), (d) and (e), as applicable.
------  ---     ---

          "Permitted Existing Accommodation Obligations" means those
           --------------------------------------------
Accommodation Obligations of the Company and its Subsidiaries identified as such on Schedule 1.01.4.
   ---------------

          "Permitted Existing Indebtedness" means the Indebtedness of the
           -------------------------------
Company and its Subsidiaries identified as such on Schedule 1.01.5.
                                                   ---------------

          "Permitted Existing Investments" means those Investments identified as
           ------------------------------
such on Schedule 1.01.6.
        ---------------

          "Permitted Existing Liens" means the Liens on assets of the Company or
           ------------------------
any of its Subsidiaries identified as such on Schedule 1.01.7.
                                              ---------------

          "Permitted Joint Venture" means (i) the joint ventures identified as
           -----------------------
Schedule 1.01.8 and (ii) any joint venture entered into by the Company or any of
---------------
its Subsidiaries after the Closing Date with any other Person which is engaged in a business activity of a similar or complementary nature to that in which the Company and its Subsidiaries were engaged on the Tender Offer Funding Date, which joint venture may be in the form of a minority Investment in a corporation or limited liability company or in the form of a subsidiary that is a corporation or limited liability company; provided, however, the Company or such
                                          --------  -------
Subsidiary shall not, pursuant to any such joint venture, be under a Contractual Obligation to make Investments or incur Accommodation Obligations after the later of the Merger Funding Date and the initial formation of such joint venture that (A) are not specified in a fixed Dollar amount or by reference to a maximum Dollar amount and (B) would be in violation of any provision of this Agreement.

          "Permitted Preferred Stock" means preferred stock of the Company the
           -------------------------
aggregate proceeds of which do not exceed $150,000,000 (when aggregated with the outstanding principal amount of any Permitted Subordinated Indebtedness incurred pursuant to clause (i) of the definition thereof issued prior to or concurrently with such preferred stock) that is issued by the Company on terms (including, without limitation, as to dividends, mandatory redemption requirements and covenants) acceptable to the Requisite Lenders.

          "Permitted Subordinated Indebtedness" means (i) unsecured Indebtedness
           -----------------------------------
of the Company in an aggregate principal amount not to exceed $150,000,000 (when aggregated with the aggregate proceeds received from the sale of Permitted Preferred Stock issued prior to or concurrently with such Indebtedness) that is subordinated to the payment in full of the Obligations on terms satisfactory to the Requisite Lenders, and is otherwise on terms (including, without limitation, as to tenor, interest, covenants, events of default and Subsidiary guaranties) acceptable to the Requisite Lenders; provided, however, after giving effect to
                                     --------  -------
the incurrence thereof and the application of the proceeds thereof, no Event of Default shall have occurred and be continuing on the date of such incurrence, and (ii) unsecured Indebtedness of the Company that is subordinated to the payment in full of the Obligations and is incurred pursuant to Section
                                                               -------
9.01(j)(ii) and (iii) Indebtedness in respect of the 8% Debentures.
-----------

          "Person" means any natural person, corporation, limited partnership,
           ------
limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

          "Plan" means an employee benefit plan defined in Section 3(3) of ERISA
           ----
in respect of which a Borrower or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreements" means the collective reference to the Pledge
           -----------------
Agreements executed by each of the Loan Parties owning Capital Stock of other Loan Parties or Restricted Subsidiaries in favor of the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "Preferred Stock" means the 6% Preferred Stock and the 7% Preferred
           ---------------
Stock.

          "Process Agent" is defined in Section 13.17(a)(i).
           -------------                -------------------

          "Projections" means the financial forecasts prepared by the management
           -----------
of the Company with respect to the Company and its Subsidiaries on a consolidated basis, dated December 26, 1997 giving effect to the transactions contemplated in the Merger Agreement.

          "Property" means any Real Property or personal property, plant,
           --------
building, facility, structure, underground storage tank or unit, equipment, inventory, general intangibles, Receivable, or other asset owned, leased or operated by the Company or its Subsidiaries, as applicable (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

          "Pro Rata Share" means, with respect to any Lender (including, without
           --------------
limitation, the Swing Bank), (a) with respect to Revolving Loans and Letters of Credit, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment by (ii) the aggregate amount of all Revolving Credit Commitments (in each case, as reduced from time to time in accordance with the provisions of this Agreement), and (b) with respect to Term Loans, the percentage obtained by dividing (i) such Lender's Term Loan Commitment (or after the Merger Funding Date, Term Loans) by (ii) the aggregate amount of all Term Loan Commitments (or after the Merger Funding Date, Term Loans).

          "Protective Advance" is defined in Section 12.09.
           ------------------                -------------

          "Real Property" means all of the Company's and each of its
           -------------
Subsidiaries' respective present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above
                                                  -----------     ----
being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.
             -------------     ----

          "Receivables" means all of the Company's and its Subsidiaries' present
           -----------
and future (i) accounts, (ii) accounts receivable, (iii) rights to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not earned by perfor mance, (iv) all rights in any merchandise or goods which any of the same may represent, and (v) all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

          "Reference Banks" means Citicorp and BankBoston.
           ---------------

          "Register" is defined in Section 13.01(c).
           --------                ----------------

          "Regulation A" means Regulation A of the Federal Reserve Board as in
           ------------
effect from time to time.

          "Regulation D" means Regulation D of the Federal Reserve Board as in
           ------------
effect from time to time.

          "Regulation U" means Regulation U of the Federal Reserve Board as in
           ------------
effect from time to time.

          "Regulation X" means Regulation X of the Federal Reserve Board as in
           ------------
effect from time to time.

          "Reimbursement Date" is defined in Section 2.04(d)(i)(A).
           ------------------                ---------------------

          "Reimbursement Obligations" means, as to the Borrowers, the aggregate
           -------------------------
non-contingent reimbursement or repayment obligations of the Borrowers with respect to amounts drawn under Letters of Credit.

          "Release" means release, spill, emission, leaking, pumping, injection,
           -------
deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

          "Remedial Action" means actions required to (i) clean up, remove,
           ---------------
treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

          "Reportable Event" means any of the events described in Section 4043
           ----------------
of ERISA with respect to which the 30 day notice requirement has not been waived.

          "Requirements of Law" means, as to any Person, the charter and by-laws
           -------------------
or other organizational or governing documents of such Person, and any law, rule or regulation, or deter mination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, U and X, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building, or land use requirement or Permit or labor or employment rule or regulation, including Environmental, Health or Safety Requirements of Law.

          "Requisite Lenders" means, at any time, Lenders holding, in the
           -----------------
aggregate, more than fifty-one percent (51%) of the sum of (i) the then aggregate principal amount of the Term Loans outstanding at such time, and (ii) the then aggregate amount of the Revolving Credit Commitments in effect at such time; provided, however, that, in the event any of the Lenders shall have failed
      --------  -------
to fund its Pro Rata Share of any Loan requested by the Borrowers which such Lenders are obligated to fund under the terms hereof and any such failure has not been cured, then for so long as such failure continues, "Requisite Lenders"
                                                             -----------------
means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Share of such Loans have not been so cured) whose Aggregate Pro Rata Shares represent more than fifty-one percent (51%) of the Aggregate Pro Rata Shares of such Lenders; provided, further, however, that, in the event that the Revolving
              --------  -------  -------
Credit Commitments have been terminated pursuant to the terms hereof, "Requisite
                                                                       ---------
Lenders" means Lenders (without regard to such Lenders' performance of their
-------
respective obligations hereunder) whose Aggregate Pro Rata Shares are greater than fifty-one percent (51%).

          "Restricted Junior Payment" means (i) any dividend or other
           -------------------------
distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Company or any of its Subsidiaries now or hereafter outstanding,
(iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to; and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to; any Permitted Subordinated Indebtedness or any other Indebtedness or other obligations of the Company expressly subordinated to the Obligations, and (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Company or any of its Subsidiaries now or hereafter outstanding.

          "Restricted Subsidiary" mean a Subsidiary of the Company that is not
           ---------------------
an Unrestricted Subsidiary.

          "Revolving Credit Availability" means, at any particular time, an
           -----------------------------
amount equal to the Maximum Amount of Revolving Credit Obligations at such time minus the Revolving Credit Obligations outstanding at such time.
-----

          "Revolving Credit Commitment" means, with respect to any Lender, the
           ---------------------------
obligation of such Lender to make Revolving Loans and to participate in Letters of Credit and Swing Loans pursuant to the terms and conditions hereof, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolving Credit Commitment" on Schedule 1.01.1, as such
                                                   ---------------
schedule may be amended or modified from time to time pursuant to the terms hereof or to give effect to any applicable Assignment and Acceptance, and

"Revolving Credit Commitments" means the aggregate principal amount of the
-----------------------------
Revolving Credit Commitments of all the Lenders, the maximum amount of which shall not exceed a principal amount of $150,000,000, as reduced from time to time pursuant to the terms hereof.

          "Revolving Credit Lender" is defined in Section 2.02(a).
           -----------------------                ---------------

          "Revolving Credit Notes" means the Notes evidencing the Borrowers'
           ----------------------
Obligations to repay the Revolving Loans.

          "Revolving Credit Obligations" means, at any particular time, the sum
           ----------------------------
of (i) the outstanding principal amount of the Revolving Loans at such time, plus (ii) the Letter of Credit Obligations, outstanding at such time, plus (iii)
----                                                                  ----
the outstanding principal amount of the Swing Loans at such time.

          "Revolving Credit Sublimit" means, with respect to any Borrower, the
           -------------------------
amount set forth below opposite the name of such Borrower, which amount is the maximum amount of Revolving Credit Obligations available to be extended to such Borrower on and after the Merger Funding Date:


          Borrower             Amount
          --------             ------

          The Company          $ 10,000,000
          ITC                   150,000,000
          OHM                    10,000,000
          OHM Remediation        50,000,000
          Beneco               $ 50,000,000;

provided, however, the Revolving Credit Sublimit of any Borrower may be adjusted
--------  -------
at the request of such Borrower by written notice of such request to the Administrative Agent and the acceptance of such request by the Administrative Agent in its reasonable discretion.

          "Revolving Credit Termination Date" means the earlier to occur of (i)
           ---------------------------------
the date of termination of the Revolving Credit Commitments pursuant to the terms hereof and (ii) the sixth anniversary of the Merger Funding Date.

          "Revolving Loan" is defined in Section 2.02(a).
           --------------                ---------------

          "Sale and Leaseback Transaction" means, with respect to any Person,
           ------------------------------
any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser thereof by such Person or one of its Subsidiaries.

          "SEC Documents" means the Company SEC Documents and OHM SEC Documents.
           -------------

          "Securities" means any stock, shares, voting trust certificates,
           ----------
bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time, and any successor statute.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended from time to time, and any successor statute.

          "Senior Debt Leverage Ratio" means, with respect to any period, the
           --------------------------
ratio of (i) Indebtedness for Borrowed Money as at the end of such period minus
                                                                          -----
Permitted Subordinated Indebtedness as at the end of such period to (ii) EBITDA for such period.

          "Senior Notes" means those certain 8.67% Guaranteed Senior Secured
           ------------
Notes of ITC in an aggregate principal amount of $65,000,000, issued pursuant to several Note Purchase Agreements each dated as of October 24, 1995, among ITC and the other purchasers thereto.

          "7% Preferred Stock" means the 7% Cumulative Convertible Exchangeable
           ------------------
Preferred Stock, par value $100 per share, of the Company.

          "Share Repurchase Agreement" means the Share Repurchase Agreement
           --------------------------
dated as of January 15, 1998 and amended and restated as of February 11, 1998 and February 17, 1998 among OHM, Waste Management, Inc., a Delaware corporation, Rust International Inc, a Delaware corporation and the Company.

          "Shares" means the shares of common stock, par value $0.10 per share
           ------
of OHM.

          "6% Preferred Stock" means the 6% Cumulative Convertible Participating
           ------------------
Preferred Stock, par value $100 per share, of the Company.

          "Solvent", when used with respect to any Person, means that at the
           -------
time of determination:

          (i) the fair market value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

          (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

          (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

          (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Specified Merger-Related Charges" means those amounts deducted in the
           --------------------------------
determination of Consolidated Net Income relating to those charges identified on
Schedule 1.01.09 incurred by the Company and its Subsidiaries in connection with
----------------
the Tender Offer and the Merger and the other transactions contemplated in the Merger Documents.

          "Standby Letter of Credit" means any letter of credit issued by an
           ------------------------
Issuing Bank pursuant to Section 2.04 for the account of a Borrower or a
                         ------------
Restricted Subsidiary, which is not a Commercial Letter of Credit.

          "Subsidiary" of a Person means any corporation or other entity of
           ----------
which equity Securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

          "Subsidiary Guarantor" means Universal Professional Insurance
           --------------------
Corporation ("UPIC"), IT Tulsa Holdings, Inc., Gradient Corporation, IT E & C
              ----
Operations, Inc., Pacific Environmental Group, Inc., each OHM Subsidiary Guarantor, each other Material Subsidiary of the Company and each other Subsidiary of the Company that becomes a party to a Subsidiary Guaranty, subject, in the case of UPIC, to the receipt of regulatory approval.

          "Subsidiary Guarantor Security Agreements" means the collective
           ----------------------------------------
reference to the Subsidiary Guarantor Security Agreements executed by each of the Subsidiary Guarantors, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiary Guaranty" means the collective reference to each
           -------------------
Subsidiary Guaranty substantially in the form of Exhibit C executed by each of
                                                 ---------
the Subsidiary Guarantors, as the same may be amended, supplemented or otherwise modified from time to time.

          "Swing Loan" is defined in Section 2.05(a).
           ----------                ---------------

          "Swing Loan Availability" is defined in Section 2.05(a).
           -----------------------                ---------------

          "Swing Loan Bank" means Citicorp, in its individual capacity or, in
           ---------------
the event Citicorp is not the Administrative Agent, the Administrative Agent (or any Affiliate of the Administrative Agent designated by the Administrative Agent), in its individual capacity.

          "Swing Loan Note" means one or more notes evidencing the Borrower's
           ---------------
Obligation to repay the Swing Loans.

          "Tender Offer" means the cash tender offer by Acquisition for
           ------------
13,933,000 Shares for a purchase price per Share equal to $11.50 and on such other terms set forth in the Offer to Purchase.

          "Tender Offer Documents" means (i) the Offer to Purchase and the
           ----------------------
related Letter of Transmittal, (ii) all documents filed by or on behalf of Acquisition or the Company or their respective Affiliates with the Commission in connection with the Tender Offer and (iii) any amendments to any of the foregoing.

          "Tender Offer Funding Date"  means February 25, 1998, the date on
           -------------------------
which the purchase of Shares in the Tender Offer was consummated by Acquisition and the funding of the Tender Offer Loans occurred.

          "Tender Offer Loan" is defined in Section 2.01(a).
           -----------------                ---------------

          "Term Loan" is defined in Section 2.03(a).
           ---------                ---------------

          "Term Loan Borrower" means each Borrower that borrows Term Loans on
           ------------------
the Merger Funding Date.

          "Term Loan Commitments" means, with respect to any Lender, the
           ---------------------
obligation of such Lender to make Term Loans pursuant to the terms and conditions hereof, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Term Loan Commitment" on Schedule
                                                                        --------
1.01.1,  as such schedule may be amended or modified from time to time pursuant
------
to the terms hereof or to give effect to any applicable Assignment and Acceptance, and "Term Loan Commitments" means the aggregate principal amount of
                 ---------------------
the Term Loan Commitments of all the Lenders, the maximum amount of which shall not exceed a principal amount of $228,000,000.

          "Term Loan Lender" means each Lender to which Obligations under the
           ----------------
Term Loans are owing.

          "Term Loan Maturity Date" means the date which is the eighth
           -----------------------
anniversary of the Merger Funding Date.

          "Term Loan Notes" means notes evidencing the Borrowers' Obligations to
           ---------------
repay the Term Loans.

          "Termination Event" means (i) a Reportable Event with respect to any
           -----------------
Benefit Plan; (ii) the withdrawal of any Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which such Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of at least 20% of Benefit Plan participants who are employees of any Borrower or any ERISA Affiliate; (iii) the imposition of an obligation on any Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC or any foreign Governmental Authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (v) any event or condition which could reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) a foreign Governmental Authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or (vii) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

          "Transaction Costs" means the fees, costs and expenses payable by the
           -----------------
Borrowers in connection with the execution, delivery and performance of the Transaction Documents.

          "Transaction Documents" means the Loan Documents, the Tender Offer
           ---------------------
Documents and the Merger Documents.

          "Uniform Commercial Code" means the Uniform Commercial Code as enacted
           -----------------------
in the State of New York, as it may be amended from time to time.

          "Unrestricted Subsidiary" means (i) each Subsidiary of the Company
           -----------------------
identified on Schedule 1.01.10, (ii) each Permitted Joint Venture and (iii) each
              ----------------
other Subsidiary of the Company (that is not a Borrower or Subsidiary Guarantor) designated as such in writing to the Administrative Agent and approved by the Requisite Lenders.

          "Unused Commitment Fee" is defined in Section 4.03(b).
           ---------------------                ---------------

          "Unused Commitment Fee Rate" means at all times during the applicable
           --------------------------
periods set forth below, the applicable rate per annum set forth below under the heading "Unused Commitment Fee":

--------------------------------------------------------------------------
               LEVERAGE RATIO                                UNUSED
                                                         COMMITMENT FEE
==========================================================================
Greater than or equal to 4.00 to 1                             0.50%
--------------------------------------------------------------------------
Greater than or equal to 3.75 to 1 but less than 4.00 to 1    0.375%
--------------------------------------------------------------------------
Greater than or equal to 3.25 to 1 but less than 3.75 to 1     0.35%
--------------------------------------------------------------------------
Greater than or equal to 2.75 to 1 but less than 3.25 to 1     0.30%
--------------------------------------------------------------------------
Less than 2.75 to 1                                            0.25%
--------------------------------------------------------------------------

The Leverage Ratio used to compute the Unused Commitment Fee Rate shall be the Leverage Ratio for the most recently ended Leverage Ratio Period covered by the Compliance Certificate in respect of such Leverage Ratio Period delivered by the Loan Parties to the Administrative Agent pursuant to Section 7.01(d); changes in
                                                     ---------------
the Unused Commitment Fee Rate resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrowers to the Administrative Agent of a new Compliance Certificate in respect of a subsequent Leverage Ratio Period pursuant to Section 7.01(d). Notwithstanding anything to the contrary
                   ---------------
set forth in this Agreement (including the then effective Leverage Ratio), the Unused Commitment Fee Rate shall be 0.375% per annum for the period commencing on the Merger Funding Date and ending on the date that the Borrowers deliver the Compliance Certificate in respect of the Company's second full fiscal quarter after the Merger Funding Date. If the Borrowers shall fail to deliver a Compliance Certificate within the time required pursuant to Section 7.01(d) (or
                                                            ---------------
within any additional period of up to five Business Days that may be approved by the Administrative Agent in its discretion), the Unused Commitment Fee Rate from and including the first day such Compliance Certificate was required to be delivered to but not including the date the Borrowers deliver to the Administrative Agent such Compliance Certificate shall conclusively equal the highest Unused Commitment Fee Rate set forth above.

          "Voting Agreements" means (i) the Parent Voting Agreement dated as of
           -----------------
January 15, 1998, among the Company, certain stockholders of the Company party thereto and OHM, and (ii) the Company Voting Agreement dated as of January 15, 1998 among the Company, OHM and certain shareholders of OHM, as each of the same may be amended, supplemented or otherwise modified from time to time.

          "Voting Stock" means, with respect to any Person, securities with
           ------------
respect to any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or membership interest has voting power by reason of any contingency) to vote in the election of members of the board of directors or management committee of such Person.

          "Working Capital" means, as at any date of determination, the excess,
           ---------------
if any, of (i) the Borrowers' and their Subsidiaries' consolidated current assets (excluding cash and Cash Equivalents) for such period over (ii) the Borrowers' and their Subsidiaries' consolidated current liabilities for such period, except for the following: Revolving Credit Obligations to the extent included in current liabilities and current portions of long-term liabilities as of such date and all long-term pension, post-retiree medical benefits and deferred tax assets and liabilities.

          1.02.  Computation of Time Periods.   In this Agreement, in the
                 ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period; provided that if such period commences on the last day
                          --------
of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

          1.03.  Accounting Terms; Calculations.  Subject to Section 13.04, for
                 ------------------------------              -------------
purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. For purposes of calculations of all financial covenants pursuant to this Agreement, (i) the Company's interest in OHM and its Subsidiaries prior to the Merger Funding Date shall be accounted for according to the equity method of accounting, (ii) all such calculations shall be adjusted to exclude the impact thereon of the financial performance, assets or liabilities of the Unrestricted Subsidiaries and (iii) the Company's Fiscal Year shall be deemed to have been changed as described in the proviso to Section 9.16 on the Merger Funding Date.
                            ------------

          1.04.  Other Definitional Provisions.  References to "Articles",
                 -----------------------------
"Sections", "subsections", "Schedules" and "Exhibits" shall be to Articles, Sections, subsections, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          1.05.  Other Terms.  All other terms contained herein shall, unless
                 -----------
the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.

                                  ARTICLE II.
                           AMOUNTS AND TERMS OF LOANS

          2.01.  The Tender Offer Loans.  (a)  Amount of Tender Offer  Loans.
                 ----------------------        -----------------------------
On the Tender Offer Funding Date each Tender Offer Loan Lender (as defined in the Original Credit Agreement) made a Tender Offer Loan (each individually, a "Tender Offer Loan" and, collectively, the "Tender Offer Loans"), in Dollars, to
------------------                          ------------------
Acquisition in an amount equal to such Lender's Pro Rata Share (as defined in the Original Credit Agreement) of $80,000,000.

          (b) Repayment of the Tender Offer Loans.  The Tender Offer Loans shall
              -----------------------------------
be paid in full on the Merger Funding Date with proceeds of the Term Loans and Revolving Loans to be made on such date.

          2.02.  Revolving Credit Facility.  (a)  Subject to the terms and
                 -------------------------
conditions set forth herein, each Lender with a Revolving Credit Commitment

("Revolving Credit Lender") hereby severally and not jointly agrees to make
-------------------------
revolving loans, in Dollars (each individually, a "Revolving Loan" and,
                                                   --------------
collectively, the "Revolving Loans") to the Borrowers from time to time during
                   ---------------
the period from the Merger Funding Date to the Business Day next preceding the Revolving Credit Termination Date, in an amount not to exceed at any time such Lender's Pro Rata Share of the Revolving Credit Commitments at such time;

provided, however, (i) at no time shall the aggregate principal amount of all
--------  -------
Revolving Credit Obligations outstanding at any time exceed the Maximum Amount of Revolving Credit Obligations at such time and (ii) at no time shall the aggregate principal amount of all Revolving Credit Obligations outstanding any time owing by any Borrower after the Merger Funding Date exceed such Borrower's Revolving Credit Sublimit (to the extent applicable). All Revolving Loans comprising the same Borrowing hereunder shall be made by such Lenders simultaneously and proportionately to their then respective Revolving Credit Commitments. Subject to the provisions hereof (including, without limitation,
Section 5.02), the Borrowers, as the case may be, may repay any outstanding
------------
Revolving Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.02(a) at the time
                                                     ---------------
of such Borrowing, until the Business Day next preceding the Revolving Credit Termination Date. On the Merger Funding Date (i) the Revolving Loans outstanding on such date shall be repaid in full from proceeds of Term Loans and/or new Revolving Loans made on such date, (ii) the Revolving Credit Commitments shall be reduced from an aggregate amount of $160,000,000 to an aggregate amount of $150,000,000, (iii) the Revolving Credit Commitment of each Revolving Credit Lender party to the Original Credit Agreement shall be adjusted from such Lender's Pro Rata Share (as defined in the Original Credit Agreement) of $160,000,000 to the amount set forth opposite such Lender's name under the heading "Revolving Credit Commitment" on Schedule 1.01.1, and (iv) each
                                         ---------------
Revolving Credit Lender becoming a party to this Agreement on the Merger Funding Date shall be deemed to have assumed from the Revolving Credit Lenders party to the Original Credit Agreement a Revolving Credit Commitment equal to the amount set forth opposite such Lender's name under the heading "Revolving Credit Commitment" on Schedule 1.01.1.
               ---------------

          (b) Notice of Borrowing.  When a Borrower desires to borrow under this
              -------------------
Section 2.02, it shall deliver to the Administrative Agent an irrevocable Notice
------------
of Borrowing, signed by it, (x) on the Merger Funding Date, in the case of a Borrowing of Revolving Loans on the Merger Funding Date and (y) in the case of a Borrowing on any other date no later than 1:00 p.m. (New York time) (I) on the Business Day next preceding the proposed Revolving Loan Funding Date, in the case of a Borrowing of Base Rate Loans and (II) at least three (3) Business Days in advance of the proposed Revolving Loan Funding Date, in the case of a Borrowing of Eurodollar Rate Loans. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the aggregate amount of the proposed Borrowing, (iii) in the case of a Borrowing by more than one Borrower, the amount of the proposed Borrowing allocable to each such Borrower, (iv) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (v) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period and (vi) instructions for the disbursement of the proceeds of the proposed Borrowing. In lieu of delivering such a Notice of Borrowing (except with respect to a Borrowing on the Merger Funding Date), the applicable Borrower may give the Administrative Agent irrevocable telephonic notice of any proposed Borrowing by the time required for Notices of Borrowing under this Section 2.02(b) and shall confirm such notice by delivery of the
           ---------------
Notice of Borrowing by telecopy to the Administrative Agent promptly, but in no event later than 3:00 p.m. (New York time) on the same day. The Revolving Loans made on the Merger Funding Date shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 4.01(c) and subject to the conditions
                                ---------------
and limitations therein set forth and set forth in Section 4.02.
                                                   ------------

          (c)  Making of Revolving Loans.  (i)  Promptly after receipt of a
               -------------------------
Notice of Borrowing under Section 2.02(b) (or telephonic notice in lieu
                          ---------------
thereof), the Administrative Agent shall notify each Revolving Credit Lender by telecopy (or other similar form of transmission) of the proposed Borrowing.
Each Revolving Credit Lender shall deposit an amount equal to its respective Pro Rata Share of the amount requested by the Borrowers to be made as Revolving Loans with the Administrative Agent at its office in New York, New York, in immediately available funds, (A) on the Merger Funding Date with respect to Revolving Loans to be made on the Merger Funding Date and (B) not later than 1:00 p.m. (New York time) on the Revolving Loan Funding Date specified in the applicable Notice of Borrowing for Revolving Loans to be made on any other date. Subject to the fulfillment of the conditions precedent set forth in Section 5.01
                                                                    ------------
and/or Section 5.02, as applicable, the Administrative Agent shall make the
       ------------
proceeds of such amounts received by it from the Lenders available to the applicable Borrowers at the Administrative Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds to the applicable Disbursement Account or otherwise in accordance with such Borrowers' disbursement instructions set forth in the applicable Notice of Borrowing. The failure of any Revolving Credit Lender to deposit the amount described above (or required to be paid pursuant to
Section 2.05(d)) with the Administrative Agent on the applicable Funding Date
---------------
shall not relieve any other Revolving Credit Lender of its obligations hereunder to make its Revolving Loan on such Funding Date. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Revolving Loan hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of any such failure.

          (ii) Unless the Administrative Agent shall have been notified by any Revolving Credit Lender on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing of Revolving Loans that such Lender does not intend to fund its Revolving Loan requested to be made on such Funding Date, the Administrative Agent may assume that such Lender has funded its Revolving Loan and is depositing the proceeds thereof with the Administrative Agent on such Funding Date, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the applicable Borrowers on such Funding Date. If the Revolving Loan proceeds corresponding to that amount are advanced to such Borrowers by the Administrative Agent but are not in fact deposited with the Administrative Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition the Borrowers agree to repay, to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the applicable Borrowers until the date such amount is paid or repaid to the Administrative Agent, (A) in the case of such Borrowers, at the interest rate applicable to such Borrowing and (B) in the case of such Lender, at the Federal Funds Rate for the first Business Day, and thereafter at the interest rate applicable to such Borrowing. If such Lender shall pay to the Administrative Agent the corresponding amount, the amount so paid shall constitute such Lender's Revolving Loan, and if both such Lender and the applicable Borrowers shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to the applicable Borrowers such corresponding amount. This Section
                                                                         -------
2.02(c)(ii) does not relieve any Revolving Credit Lender of its obligation to
-----------
make its Revolving Loan on any Funding Date.

          (d) Use of Proceeds of Revolving Loans.  The proceeds of the Revolving
              ----------------------------------
Loans may be used for the following purposes: (i) on the Merger Funding Date,
(A) to fund the consummation of the transactions contemplated by the Merger Agreement, (B) to repay any Tender Offer Loans and Revolving Loans then outstanding and (C) to pay Transaction Costs up to an aggregate principal amount of $33,000,000 (including any such costs paid on or prior to the Tender Offer Funding Date or pursuant to Section 2.03(e)) and (ii) from and after the Merger
                            ---------------
Funding Date, to fund working capital in the ordinary course of the business of the Company and its Subsidiaries and for other lawful general corporate purposes not prohibited hereunder, including without limitation, payments required to be made in connection with Permitted Acquisitions.

          (e) Revolving Credit Termination Date.  The Revolving Credit
              ---------------------------------
Commitments shall terminate, and all outstanding Revolving Credit Obligations shall be paid in full (or, in the case of unmatured Letter of Credit Obligations, provision for payment in cash shall be made to the satisfaction of the Issuing Banks and the Requisite Lenders), on the Revolving Credit Termination Date. Each Lender's obligation to make Revolving Loans shall terminate on the Business Day next preceding the Revolving Credit Termination Date.

          2.0  The Term Loans.  (a)  Amount of Term Loans.  Subject to the terms
               --------------        --------------------
and conditions set forth herein, each Lender with a Term Loan Commitment ("Term
                                                                           ----
Loan Lender") hereby severally and not jointly agrees to make, on the Merger
-----------
Funding Date, a Term Loan (each individually, a "Term Loan" and, collectively,
                                                 ---------
the "Term Loans"), in Dollars, to each Term Loan Borrower in an aggregate amount
     ----------
equal to such Lender's Pro Rata Share of the Term Loan Commitments. The aggregate amount of Term Loans made by the Lenders to each Term Loan Borrower shall be reflected in the Notice of Borrowing delivered pursuant to Section
                                                                    -------
2.03(b) and shall be acceptable to the Administrative Agent.  On the Merger
-------
Funding Date (i) the Term Loan Commitment of each Lender party to the Original Credit Agreement shall be adjusted from such Lender's Pro Rata Share (as defined in the Original Credit Agreement) of $228,000,000 to the amount set forth opposite such Lender's name under the heading "Term Loan Commitment" on Schedule
                                                                        --------
1.01.1, and (ii) each Term Loan Lender becoming a party to this Agreement on the
------
Merger Funding Date shall be deemed to have assumed from the Lenders party to the Original Credit Agreement a Term Loan Commitment equal to the amount set forth opposite such Lender's name under the heading "Term Loan Commitment" on

Schedule 1.01.1.
---------------

          (b) Notice of Borrowing in respect of Term Loans.  Each Term Loan
              --------------------------------------------
Borrower shall deliver to the Administrative Agent a Notice of Borrowing, signed by each of them, on the Merger Funding Date. Such Notice of Borrowing shall specify (i) the aggregate amount of the Term Loans, (ii) the amount of the Term Loans allocable to each Term Loan Borrower and (iii) instructions for the disbursement of the proceeds of the Term Loans. The Term Loans shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 4.01(c)
                                                               ---------------
and subject to the conditions and limitations therein set forth and set forth in
Section 4.02.  Any Notice of Borrowing given pursuant to this Section 2.03(b)
------------                                                  ---------------
shall be irrevocable.

          (c) Making of Term Loans.   Promptly after receipt of the Notice of
              --------------------
Borrowing under Section 2.03(b) in respect of the Term Loans, the Administrative
                ---------------
Agent shall notify each Lender by telecopy (or other similar form of transmission) of each of the proposed Borrowings. Each Term Loan Lender shall deposit, on the Merger Funding Date, an amount equal to its Pro Rata Share of the Term Loans with the Administrative Agent at its office in New York, New York, in immediately available funds. Subject to the fulfillment of the conditions precedent set forth in Section 5.01, the Administrative Agent shall
                                  ------------
make the proceeds of such amounts received by it available to the Term Loan Borrowers at the Administrative Agent's office in New York, New York on the Merger Funding Date and shall disburse such proceeds in accordance with such Term Loan Borrowers' disbursement instructions set forth in such Notice of Borrowing. The failure of any

Lender to deposit the amount described above with the Administrative Agent on the Merger Funding Date shall not relieve any other Lender of its obligations hereunder to make its Term Loan on the Merger Funding Date. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan hereunder nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of any such failure.

          (d) Repayment of the Term Loans.  (i)   The Term Loans shall be
              ---------------------------
repayable in twelve (12) consecutive semi-annual installments of $2,250,000 in the aggregate each, beginning on the date which is six months after the Merger Funding Date and continuing on the last day of each six-month period thereafter to the sixth anniversary of the Merger Funding Date and the remainder of the Term Loans shall be repayable in eight (8) consecutive equal quarterly installments beginning on last day of the first three-month period ending after the sixth anniversary of the Merger Funding Date and continuing on the last day of each three-month period ending thereafter to the Term Loan Maturity Date. Each Term Loan Borrower shall pay that portion of each installment of the Term Loans equal to its proportionate share of the Term Loans on the Merger Funding Date.

          (ii) In addition to the scheduled payments on the Term Loans, the Term Loan Borrowers may make the voluntary prepayments described in Section
                                                                    -------
3.01(a)(i) and shall make the mandatory prepayments prescribed in Section
----------                                                        -------
3.01(b), for credit against the Term Loans pursuant to Section 3.01(a)(i) or
-------                                                ------------------
Section 3.01(b)(iv), as applicable.  Any amount paid in respect of the Term
-------------------
Loans may not be reborrowed.

          (e) Use of Proceeds of Term Loans.  The proceeds of the Term Loans may
              -----------------------------
be used solely for the following purposes: (i) to repay any Tender Offer Loans outstanding on the Merger Funding Date, (ii) to repay in full amounts owing under the Existing OHM Credit Agreement, (iii) to pay Transaction Costs up to an aggregate principal amount of $33,000,000 (including any such costs paid on or prior to the Tender Offer Funding Date or pursuant to Section 2.02(d)) and (iv)
                                                      ---------------
to fund working capital in the ordinary course of business of the Company and its Subsidiaries and for other lawful general corporate purposes not prohibited hereunder.

          2.04.  Letters of Credit.  Subject to the terms and conditions set
                 -----------------
forth herein, each Issuing Bank hereby severally agrees to Issue one or more Letters of Credit, for the account of any Borrower or for the account of any Restricted Subsidiary of such Borrower if such Borrower is jointly and severally liable for reimbursements of amounts drawn under such Letter of Credit, one or more Letters of Credit, subject to the following provisions:

          (a) Types and Amounts.  An Issuing Bank shall not have any obligation
              -----------------
to Issue, and shall not Issue any Letter of Credit at any time:

          (i) if the aggregate Letter of Credit Obligations with respect to such Issuing Bank, after giving effect to the Issuance of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

          (ii) if the Issuing Bank receives written notice (A) from the Administrative Agent at or before 11:00 a.m. (New York time) on the date of the proposed Issuance of such Letter of Credit that immediately after giving effect to the Issuance of such Letter of Credit, (I) the Letter of Credit Obligations at such time would exceed the amount of the L/C Subfacility in effect at such time or (II) the Revolving Credit Obligations at such time would exceed the Maximum Amount of Revolving Credit Obligations at such time, or (B) from any of the Lenders at or before 11:00 a.m. (New York time) on the date of the proposed Issuance of such Letter of Credit that one or more of the conditions precedent contained in Sections
                                                                      --------
     5.01 or 5.02, as applicable, would not on such date be satisfied (or waived
     ----    ----
     pursuant to Section 13.07), unless such conditions are thereafter satisfied
                 -------------
     or waived and written notice of such satisfaction or waiver is given to the Issuing Bank by the Administrative Agent (and an Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Sections 5.01 or 5.02 as applicable, have
                                       -------------    ----
     been satisfied or waived);

          (iii) which has an expiration date later than the earlier of (A) the date one (1) year after the date of issuance (without regard to any automatic renewal provisions thereof) or (B) the Business Day next preceding the Revolving Credit Termination Date;

          (iv) with respect to such proposed Letters of Credit denominated in an Alternative Currency if the Issuing Bank receives written notice from the Administrative Agent at or before 11:00 a.m. (New York time) on the date of the proposed issuance of such Letters of Credit that immediately after giving effect to the issuance of such Letter of Credit the Letter of Credit Obligations at such time in respect of outstanding Letters of Credit denominated in Alternative Currencies would exceed $5,000,000; or

          (v) which is in a currency other than Dollars or an Alternative Currency in which such Issuing Bank is then issuing letters of credit.

          (b) Conditions.  In addition to being subject to the satisfaction of
              ----------
the conditions precedent contained in Sections 5.01 and 5.02 as applicable, the
                                      -------------     ----
obligation of an Issuing Bank to Issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

          (i) if the Issuing Bank so requests, the applicable Borrower or, in the case of Letters of Credit Issued for the account of a Restricted Subsidiary, the applicable Borrower and such Subsidiary, shall have executed and delivered to such Issuing Bank and the Administrative Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof; and

          (ii) the terms of the proposed Letter of Credit shall be satisfactory to the Issuing Bank in its sole discretion.

          (c) Issuance of Letters of Credit.  (i)  The applicable Borrower shall
              -----------------------------
give an Issuing Bank and the Administrative Agent written notice that it has selected such Issuing Bank to Issue a Letter of Credit not later than 11:00 a.m. (New York time) on the third Business Day preceding the requested date for Issuance thereof hereunder, or such shorter notice as may be acceptable to such Issuing Bank and the Administrative Agent. Such notice shall be irrevocable unless and until such request is denied by the applicable Issuing Bank and shall specify (A) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (B) the stated amount of the Letter of Credit requested, (C) the effective date (which shall be a Business Day) of Issuance of such Letter of Credit, (D) the date on which such Letter of Credit is to expire, (E) the Person for whose benefit such Letter of Credit is to be Issued, (F) other relevant terms of such Letter of Credit and (G) the amount of the then outstanding Letter of Credit Obligations. Such Issuing Bank shall notify the Administrative Agent immediately upon receipt of a written notice from a Borrower requesting that a Letter of Credit be Issued and, upon the Administrative Agent's request therefor, send a copy of such notice to the Administrative Agent.

          (ii) The applicable Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the Issuance of a Letter of Credit (which notice the Administrative Agent shall promptly transmit by telegram, telex, telecopy, telephone or similar transmission to each Lender).

          (d) Reimbursement Obligations; Duties of Issuing Banks.  (i)
              --------------------------------------------------
Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement:

          (A) the applicable Borrower shall reimburse, or cause its Restricted Subsidiary for whose account a Letter of Credit is issued to reimburse, the applicable Issuing Bank for amounts drawn under such Letter of Credit pursuant to subsection (d)(ii) below, in Dollars (or the applicable
                 ------------------
     Alternative Currency, as the case may be), no later than the date (the "Reimbursement Date") which is one (1) Business Day after such Borrower
     -------------------
     receives written notice from such Issuing Bank that payment has been made under such Letter of Credit by such Issuing Bank; and

          (B) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate applicable in accordance with Section
                                                                   -------
     4.01(a)(i) from the date of the relevant drawing under such Letter of
     ----------
     Credit until the Reimbursement Date and thereafter at the rate applicable in accordance with Section 4.01(d).
                        ---------------

          (ii) The applicable Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit Issued by it and the payment (or the failure to pay when due) by a Borrower or its Subsidiary on account of a Reimbursement Obligation.

          (iii) No action taken or omitted in good faith by an Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall put such Issuing Bank under any resulting liability to any Lender, any Borrower, any of the Borrowers' Subsidiaries or, so long as it is not Issued in violation of Section 2.04(a), relieve any Revolving Credit Lender
                           ---------------
of its obligations hereunder to such Issuing Bank. Solely as between the Issuing Banks and such Lenders, in determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation to the Revolving Credit Lenders other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

          (e)  Participations.  (i)  Immediately upon Issuance by an Issuing
               --------------
Bank of any Letter of Credit in accordance with the procedures set forth in this
Section 2.04, each Revolving Credit Lender shall be deemed to have irrevocably
------------
and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Lender's Pro Rata Share of the Revolving Credit Commitments, including, without limitation, all obligations of the Borrowers with respect thereto (other than amounts owing to such Issuing Bank under
Section 2.04(g)) and any security therefor and guaranty pertaining thereto.
---------------

          (ii) If any Issuing Bank makes any payment under any Letter of Credit and a Borrower or the Subsidiary of the Borrower for whose account such Letter of Credit was Issued does not repay such amount to such Issuing Bank on the Reimbursement Date, such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Credit Lender, and each such Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank, in immediately available funds, the amount (or Dollar Equivalent thereof if such payment was made in an Alternative Currency) of such Lender's Pro Rata Share of such payment (net of that portion of such payment, if any, made by such Lender in its capacity as an Issuing Bank), and the Administrative Agent shall promptly pay to such Issuing Bank such amounts received by it, and any other amounts received by the Administrative Agent for such Issuing Bank's account, pursuant to this Section 2.04(e). All such
                                              ---------------
payments shall constitute Revolving Loans made to the applicable Borrowers pursuant to Section 2.02 (irrespective of the satisfaction of the conditions in
            ------------
Sections 5.01 and 5.02  or the requirement in Section 2.02(b) to deliver a
-------------     ----                        ---------------
Notice of Borrowing which conditions and requirement, for the purpose of refunding any Reimbursement Obligation owing to any Issuing Bank, the Revolving Credit Lenders irrevocably waive). If a Revolving Credit Lender does not make its Pro Rata Share of the amount (or Dollar Equivalent thereof if such payment was made in an Alternative Currency) of such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent for the account of the applicable Issuing Bank, forthwith on demand, such amount together with interest thereon, for the first Business Day after the date such payment was first due at the Federal Funds Rate, and thereafter at the interest rate then applicable in accordance with Section 4.01(a). The failure of any
                                        ---------------
such Lender to make available to the Administrative Agent for the account of an Issuing Bank its Pro Rata Share of any such payment shall neither relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank such other Lender's Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Revolving

Credit Lender to make such payment to the Administrative Agent. This Section does not relieve any Lender of its obligation to purchase Pro Rata Share participations in Letters of Credit; nor does this Section relieve any Borrower of its obligation to pay or repay any Issuing Bank funding its Pro Rata Share of such payment pursuant to this Section interest on the amount of such payment from such date such payment is to be made until the date on which payment is repaid in full.

          (iii) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which any Revolving Credit Lender has made a Revolving Loan pursuant to clause (ii) of this Section, such Issuing Bank shall promptly pay to the Administrative Agent such payment in accordance with Section 3.02. Each such payment shall be made
                                ------------
by such Issuing Bank or the Administrative Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

          (iv) Upon the request of any Revolving Credit Lender, an Issuing Bank shall furnish such Lender copies of any Letter of Credit or Letter of Credit Reimbursement Agreement to which such Issuing Bank is party and such other documentation as reasonably may be requested by such Lender.

          (v) The obligations of a Revolving Credit Lender to make payments to the Administrative Agent for the account of any Issuing Bank with respect to a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of such Issuing Bank, and shall be honored in accordance with this Article II
                                                           ----------
(irrespective of the satisfaction of the conditions described in Sections 5.01
                                                                 -------------
and 5.02, as applicable, which conditions, for the purposes of the repayment of
    ----
Letters of Credit to the Issuing Bank, such Lenders irrevocably waive) under all circumstances, including, without limitation, any of the following circumstances:

          (A) any lack of validity or enforceability hereof or of any of the other Loan Documents;

          (B) the existence of any claim, setoff, defense or other right which the applicable Borrower or the Restricted Subsidiary of the applicable Borrower for whose account such Letter of Credit was Issued may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Lender, or any other Person, whether in connection herewith, with any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

          (C) any draft, certificate or any other document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (E) any failure by such Issuing Bank to make any reports required pursuant to Section 2.04(h) or the inaccuracy of any such report; or
                 ---------------

          (F) the occurrence of any Event of Default or Default.

          (f) Payment of Reimbursement Obligations.  (i)  Each Borrower
              ------------------------------------
unconditionally agrees to pay, or cause its Restricted Subsidiary for whose account a Letter of Credit is Issued to pay, to each Issuing Bank, in Dollars or in the applicable Alternative Currency, the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with the Letters of Credit when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which such Borrower or such Subsidiary may have at any time against any Issuing Bank or any other Person.

          (ii) In the event any payment by such Borrower or such Subsidiary received by an Issuing Bank with respect to a Letter of Credit and distributed by the Administrative Agent to the Revolving Credit Lenders on account of their participation is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each such Lender which received such distribution shall, upon demand by such Issuing Bank, contribute such Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuing Bank upon the amount required to be repaid by it.

          (g) Issuing Bank Charges.  Each Borrower shall pay to each Issuing
              --------------------
Bank, solely for its own account, the standard charges assessed by such Issuing Bank in connection with the Issuance, administration, amendment and payment or cancellation of Letters of Credit and such compensation in respect of such Letters of Credit for such Borrower's or a Restricted Subsidiary of such Borrower's account as may be agreed upon by such Borrower and such Issuing Bank from time to time.

          (h) Issuing Bank Reporting Requirements.  Each Issuing Bank shall, no
              -----------------------------------
later than the tenth (10th) Business Day following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy thereof to each Revolving Credit Lender requesting the same) and the Company separate schedules for Commercial Letters of Credit and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Administrative Agent or the Company relating to the date of Issue, account party, amount, expiration date and reference number of each Letter of Credit Issued by it.

          (i) Indemnification; Exoneration.  (A)  In addition to all other
              ----------------------------
amounts payable to an Issuing Bank, each Borrower hereby agrees to defend, indemnify, and save the Administrative Agent, each Issuing Bank and each Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which the Administrative Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit Issued by such Issuing Bank other than as a result of the gross negligence or willful misconduct of such Issuing Bank, as determined by a court of competent jurisdiction, or (ii) the failure of such Issuing Bank issuing a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de
                                                                            --
jure or de facto government or Governmental Authority.
----    -- -----

          (B) As between each Borrower on the one hand and the Administrative Agent, the Lenders and the Issuing Banks on the other hand, each such Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Administrative Agent, the Issuing Banks and the Lenders shall not be responsible for: (i) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and Issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;
(vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) any litigation, proceeding or charges with respect to such Letter of Credit; and (ix) any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Banks or the Lenders.

          (j) Obligations Several.  The obligations of each Issuing Bank and
              -------------------
each Lender under this Section 2.04 are several and not joint, and no Issuing
                       ------------
Bank or Lender shall be responsible for the obligation to issue Letters of Credit or participation obligation hereunder, respectively, of any other Issuing Bank or Lender.

          (k) Transitional Provisions.  Schedule 2.04-K contains a schedule of
              -----------------------   ---------------
certain Letters of Credit (as defined in the Existing OHM Credit Agreement). On the Merger Funding Date

(i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to this Section 2.04 for the account of the applicable Borrower
                        ------------
and subject to the provisions hereof, and for this purpose the fees specified in Section 2.04(g) and 4.03(a) shall be payable (in substitution for any fees
   ---------------     -------
set forth in the Letter of Credit Reimbursement Agreements relating to such letters of credit) as if such letters of credit had been issued on the Merger Funding Date, (ii) the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations, and (iii) all liabilities of the applicable Borrower with respect to such letters of credit shall constitute Obligations. To the extent that any fees with respect to the letters of credit listed on Schedule 2.04-K were owing under the Existing OHM Credit Agreement in
          ---------------
respect of any time period prior to which such letter of credit shall be a Letter of Credit on account of the provisions of this section, the applicable Borrower shall have paid such fees on or prior to the Merger Funding Date. All Letters of Credit outstanding on the Merger Funding Date that were issued pursuant to this Agreement prior to the Merger Funding Date shall continue to be Letters of Credit from and after the Merger Funding Date and shall remain subject to the terms and conditions applicable to all Letters of Credit hereunder.

          2.05.  Swing Loans.  (a)  Availability.  Subject to the terms and
                 -----------        ------------
conditions set forth herein, the Swing Loan Bank may, in its sole discretion, make loans (the "Swing Loans") to the Borrowers from time to time after the
                 -----------
Merger Funding Date and prior to the Revolving Credit Termination Date, up to an aggregate principal amount at any one time outstanding which shall not exceed an amount ("Swing Loan Availability") equal to the lesser of (i) $5,000,000 and
            -----------------------
(ii) the Swing Loan Bank's Pro Rata Share of the Revolving Credit Availability at such time. The Swing Loan Bank shall have no duty to make or to continue to make Swing Loans. All Swing Loans shall be payable on demand with accrued interest thereon in accordance with Section 2.05(d) and shall otherwise be
                                    ---------------
subject to all the terms and conditions applicable to Revolving Loans, except that (x) Swing Loans shall not have a minimum borrowing amount requirement, (y) Swing Loans may only be made as Base Rate Loans and (z) all interest on the Swing Loans made by the Swing Loan Bank shall be payable to the Swing Loan Bank solely for its own account.

          (b)  Notice of Borrowing.  When a Borrower desires to borrow under
               -------------------
this Section 2.05, it shall deliver to the Administrative Agent an irrevocable
     ------------
Notice of Borrowing, signed by it, no later than 2:00 p.m. on the day of the proposed Borrowing of a Swing Loan. Such Notice of Borrowing shall specify (i) the date of the proposed Borrowing (which shall be a Business Day), (ii) the amount of the proposed Borrowing and (iii) instructions for the disbursement of the proceeds of the proposed Borrowing. In lieu of delivering such a Notice of Borrowing, the Borrower may give the Administrative Agent irrevocable telephonic notice of any proposed Borrowing by 3:00 p.m. on the day of the proposed Borrowing, and shall confirm such notice by delivery of the Notice of Borrowing by telecopy to the Administrative Agent promptly, but in no event later than 4:00 p.m. on the same day.

          (c)  Making of Swing Loans.  The Swing Loan Bank shall deposit the
               ---------------------
amount it intends to fund, if any, in respect of the Swing Loans requested by a Borrower with the Administrative Agent at its office in New York, New York not later than 3:00 p.m. (New York time)
in immediately available funds on the date of the proposed Borrowing applicable thereto. The Swing Loan Bank shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 5.02 is not on such date satisfied, and ending when such conditions are satisfied; however, the Swing Loan Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02
                                                              ------------
hereof have been satisfied in connection with the making of any Swing Loan. Subject to the preceding sentence, the Administrative Agent shall make the proceeds of each funding of a Swing Loan available to the applicable Borrower at the Administrative Agent's office in New York, New York on the date of the proposed Borrowing and shall disburse such proceeds to the applicable Disbursement Account.

          (d) Repayment of Swing Loans.  The Borrower shall repay the
              ------------------------
outstanding Swing Loans owing to the Swing Loan Bank (i) upon demand by the Swing Loan Bank and (ii), in any event, on the Revolving Credit Termination
Date.   In the event that a Borrower fails to repay any Swing Loans, together with interest thereon, as set forth in the first sentence of this paragraph, then, upon the request of the Swing Loan Bank (x) the Administrative Agent may withdraw available funds on deposit in the Concentration Account pursuant to
Section 3.02(b)(iii) sufficient to repay such Swing Loan, together with interest
--------------------
thereon, or (y) each Revolving Credit Lender shall make Revolving Loans to such Borrower (irrespective of the satisfaction of the conditions in Section 5.02 or
                                                                ------------
the requirement to deliver a Notice of Borrowing in Section 2.05(b), which
                                                    ---------------
conditions and requirement such Lenders irrevocably waive) in an amount equal to such Lender's Pro Rata Share of the aggregate amount of the Swing Loans then outstanding (net of that portion of such Swing Loan, if any, owing to such Lender in its capacity as a Swing Loan Bank) after giving effect to any prepayments and repayments made by such Borrower, and such Borrower hereby authorizes the Administrative Agent to apply the proceeds of such Revolving Loans to the repayment of such Swing Loans. To the extent the Administrative Agent receives any amounts in prepayment or repayment of outstanding Revolving Loans prior to such request, the Administrative Agent shall apply such amounts when received to the repayment of the Swing Loans then outstanding.

          (e) Use of Proceeds of Swing Loans.  The proceeds of the Swing Loans
              ------------------------------
may be used for working capital in the ordinary course of the Company's and its Subsidiaries' business and for lawful corporate purposes of the Company and its Subsidiaries not prohibited hereunder.

          2.06.  Promise to Repay; Evidence of Indebtedness.
                 ------------------------------------------

          (a) Promise to Repay.  Each of the Borrowers hereby agrees to pay when
              ----------------
due the principal amount of each Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms hereof and of the Notes. Each of the Borrowers, as applicable, shall execute and deliver to each Lender as applicable on the Merger Funding Date, Term Loan Notes substantially in the form of Exhibit H, Revolving Credit Notes substantially in
                             ---------
the form of Exhibit I (except with respect to those Lenders who received such a
            ---------
Note on the Tender Offer Funding Date) and Swing Notes substantially in the form of Exhibit J, (except with respect to those Lenders who received such a Note on
   ---------
the Tender Offer Funding Date) evidencing the Loans.  In each case thereafter the Borrowers shall execute and deliver such other promissory notes as are necessary to evidence the Loans owing to the Lenders after giving effect to any assignment thereof pursuant to Section 13.01, all in form and
                                             -------------
substance acceptable to the Administrative Agent and the parties to such assignment (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Notes"; and "Note" means any one of the Notes). Each Lender party to the
------       -----
Original Credit Agreement shall return its Tender Offer Loan Note (as defined in the Original Credit Agreement) to the Company marked "canceled" within a reasonable period of time after the Merger Funding Date.

          (b) Loan Account.  Each Lender shall maintain in accordance with its
              ------------
usual practice an account or accounts (a "Loan Account") evidencing the
                                          ------------
Indebtedness of the Borrowers to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under each of the Notes.

          2.07.  Authorized Officers and Agents.  On the Merger Funding Date and
                 ------------------------------
from time to time after each such date, each of the Borrowers shall deliver to the Administrative Agent an Officer's Certificate setting forth the names of the officers, employees and agents authorized to request Revolving Loans and Letters of Credit and to request a certificate containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for such Borrower in respect of all other matters relating to the Loan Documents. The Administrative Agent shall be entitled to rely conclusively on such officer's or employee's authority to request such Loan or Letter of Credit until the Administrative Agent receives written notice to the contrary. The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or any other document, and, with respect to an oral request for such a Loan or Letter of Credit, the Administrative Agent shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of the Borrowers. None of the Administrative Agent, any Lender or any Issuing Bank shall incur any liability to any Borrower or any other Person in acting upon any telephonic notice referred to above which the Administrative Agent, such Lender or such Issuing Bank reasonably believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of such Borrower.

                                  ARTICLE III
                            PAYMENTS AND PREPAYMENTS

          3.01.  Prepayments; Reductions in Revolving Credit Commitments.
                 -------------------------------------------------------

          (a)  Voluntary Prepayments/Reductions.  (i)  Term Loans.  Upon at
               --------------------------------        ----------
least two (2) Business Days' notice to the Administrative Agent, the Borrowers may prepay any Base Rate Loan which is a Term Loan, in whole or in part. Eurodollar Rate Loans may be prepaid (A) in whole or in part on the expiration date of the then applicable Eurodollar Interest Period and (B) on any other Business Day upon at least three (3) Business Days' prior written notice to the Administrative Agent and only upon payment of the amounts described in Section 4.02(f).  Unless
                                                  ---------------
the aggregate outstanding principal balance of the Term Loan is to be prepaid in full, voluntary prepayments of Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Each voluntary prepayment of Term Loans shall be applied, pro rata, to all unpaid installments thereof due to each Lender based on its Pro Rata Share of the Term Loans. Any notice of prepayment given to the Administrative Agent under this
Section 3.01(a)(i) shall specify, in accordance with the terms hereof, the date
------------------
(which shall be a Business Day) of prepayment, the aggregate principal amount of the prepayment and any allocation of such amount among Base Rate Loans and Eurodollar Rate Loans. When notice of prepayment is delivered as provided herein, the principal amount of the Term Loans specified in the notice shall become due and payable on the prepayment date specified in such notice.

          (ii)   Revolving and Swing Loans.  The Borrowers may from time to time
                 -------------------------
prepay Revolving Loans and Swing Loans, in whole in or part, and subject to
Section 5.02, amounts so prepaid may be reborrowed.  Repayment of Revolving
------------
Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

          (iii)  Revolving Credit Commitments.  The Borrowers, upon at least
                 ----------------------------
three (3) Business Days' prior written notice to the Administrative Agent, shall have the right, from time to time, to terminate in whole or permanently reduce in part the Revolving Credit Commitments, provided that the Borrowers shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Maximum Amount of Revolving Credit Obligations as reduced or terminated. Any partial reduction of the Revolving Credit Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall reduce the Revolving Credit Commitment of each Revolving Credit Lender proportionately in accordance with its Pro Rata Share thereof. Any notice of termination or reduction given to the Administrative Agent under this Section 3.01(a)(iii)
                                                       --------------------
shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction is delivered as provided herein, the principal amount of the Revolving Loans specified in the notice shall become due and payable on the date specified in such notice.

          (iv) The prepayments and payments in respect of reductions and terminations described in clauses (i), (ii) and (iii) of this Section 3.01(a)
                          -----------------     -----         ---------------
may be made without premium or penalty (except as provided in Section 4.02(f)).
                                                              ---------------

          (b) Mandatory Prepayments of Loans.
              ------------------------------

          (i) Promptly after a Loan Party receives any Net Cash Proceeds, such Loan Party shall make or cause to be made a mandatory prepayment of the Loans in an amount equal to one hundred percent (100%) of such Net Cash Proceeds, except that for purposes of this clause (i), such Loan Party shall not be required to
                          ----------
make or cause to be made a mandatory prepayment of more than fifty percent (50%) of Net Cash Proceeds described in clause (iii)(A) of the definition thereof.
                                  ---------------

          (ii) As soon as practicable, and in any event within 90 days after the end of each Cash Flow Period, (A) the Company shall calculate the Excess Cash Flow for such Cash Flow Period and (B) the Borrowers shall make a mandatory prepayment of the Loans equal to (x) seventy-five percent (75%) of such Excess Cash Flow if the Leverage Ratio of the Company and its Subsidiaries on the last day of such Cash Flow Period is greater than or equal to 2.5 to 1 or (y) fifty percent (50%) of such Excess Cash Flow if the Leverage Ratio of the Company and its Subsidiaries is less than 2.5 to 1.

          (iii)     Nothing in this Section 3.01(b) shall be construed to
                                    ---------------
constitute the Lenders' consent to any transaction referred to in clause (i)
                                                                  ----------
above which is not expressly permitted by Article IX.
                                          ----------

          (iv) Each mandatory prepayment required by clauses (i) and (ii) of
                                                     -----------
this Section 3.01(b) shall be referred to herein as a "Designated Prepayment".
     ---------------                                   ---------------------
Designated Prepayments shall be allocated and applied, first, to the repayment
                                                       -----
of the Term Loans of the Borrower making such Designated Prepayment (pro rata to each remaining installment thereof); second, to the repayment of the Term Loans
                                     ------
of the other Borrowers (pro rata to the Term Loans of each other Borrower and, in each case, to each remaining installment thereof); third, to the repayment of
                                                      -----
the Revolving Loans; fourth, to any remaining non-contingent Revolving Credit
                     ------
Obligations; and then, to the extent any such Obligations are contingent, the
                 ----
remaining balance of Designated Prepayments shall be deposited with the Administrative Agent as Cash Collateral in respect of such contingent Obligations. Notwithstanding the order of application set forth in the previous sentence, any Designated Prepayment resulting from the receipt of Net Cash Proceeds arising from a sale of assets of the Company or any Restricted Subsidiary pursuant to Section 9.02(b) shall be applied to the repayment of the
                       ---------------
Revolving Loans (or to the extent no Revolving Loans are outstanding, that portion of such Designated Prepayment shall be held by the Administrative Agent as Cash Collateral) and simultaneously with the receipt of such Designated Prepayment, an Availability Reserve shall be established in the amount of such Designated Prepayment applied to the Revolving Loans. If within 90 days of the Company's or such Restricted Subsidiary's receipt of the applicable Net Cash Proceeds (or in the case of Net Cash Proceeds arising from sales or other dispositions made pursuant to Section 9.02(b)(i), prior to the end of Fiscal
                              ------------------
Year 1999), such proceeds are applied to the purchase of replacement assets in a manner that is not prohibited by Section 10.07, then such Availability Reserve
                                 -------------
shall be abated (or such Cash Collateral released) in an amount equal to cash expenditures made in connection with the purchase of such replacement assets (with such Cash Collateral or new Revolving Loans). If no such purchase of replacement assets is made within the applicable period or such purchase is less than the full amount of such Designated Prepayment, then on the last day of the applicable period (i) the Availability Reserve applicable to such Designated Prepayment shall be abated, and (ii) such Borrower shall be deemed to have borrowed Revolving Loans in the amount of such Availability Reserve and the proceeds of such Revolving Loans, together with any amounts deposited as Cash Collateral pursuant to this section, shall be applied in the order set forth above in the second sentence of this Section 3.01(b)(iv).
                                     -------------------

          (v) On the date any Designated Prepayment is received by the Administrative Agent pursuant to clause (i) or (ii) above, such prepayment shall
                                 ----------    ----
be applied first to Base Rate Loans and then to any Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

          (c) Mandatory Prepayments of Revolving Credit Obligations.  In the
              -----------------------------------------------------
event the Revolving Credit Obligations at any time are greater than the Maximum Amount of Revolving Credit Obligations, the Borrowers shall immediately make a mandatory payment of the Revolving Credit Obligations in an amount equal to the amount of such excess, which payment shall be applied to the Revolving Credit Obligations in accordance with Section 3.02. In the event the Maximum Amount of
                               ------------
Revolving Credit Obligations, at any time are less than the amount of the contingent Letter of Credit Obligations at such time, the Borrowers shall immediately deposit Cash Collateral with the Administrative Agent in an amount equal to such excess.

          (d) Mandatory Reductions in Revolving Credit Commitments.  The
              ----------------------------------------------------
Revolving Credit Commitments shall be permanently reduced by the amount of any Designated Prepayment required to be applied in respect of Revolving Credit Obligations pursuant to Section 3.01(b)(iv) (except any such Designated
                        -------------------
Prepayment applied pursuant to the third sentence of such section).

          3.02.  Payments.  (a)  Manner and Time of Payment.  (i) All payments
                 --------        --------------------------
of principal of and interest on the Loans, Reimbursement Obligations and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agent, the Lenders or any Issuing Bank shall be made without condition or reservation of right, in immediately available funds, delivered to the Administrative Agent (or, in the case of Reimbursement Obligations, to the pertinent Issuing Bank) not later than 1:00 p.m. (New York time) on the date and at the place due, for deposit to the Administrative Agent's Account (or such account of the Issuing Bank, as the Issuing Bank may designate). Payments shall be distributed by the Administrative Agent (A) on the date received, if received by the Administrative Agent prior to 1:00 p.m. (New York time), and (B) except in the case of repayment of Swing Loans, on the next succeeding Business Day, if received by the Administrative Agent after 1:00 p.m. (New York time) as follows: payments in respect of Swing Loans received by Administrative Agent shall be distributed to the Swing Loan Bank; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with its Pro Rata Share thereof; payments in respect of installments of the Term Loans received by the Administrative Agent, shall be distributed to each Term Loan Lender in accordance with such Lender's applicable Pro Rata Share and all payments of fees and all other payments in respect of any other Obligations shall be allocated among such of the Lenders and Issuing Banks as are entitled thereto, and, if to Lenders, in proportion to their respective Pro Rata Shares or if not applicable specifically to Term Loans or Revolving Loans, in proportion to their respective Aggregate Pro Rata Shares.

          (ii) So long as no Event of Default has occurred and is continuing, to the extent funds on deposit in the Concentration Account are available as of 1:00 p.m. (New York time) on any

Business Day, after giving effect to any withdrawals made pursuant to Section
                                                                      -------
3.02(b)(iii), such funds shall be transferred by the Administrative Agent to
------------
the Disbursement Account. Subject to Section 3.05(b), after the occurrence and
                                     ---------------
during the continuance of an Event of Default, (A) so long no Blockage Notice remains in effect the Administrative Agent may, at its option, or shall, at the direction of the Requisite Lenders, apply funds on deposit in the Concentration Account to the Obligations in the order set forth in Section 3.02(b)(i) with any
                                                     ------------------
remaining funds being transferred to the Disbursement Account and (B) from and after the delivery of a Blockage Notice to the Company and so long as such Blockage Notice remains in effect, funds on deposit in the Concentration Account shall be applied by the Administrative Agent to the Obligations in accordance with the order of applications set forth in Section 3.02(b)(ii).
                                            -------------------

          (b) Apportionment of Payments.  (i)  Subject to the provisions of
              -------------------------
Section 3.02(b)(ii) and (v) and except as otherwise provided in Section 3.01,
-------------------     ---                                     ------------
all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrowers shall be applied first, to pay principal of and
                                                  -----
interest on any portion of the Loans which the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender other than the Lender then acting as Administrative Agent, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers, second, to pay principal of and interest on any Protective Advance
           ------
for which the Administrative Agent has not then been paid by the Borrower or reimbursed by the Lenders, third, to pay the outstanding amount of any Swing
                           -----
Loans outstanding and fourth, subject to the following sentence, as the
                      ------
Borrowers so designates.  Except as set forth in Sections 3.01(a), (b) and (c),
                                                 ----------------  ---     ---
all principal payments in respect of Loans shall be applied first, to scheduled
                                                            -----
repayments of the Term Loans on the due date thereof, second, to prepayments of
                                                      ------
the Term Loans made pursuant to Section 3.01(a)(i), third, to Non Pro Rata
                                ------------------  -----
Loans, fourth, to Swing Loans and fifth, to Revolving Loans, in each case,
       ------                     -----
first, to repay outstanding Base Rate Loans and then to repay outstanding
-----                                           ----
Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

          (ii) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and shall upon either (x) the written direction of the Requisite Lenders or (y) the acceleration of the Obligations pursuant to Section 11.02(a), apply all payments in respect of any Obligations
            ----------------
and all proceeds of Collateral in the following order:

          (A)  first, to pay interest on and then principal of any portion of
               -----
     the Revolving Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

          (B) second, to pay interest on and then principal of first any
              ------
     outstanding Protective Advance and then any Swing Loan;

          (C)  third, to pay Obligations in respect of any expense
               -----
     reimbursements, indemnities and other similar amounts then due to the Administrative Agent, including without limitation, any amounts in respect of cash management services provided to the Company and its Subsidiaries by the Administrative Agent in connection with this Agreement;

          (D) fourth, to pay Obligations in respect of any expense
              ------
     reimbursements or indemnities then due to the Lenders and the Issuing Banks, including without limitation, any amounts in respect of cash management services provided to the Company and its Subsidiaries by the Lenders;

          (E)  fifth, to pay Obligations in respect of any fees then due to the
               -----
     Agents, the Lenders and the Issuing Banks;

          (F)  sixth, to pay interest due in respect of the Loans and
               -----
     Reimbursement Obligations;

          (G)  seventh, to pay or prepay (or, to the extent such Obligations are
               -------
     contingent, provide Cash Collateral pursuant to Section 11.02(b) in respect
                                                     ----------------
     of), pro rata based on the respective amounts thereof, principal outstanding on Loans and all outstanding Letter of Credit Obligations and amounts owing with respect to Interest Rate Contracts and foreign exchange contracts to which a Lender is a party; and

          (H)  eighth, to the ratable payment of all other Obligations;
               ------

provided, however, if sufficient funds are not available to fund all payments to
--------  -------
be made in respect of any of the Obligations described in any of the foregoing clauses (A) through (H), the available funds being applied with respect to any
-----------         ---
such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of each Agent's and each Lender's or Issuing Bank's interest in the aggregate outstanding Obligations described in such clauses.

The order of priority set forth in this Section 3.02(b)(ii) and the related
                                        -------------------
provisions hereof are set forth solely to determine the rights and priorities of the Agents, the Lenders, the Issuing Banks and other Holders as among themselves. The order of priority set forth in clauses (D) through (H) of this
                                                -----------         ---
Section 3.02(b)(ii) may at any time and from time to time be changed by the
-------------------
agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrowers, any Holder which is not a Lender or Issuing Bank, or any other Person. The order of priority set forth in clauses (A) through (E)
                                                         -----------         ---
of this Section 3.02(b)(ii) may be changed only with the prior written consent
        -------------------
of the Administrative Agent.

          (iii) All payments of principal on the Swing Loans, Protective Advances, Reimbursement Obligations, interest, fees and other sums due and payable in respect of the Revolving Loans may, at the option of the Administrative Agent, be paid (x) from amounts on deposit in the Concentration Account from time to time or (y) from the proceeds of the Revolving Loans. The Borrowers hereby authorize the Administrative Agent to make such withdrawals from the

Concentration Account and the Swing Loan Bank to make pursuant to Section
                                                                  --------
2.05(a) and the Revolving Credit Lenders to make pursuant to Section 2.02(a),
-------                                                      ---------------
from time to time in such Swing Loan Bank's, or such Lender's discretion, Swing Loans or Revolving Loans, as applicable, which are in the amounts of any and all principal payable with respect to the Swing Loans, Protective Advances and interest, fees and other sums payable in respect of the Swing Loans, Protective Advances and Revolving Loans, and further authorizes the Administrative Agent to give the Revolving Credit Lenders notice of any Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts. The Borrowers agree that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by it and directs that all proceeds thereof shall be used to pay such amounts.

          (iv) The Administrative Agent shall promptly distribute to each Lender and Issuing Bank at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender or Issuing Bank, or at such other address as a Lender, an Issuing Bank or other Holder may request in writing, such funds as such Person may be entitled to receive as more particularly set forth in Section 3.01 and
                                                             ------------
Section 3.02; provided that, as between the Holders and the Administrative
------------  --------
Agent, the Administrative Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

          (v) If any Revolving Credit Lender fails to fund its Pro Rata Share of any Revolving Loan Borrowing requested by the Borrower which such Lender is obligated to fund under the terms hereof (the funded portion of such Revolving Loan Borrowing being hereinafter referred to as a "Non Pro Rata Loan"),
                                                    -----------------
excluding any such Lender who has delivered to the Administrative Agent written notice that one or more of the conditions precedent contained in Section 5.02
                                                                 ------------
shall not on the date of such request be satisfied and until such conditions are satisfied, then until the earlier of such Lender's cure of such failure and the
           ----
termination of the Revolving Credit Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrowers and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms hereof shall be advanced to the Borrowers by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything contained herein to the contrary:

          (A) the foregoing provisions of this Section 3.02(b)(v) shall apply
                                               ------------------
     only with respect to the proceeds of payments of Obligations;

          (B) a Revolving Credit Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Revolving Loan at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Revolving Loan is fully funded to the applicable Borrower, whether made by such Lender itself or by operation of the terms of this Section 3.02(b)(v), and whether or not the
                                    ------------------
     Non Pro Rata Loan with respect thereto has been repaid;

          (C) amounts advanced to the Borrowers to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Revolving Loan Borrowing ("Cure Loans") shall bear interest at the rate applicable to the
                 ----------
     other Revolving Loans comprising such Borrowing and shall be treated as Revolving Loans comprising such Borrowing for all purposes herein;

          (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of a Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 3.02, would be applied to the outstanding
                             ------------
     Revolving Loans shall be applied first, ratably to all Revolving Loans
                                      -----
     constituting Non Pro Rata Loans, second, ratably to Revolving Loans other
                                      ------
     than those constituting Non Pro Rata Loans or Cure Loans and, third,
                                                                   -----
     ratably to Revolving Loans constituting Cure Loans; and

          (E) No Lender shall be relieved of any obligation such Lender may have to the Borrowers under the terms of this Agreement as a result of the provisions of this Section 3.02(b)(v).
                        ------------------

          (c) Payments on Non-Business Days.  Whenever any payment to be made by
              -----------------------------
the Borrowers hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 4.02(b)(iii), the next preceding
                                  --------------------
Business Day), and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

          3.03.  Taxes.  (a)  Payments Free and Clear of Taxes.   All payments
                 -----        --------------------------------
made by the Borrowers under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld
                             ------------------
from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; provided that the Borrowers shall not be required to increase any such
       --------
amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter, such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The covenants in this Section shall survive the termination of this Agreement and the payment of the Notes and payment of the Obligations hereunder.

          (b) Internal Revenue Service Forms and Certifications.  Each Lender
              -------------------------------------------------
that is not incorporated under the laws of the United States of America or a state thereof:

               (i) shall deliver to the Company and the Administrative Agent either (A) (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be or (B) (x) a certificate representing that such Lender is not a "bank" acquiring the Note in connection with "an extension of credit made pursuant to a loan agreement" (within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code), is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Company, and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Internal Revenue Code) and (y) an Internal Revenue Service Form W-8 or successor applicable form;

               (ii) shall deliver to the Company and the Administrative Agent two further copies of any such form or certification after the occurrence of any event requiring a change to the information contained in the most recent form previously delivered by it to the Company; and

               (iii) shall obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by any Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred after the date such Lender first becomes a Lender and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224 provided on or before the date it becomes a Lender, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, (ii) in the case of the certificate and Internal Revenue Service Form W-8 referred to in Section 3.03(b)(i), that it is entitled to receive payments of interest under this Agreement without deduction or withholding of any United States federal income taxes and (iii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a participant pursuant to Section 13.01(h) shall, upon the effectiveness of the related
            ----------------
transfer, be required to provide all the forms and statements required pursuant to this Section; provided that, in the case of a participant, such participant
                 --------
shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          (c) Indemnification.  Each Borrower shall indemnify each Lender, each
              ---------------
Issuing Bank, and the Administrative Agent against, and reimburse each on demand for, the full amount of all Non-Excluded Taxes (including, without limitation, any such Non-Excluded Taxes imposed by any Governmental Authority on amounts payable under this Section 3.03 and any additional income or franchise taxes
                   ------------
resulting therefrom) incurred or paid by such Lender, such Issuing Bank, or the Administrative Agent (as the case may be) or any of their respective Affiliates and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties but excluding any penalties paid to a taxing Governmental Authority for late payment of Non-Excluded Taxes, which penalty resulted solely from the action or inaction of such Person seeking indemnification under this
Section 3.03) arising therefrom or with respect thereto, whether or not such
------------
Non-Excluded Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this Section 3.03 submitted by it to the
                                        ------------
Borrowers shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender and each Issuing Bank agrees, within a reasonable time after receiving a written request from a Borrower, to provide such Borrower and the Administrative Agent with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender or such Issuing Bank may be entitled to claim in respect of all or a portion of any Non-Excluded Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section
                                                                       -------
3.03 in respect of any payments hereunder or under the Notes.  Notwithstanding
----
anything to the contrary contained in the preceding portion of this Section
                                                                    -------
3.03(c), a Borrower shall have no indemnification obligation under this Section
-------                                                                 -------
3.03(c) for any Non-Excluded Taxes with respect to which the Borrowers are not
-------
required to pay additional amounts under Section 3.03(a) because Lender has
                                         ---------------
failed to comply with the requirements of Section 3.03(b).
                                          ---------------

          (d) Receipts.  If requested by the Administrative Agent, in its sole
              --------
discretion, within ten (10) days after such request, each Borrower shall furnish to the Administrative Agent, at its address referred to in Section 13.08, the
                                                           -------------
original or a certified copy of a receipt or other documentation reasonably satisfactory to the Administrative Agent, evidencing payment of any Non-Excluded Taxes by such Borrower or any of its Subsidiaries.

          3.04.  Increased Capital.  If any Lender or Issuing Bank determines
                 -----------------
that (i) the adoption or implementation after the date hereof of or any change after the date hereof in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank and (ii) the amount of such capital is increased by or based upon (A) the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans, Letters of Credit or other advances made hereunder or the existence of any Lender's obligation to make Loans or (B) the issuance or maintenance by any Issuing Bank of, or the existence of any Issuing Bank's obligation to issue, Letters of Credit, then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Administrative Agent), the Borrowers shall immediately pay to the Administrative Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or Issuing Bank or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand with detailed calculations. Such statement shall be conclusive and binding for all purposes, absent manifest error.

          3.05.  Cash Management.  (a) On or prior to the Merger Funding Date,
                 ---------------
the Company and ITC established Lockboxes and Blocked Accounts, each of which is listed on Schedule 6.01-BB under "Company Accounts" and attached hereto and made
          ----------------
a part hereof. On the Merger Funding Date, OHM and the OHM Subsidiary Borrowers shall have established the Lockboxes and Blocked Accounts identified on Schedule
                                                                        --------
6.01-BB as "OHM Accounts".  Each of the Loan Parties shall have irrevocably
-------
directed all account debtors of the Loan Parties (other than the United States Government under certain Government Contracts in connection with which the United States Government is prohibited from so doing by any Requirement of Law), to remit all payments in respect of the Receivables or other Collateral directly to a Lockbox or a Blocked Account; provided, however, that to the extent that
                                   --------  -------
the account debtors of the Loan Parties remit such monies, checks, notes, drafts or funds directly to such Loan Parties, the Borrowers hereby agree, and agree to cause the other Loan Parties, to deposit all such collections Receivables into a Blocked Account promptly upon the Loan Parties' receipt thereof. Payments received at each Lockbox shall automatically be deposited into a Blocked Account or be deposited into a Blocked Account by a representative of the Blocked Account Bank at which the applicable Blocked Account has been established. Only the Administrative Agent and the applicable Blocked Account Bank, if any, shall have power of withdrawal from each Lockbox and the related Blocked Account and the Borrowers acknowledge that neither they nor the other Loan Parties shall have any right to give any instruction to the Blocked Account Bank in respect of any such Lockbox or Blocked Account. Each of the Borrowers agrees to cause all collections of Receivables, all proceeds of Collateral and all Net Cash Proceeds now or hereafter received directly or indirectly by such Loan Party or in the possession of such Loan Party to be held in trust for the Administrative Agent for the benefit of the Lenders and, promptly upon receipt thereof, to be deposited into a Blocked Account. All funds in the Blocked Accounts shall be automatically transferred into the Concentration Account pursuant to the Blocked Account Agreements.

          (b) At any time after an Event of Default has occurred and is continuing, the Administrative Agent may, or at the request of the Requisite Lenders, shall, deliver a written notice (a "Blockage Notice") to the Company to
                                             ---------------
the effect that the Administrative Agent shall cease to transfer to the Disbursement Account any funds on deposit in the Concentration Account and shall cease to honor any and all requests from the Loan Parties to make any withdrawals therefrom or to take any other action with respect thereto. So long as any Blockage Notice is in effect pursuant to this clause (b), the
                                                     ----------
Administrative Agent shall apply any and all amounts received from the Blocked Account Banks or held in the Concentration Account to the repayment of the Obligations, such amounts to be applied in accordance with the provisions of
Section 3.02(b)(ii).  Notwithstanding the foregoing, so long as any Event of
-------------------
Default has occurred and is continuing and the Administrative Agent has delivered a Blockage Notice pursuant to this clause (b), funds held in the
                                             ----------
Concentration Account may be transferred by the Administrative Agent to the Disbursement Account (and, subject to the terms hereof, used by the Loan Parties) at the request of the Company only if such transfer is consented to in writing by the Requisite Lenders and, following the acceleration of any of the Obligations pursuant to Section 11.02(a), no such withdrawal or transfer may be
                        ----------------
made without the prior written consent of each Lender. The Administrative Agent shall revoke any Blockage Notice at the direction of the Requisite Lenders, prior to the acceleration of any of the Obligations pursuant to Section 11.02(a)
                                                                ----------------
or in connection with a rescission of acceleration pursuant to Section 11.02(c),
                                                               ----------------
or by all the Lenders, at any other time after any such acceleration that has not been rescinded pursuant to Section 11.02(c).
                               ----------------

          3.06.  Right to Remove Affected Lender.  In the event that a
                 -------------------------------
Borrower is required to pay any amounts with respect to a Lender (or its Affiliates, if applicable) pursuant to Sections 3.03, 3.04 or 4.01(f) or
                                       -------------  ----    -------
receives a notice from a Lender pursuant to Section 4.02(e) and such amounts,
                                            ---------------
or similar amounts, have not been demanded by all the Lenders, such Borrower shall have the right to designate an Eligible Assignee which is not an Affiliate of such Borrower and which is reasonably acceptable to the Administrative Agent (and which would not require a Borrower to pay any such amounts or similar amounts) to purchase for cash, pursuant to an Assignment and Acceptance, the outstanding Loans and Reimbursement Obligations (if any) of such Lender and to assume all of such Lender's other rights and obligations (including, without limitation, in the case of a Revolving Credit Lender, such Lender's obligation to participate in all outstanding Letters of Credit pursuant to Section 2.04(e))
                                                                ---------------
hereunder without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the principal amount of all of such Lender's outstanding Loans plus any accrued but unpaid interest thereon and the accrued but unpaid Unused Commitment Fees and Letter of Credit Fees in respect of that Lender's Commitment hereunder and any other amounts that may be owing to such Lender hereunder, and each Lender agrees that, in such event, it will sell and assign all of the outstanding Loans and Reimbursement Obligations (if any) held by it to such Eligible Assignee upon payment of such purchase price.

                                  ARTICLE IV.
                               INTEREST AND FEES

          4.01.  Interest on the Loans and Other Obligations.  (a)  Rate of
                 -------------------------------------------        -------
Interest.  All Loans and the outstanding principal balance of all other
--------
Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 4.01(d), as follows:
                                              ---------------

          (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time as interest accrues, plus (B) the Applicable Margin;
                       ----

          (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Eurodollar Interest Period, plus (B) the Applicable Margin in effect from time during
                      ----
     such Eurodollar Interest Period, plus (C) any additional interest due
                                      ----
     pursuant to clause (iii) hereof;
                 ------------

The applicable basis for determining the rate of interest on the Loans shall be selected by the applicable Borrower at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by such Borrower to the Administrative Agent; provided, however, such Borrower may not select the
                      --------  -------
Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan if at the time of such selection an Event of Default or Default would occur or has occurred and is continuing. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms hereof specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

          (iii) As long as any Lender shall be required under the regulations of the Federal Reserve Board to maintain reserves with respect to assets or liabilities or assets consisting of or including Eurodollar Rate Loans, such Lender may require the Borrowers to pay to such Lender additional interest on the unpaid principal amount of each such Loan of such Lender, from the date of the continuation, conversion or Borrowing of such Loan until such principal amount is paid in full, at an interest rate per annum at all times equal to the remainder obtained by subtracting (A) the Eurodollar Rate for the Interest Period for such Loan from (B) the rate obtained by dividing the Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable with respect to such Eurodollar Rate Loan. Any Lender wishing to require payment of such additional interest shall determine the amount of such additional interest and notify the Borrowers through the Administrative Agent of such requirement, which notification shall include a certificate from such Lender describing the calculation of the amount of such additional interest in reasonable detail. Such certificate shall be conclusive and binding for all purposes, absent manifest error.

          (b) Interest Payments.  (i)  Interest accrued on each Base Rate Loan
              -----------------
(other than Swing Loans) shall be payable in arrears (A) on the last day of each calendar month, commencing on the first such day following the making of such Base Rate Loan, and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan and interest accrued on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar month.

          (ii) Interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on each Eurodollar Interest Payment Date applicable to such Loan,
(B) upon the payment or prepayment thereof in full or in part, and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan.

          (iii) Interest accrued on the principal balance of all other Obligations shall be payable in arrears (A) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

          (c)    Conversion or Continuation.  (i) The Borrowers shall have the
                 --------------------------
option (A) to convert at any time all or any part of outstanding Base Rate Loans (other than Swing Loans) to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding
                                        --------  -------
Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 4.02 or (ii) if an Event of Default or Default would occur or has
   ------------
occurred and is continuing. Any conversion into or continuation of Eurodollar Rate Loans under this Section 4.01(c) shall be in a minimum amount of $5,000,000
                      ---------------
and in integral multiples of $1,000,000 in excess of that amount.

          (ii) To convert or continue a Loan under Section 4.01(c)(i), the
                                                   ------------------
Borrowers shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date; provided,
                                                                       --------
however, that any Notice of Conversion/Continuation delivered on the Merger
-------
Funding Date may be delivered until 1:00 p.m. (New York time) with respect to a conversion proposed to be effective three (3) Business Days after the Merger Funding Date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted/continued, (C) whether such Loan shall be converted and/or continued, and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering a Notice of Conversion/Continuation, the Borrowers may give the Administrative Agent telephonic notice of any proposed conversion/continuation by the time required under this Section 4.01(c)(ii),
                                                        -------------------
and such notice shall be confirmed in writing delivered to the Administrative Agent promptly (but in no event later than 5:00 p.m. (New York time) on the same day). Promptly after receipt of a Notice of Conversion/Continuation under this
Section 4.01(c)(ii) (or telephonic notice in lieu thereof), the Administrative
------------------
Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable, and the Borrowers shall be bound to convert or continue in accordance therewith.

          (d) Default Interest.  Notwithstanding the rates of interest specified
              ----------------
in Section 4.01(a) or elsewhere herein, effective immediately upon the
   ---------------
occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and of all other Obligations, shall bear interest at a rate which is two percent (2.0%) per annum in excess of the rate of interest applicable to such Obligations from time to time.

          (e) Computation of Interest.  Interest on all Obligations shall be
              -----------------------
computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided, however, if a Loan is repaid on the same
                           --------  -------
day on which it is made, one (1) day's interest shall be paid on such Loan.

          (f) Changes; Legal Restrictions.  If any Lender or Issuing Bank
              ---------------------------
determines that the adoption or implementation after the date hereof of or any change after the date hereof in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or over banks or financial institutions generally (whether or not having the force of law), compliance with which, in each case after the date hereof:

          (iv) subjects a Lender or an Issuing Bank (or its Applicable Lending Office) to charges (other than Taxes) of any kind which is applicable to the Revolving Credit Commitments of the Lenders and/or the Issuing Banks to make Eurodollar Rate Loans or to issue and/or participate in Letters of Credit or changes the basis of taxation of payments to that Lender or Issuing Bank of principal, fees, interest, or any other amount payable hereunder with respect to Eurodollar Rate Loans or Letters of Credit; or

          (v) imposes, modifies, or holds applicable, any reserve (other than reserves taken into account in calculating the Eurodollar Rate or specified in Section 4.01(a)(iii)), special deposit, compulsory loan, FDIC insurance
        --------------------
     or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or an Issuing Bank or any Applicable Lending Office or Eurodollar Affiliate of that Lender or Issuing Bank;

and the result of any of the foregoing is to increase the cost to that Lender or Issuing Bank of making, renewing or maintaining the Loans or its Revolving Credit Commitments or issuing or participating in the Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Administrative Agent), the Borrowers shall immediately pay to the Administrative Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, such amount or amounts as may be necessary to compensate such Lender or Issuing Bank or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

          (g) Confirmation of Eurodollar Rate.  Upon the reasonable request of
              -------------------------------
the Borrowers from time to time, the Administrative Agent shall promptly provide to the Borrowers such information with respect to the applicable Eurodollar Rate as may be so requested.

          4.02.  Special Provisions Governing Eurodollar Rate Loans.  With
                 --------------------------------------------------
respect to Eurodollar Rate Loans:

          (a) Amount of Eurodollar Rate Loans.  Each Eurodollar Rate Loan shall
              -------------------------------
be for a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount.

          (b) Determination of Eurodollar Interest Period.  By giving notice as
              -------------------------------------------
set forth in Section 2.02(b) (with respect to a Borrowing of Eurodollar Rate
             ---------------
Loans) or Section 4.01(c) (with respect to a conversion into or continuation of
          ---------------
Eurodollar Rate Loans), the Borrowers shall have the option, subject to the other provisions of this Section 4.02, to select an interest period (each, a
                         ------------
"Eurodollar Interest Period") to apply to the Loans described in such notice,
---------------------------
subject to the following provisions:

          (i) The Borrowers may only select, as to a particular Borrowing of Eurodollar Rate Loans, a Eurodollar Interest Period of either one, two, three or six months in duration;

          (ii) In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

          (iii) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there shall be no succeeding Business Day in such calendar month, the Eurodollar Interest Period shall expire on the immediately preceding Business Day;

          (iv) The Borrowers may not select a Eurodollar Interest Period as to any Loan if such Eurodollar Interest Period terminates later than the Revolving Credit Termination Date in the case of Revolving Loans or the Term Loan Maturity Date in the case of Term Loans;

          (v) The Borrowers may not select a Eurodollar Interest Period with respect to any portion of principal of a Term Loan which extends beyond a date on which a Borrower is required to make a scheduled payment of such portion of principal; and

          (vi) There shall be no more than ten (10) Eurodollar Interest Periods in effect at any one time.

          (c)  Determination of Interest Rate.  As soon as practicable on the
               ------------------------------
second Business Day prior to the first day of each Eurodollar Interest Period (the "Eurodollar Interest Rate Determination Date"), the Administrative Agent
      -------------------------------------------
shall determine (pursuant to the procedures set forth in the definition of "Eurodollar Rate") the interest rate which shall apply to the Eurodollar Rate
----------------
Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrowers and to each Lender. The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrowers.

          (d)  Interest Rate Unascertainable, Inadequate or Unfair.  In the
               ---------------------------------------------------
event that at least one (1) Business Day before the Eurodollar Interest Rate Determination Date:

          (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or

          (ii) the Requisite Lenders advise the Administrative Agent that Dollar deposits in the principal amounts of the Eurodollar Rate Loans comprising such Borrowing are not generally available in the London interbank market for a period equal to such Eurodollar Interest Period;

then the Administrative Agent shall forthwith give notice thereof to the Borrowers, whereupon (until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist) the right of the Borrowers to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Eurodollar Rate Loan shall be converted into a Base Rate Loan on the last day of the then current Eurodollar Interest Period therefor, and any Notice of Borrowing for which Revolving Loans have not then been made shall be deemed to be a request for Base Rate Loans, notwithstanding any prior election by the Borrowers to the contrary.

          (e) Illegality.  (i)  If at any time any Lender determines (which
              ----------
determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrowers and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.

          (ii)  When notice is given by a Lender under Section 4.02(e)(i), (A)
                                                       ------------------
the Borrowers' right to request from such Lender and such Lender's obligation, if any, to make Eurodollar Rate Loans shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (B) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrowers shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Administrative Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

          (iii) If at any time after a Lender gives notice under Section
                                                                 -------
4.02(e)(i) such Lender determines that it may lawfully make Eurodollar Rate
----------
Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrowers and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrowers' right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

          (f) Compensation.  In addition to all amounts required to be paid by
              ------------
the Borrowers pursuant to Section 4.01, the Borrowers shall compensate each
                          ------------
Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrowers but excluding any loss of the Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by a Borrower or in a telephonic request by it for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 4.01(c), including, without limitation, pursuant to
                  ---------------
Section 4.02(d), (ii) if for any reason any Eurodollar Rate Loan is prepaid
---------------
(including, without limitation, mandatorily pursuant to Section 3.01) on a date
                                                        ------------
which is not the last day of the applicable Eurodollar Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 4.02(d) or (e), or
                                                   ---------------    ---
(iv) as a consequence of any failure by a Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrowers concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

          (g) Booking of Eurodollar Rate Loans.  Any Lender may make, carry or
              --------------------------------
transfer Eurodollar Rate Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar

Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Sections 3.03, 3.04, 4.01(f)
                                             -------------  ----  -------
or 4.02(f) as a result of the transfer of any such Eurodollar Rate Loan
   -------
to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

          (h)  Affiliates Not Obligated.  No Eurodollar Affiliate or other
               ------------------------
Affiliate of any Lender shall be deemed a party hereto or shall have any liability or obligation hereunder.

          4.0  Fees.  (a)  Letter of Credit Fees.  In addition to any charges
               ----        ---------------------
paid pursuant to Section 2.04(g), the Borrowers shall pay to the Administrative
                 ---------------
Agent, (i) for the account of each Issuing Bank a fee (the "Fronting Fee")
                                                            ------------
accruing at a per annum rate equal to one-quarter of one percent (0.25%) per annum of the undrawn face amount of each outstanding Letter of Credit issued by such Issuing Bank, and (ii) for the account of the Revolving Credit Lenders based on their respective Pro Rata Shares, a fee (the "Letter of Credit Fee")
                                                       --------------------
accruing at a per annum rate equal to the Applicable Margin applicable to Eurodollar Rate Loans from time to time minus one-quarter of one percent (0.25%)
                                        -----
per annum, of the undrawn face amount of each outstanding Letter of Credit, which Fronting Fee and Letter of Credit Fee shall be payable quarterly in arrears (A) on the last day of each calendar quarter after the date of Issuance thereof and on the last day of each succeeding calendar quarter thereafter and
(B) on the Revolving Credit Termination Date; provided, however, effective
                                              --------  -------
immediately upon the occurrence of an Event of Default, and for so long thereafter as such Event of Default shall be continuing, the rate at which the Letter of Credit Fee shall accrue and be payable shall be equal to two percent (2.0%) per annum plus the rates otherwise payable with respect thereto as set
                 ----
forth hereinabove.

          (b)  Unused Commitment Fee.  The Borrower shall pay to the
               ---------------------
Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares a fee (the "Unused Commitment Fee") accruing from the Merger Funding Date at the Unused Commitment Fee Rate on the average amount by which the Revolving Credit Commitments exceed the sum of (1) the outstanding principal amount of the Revolving Loans, plus (2) the outstanding Reimbursement
                                         ----
Obligations, plus (3) the aggregate undrawn face amount of all outstanding
             ----
Letters of Credit, for the period commencing on the Merger Funding Date and ending on the Revolving Credit Termination Date, the accrued portion of such fee being payable (x) quarterly, in arrears, on each three month anniversary of the Merger Funding Date Funding and (y) on the Revolving Credit Termination Date.

Notwithstanding the foregoing, in the event that any Lender fails to fund its Pro Rata Share of any Revolving Loan requested by the Borrowers which such Lender is obligated to fund under the terms hereof, such Lender shall not be entitled to any Unused Commitment Fees with respect to its Revolving Commitment until such failure has been cured in accordance with Section 3.02(b)(v)(B) and
                                                     ---------------------
the Borrowers shall not be required to pay any Unused Commitment Fees applicable to such Commitment to such Lender for such period.

          (c) Other Fees.  The Borrowers shall pay to the Administrative Agent
              ----------
and the Arrangers such other fees as are set forth in the Letter Agreement on the due dates therefor set forth in the Letter Agreement.

          (d) Calculation and Payment of Fees.  All of the above fees shall be
              -------------------------------
calculated on the basis of the actual number of days elapsed in a 360-day year. All such fees shall be payable in addition to, and not in lieu of, interest, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Administrative Agent's Account in accordance with Section 3.02
                                                                 ------------
except as otherwise provided in the Letter Agreement. All fees shall be fully earned and nonrefundable when paid. All fees specified or referred to herein due to the Administrative Agent, the Arrangers, any Issuing Bank or any Lender, including, without limitation, those referred to in this Section 4.03, shall
                                                         ------------
bear interest, if not paid when due, at the interest rate for Loans in accordance with Section 4.01(d), shall constitute Obligations and shall be
                ---------------
secured by the Collateral.

                                  ARTICLE V.
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT

          5.01.   Conditions Precedent to the Term Loans, the  Revolving Loans
                  ------------------------------------------------------------
Made and Letters of Credit Issued on the Merger Funding Date.  The obligation of
------------------------------------------------------------
each Lender on the Merger Funding Date to make the Term Loan and Revolving Loan requested to be made by it and the agreement of each Issuing Bank on the Merger Funding Date to issue Letters of Credit, shall be subject to the satisfaction of all of the following conditions precedent:

          (a) Documents.  The Administrative Agent shall have received on or
              ---------
before the Merger Funding Date all of the following:

          (i) This Agreement, the Term Loan Notes, the Revolving Credit Notes, the Assumption Agreement, the Borrower Guaranties executed by each of OHM, OHM Remediation and Beneco, the Subsidiary Guaranties executed by each Material Subsidiary of OHM, the Contribution Agreement executed by each Borrower and Guarantor, the Borrower Security Agreements executed by each of OHM, OHM Remediation and Beneco, Subsidiary Guarantor Security Agreements executed by each of the OHM Subsidiary Guarantors, the Borrower Pledge Agreements executed by each of OHM and OHM Remediation and all other agreements, documents and instruments described in the List of Closing Documents attached hereto and made a part hereof as Exhibit F, each duly
                                                         ---------
     executed where appropriate and in form and substance satisfactory to the Requisite Lenders; without limiting the foregoing, the Borrowers hereby direct each of their counsel referred to in such List of Closing Documents to prepare and deliver to the Agents, the Lenders and the Issuing Banks, the opinions referred to therein with respect to such counsel;

          (ii) Revised Schedules to this Agreement and the other Loan Documents containing appropriate disclosures relating to OHM and its Subsidiaries and updated information relating to the Company and its Subsidiaries (other than OHM and its

     Subsidiaries (other than OHM and its Subsidiaries) in form and substance satisfactory to the Requisite Lenders (it being understood that, subject to the approval of such revised Schedules by the Requisite Lenders, all references herein to the Schedules or any Schedule hereto thereafter shall refer to the Schedules or such Schedule as so revised); and

          (iii) such additional documentation as the Administrative Agent may reasonably request.

          (b) Perfection of Liens. The Administrative Agent shall have received
              -------------------
evidence to the satisfaction of the Lenders that all Liens granted to the Administrative Agent with respect to the Collateral of OHM, each OHM Subsidiary Borrower and each OHM Subsidiary Guarantor are valid and effective and, upon the filing of the duly executed Uniform Commercial Code financing statements relating to the personal property Collateral owned by each of OHM, each OHM Subsidiary Borrower and each OHM Subsidiary Guarantor, which shall have been delivered to the Administrative Agent, will be perfected and of first priority, except as otherwise permitted under this Agreement. All certificates representing certificated Capital Stock of OHM, each OHM Subsidiary Borrower and each OHM Subsidiary Guarantor included in the Collateral shall have been delivered to the Administrative Agent (with duly executed stock powers, as described on Exhibit F). All Liens on Collateral of the Loan Parties granted on
             ---------
the Tender Offer Funding Date shall remain valid and effective and continue to be perfected and of first priority, except as otherwise permitted under this Agreement.

          (c) The Merger.  The Merger Agreement shall have been approved by the
              ----------
Minimum Number of Shares and the Merger shall have been consummated in compliance with all applicable laws and in accordance with the Merger Agreement. None of the Merger Documents shall have been amended, waived or modified without the prior written approval of the Agents and the Requisite Lenders (other than Non-Material Changes) and there shall not have occurred or exist any material breach or default thereunder. The representations and warranties contained in the Merger Agreement shall be true and correct in all material respects on the Merger Funding Date. All documentation relating to the Merger (other than the Merger Agreement, the Share Repurchase Agreement, the Voting Agreements and the Option Termination Agreement) shall be in form and substance satisfactory to the Agents and the Requisite Lenders. The consideration provided to shareholders of OHM in connection with both the Tender Offer and the Merger (including any payments under the Stock Repurchase Agreement and the Option Termination Agreement and any other payments in respect of the cancellation of stock options and warrants) shall not exceed in the aggregate $235,000,000 in cash and shall otherwise only include Company Common Stock.

          (d) No Legal Impediments.  Except with respect to actions, suits,
              --------------------
investigations, litigation or proceedings of the Company, OHM and their respective Subsidiaries disclosed on Schedule 6.01-K to the Original Credit
                                     ---------------
Agreement (the "Existing Actions"), (x) there shall exist no action, suit,
                ----------------
investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (i) has or could reasonably be expected to have a Material Adverse Effect or (ii) enjoins, seeks to enjoin, delays the consummation of, or imposes material adverse conditions on, the Merger or any transaction contemplated in the Merger Agreement or purports to affect the making of the Loans or the Issuance of Letters of Credit on the Merger Funding Date. There has occurred no change or development in the Existing Actions from that disclosed on Schedule
                                                                     --------
6.01-K to the Original Credit Agreement (without giving effect to any amendment
------
to such Schedule made pursuant to Section 5.01(a)(ii)), which change or
                                  ------------------
development, when aggregated with all such changes or developments, has or could reasonably be expected to have a Material Adverse Effect.

          (e) Solvency Opinion.  The Administrative Agent shall have received a
              ----------------
letter from Valuation Research Corporation, in form and substance satisfactory to the Administrative Agent, reconfirming in all material respects the opinion from Valuation Research Corporation dated February 25, 1998 that the Company and its Subsidiaries, on a consolidated basis, are Solvent after giving effect to the payments to be made and the obligations and liabilities to be incurred under the Transaction Documents and after giving effect to the Merger.

          (f) No Change in Condition. There shall have occurred no Material
              ----------------------
Adverse Change or any material adverse change in (i) the ability of the Company or any of its Subsidiaries to perform their obligations under the Loan Documents or (ii) the ability of the Administrative Agent and the Lenders to enforce the Loan Documents.

          (g) Projections; Pro Forma Balance Sheets.  The facts and assumptions
              -------------------------------------
underlying (i) the Projections and (ii) the pro forma estimated balance sheets of the Company and its Subsidiaries (including OHM and its Subsidiaries) at the Merger Funding Date giving effect to transactions contemplated in the Merger Agreement (but excluding any purchase accounting adjustments) shall not have changed in any materially adverse respect such that such forecasts do not reasonably project the Company's or OHM's, or their combined, financial performance for the fiscal periods covered thereby and such that such pro forma estimated balance sheets do not reasonably estimate the assets, liabilities and shareholder equity of the Company and OHM as anticipated at the Merger Funding Date.

          (h) No Default.  No Event of Default or Default shall have occurred
              ----------
and be continuing or would result from the making of the Loans or the Issuance of Letters of Credit.

          (i) Representations and Warranties.  As of the Merger Funding Date,
              ------------------------------
both before and after giving effect to the Loans to be made or the Letters of Credit to be Issued on such date, all of the representations and warranties of the Borrowers and the Borrowers' Subsidiaries contained in Sections 6.02 and in
                                                           -------------
any other Loan Document (other than representations and warranties in any such Loan Document which expressly speak as of a different date) shall be true and correct in all material respects.

          (j) Fees and Expenses Paid.  There shall have been paid to the
              ----------------------
Administrative Agent, for the accounts of Citicorp, the Lenders, the Issuing Banks and to the Arrangers, for their own account, as applicable, all fees due and payable on or before the Merger Funding Date

(including, without limitation, all such fees described in the Letter Agreement and the Original Credit Agreement), and all expenses due and payable on or before the Merger Funding Date.

          (k) Transaction Costs.  The Borrowers shall have paid and be obligated
              -----------------
to pay not more than $33,000,000 (together with any Transaction Costs paid or incurred on or prior to the Tender Offer Funding Date) in the aggregate in Transaction Costs, unless any amount in excess thereof has been approved by the Agents.

          (l) Consents, Etc.  Except as set forth on Schedule 6.01-E, each of
              --------------                         ---------------
the Borrowers and the Borrowers' Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrowers and the Borrowers' Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, the Transaction Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, (B) to create and perfect or continue the perfection of the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents, and (C) to consummate the Merger. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act 1976 shall have expired or been terminated without any action being taken by any Governmental Authority adverse to the consummation of the Merger.

          (m) Market Disruption or Adverse Change.  There shall not have
              -----------------------------------
occurred a material disruption or adverse change in the markets for loan syndications for transactions of this type or in the United States financial or capital markets generally.

          (n) Existing OHM Credit Agreement.  All obligations under the Existing
              -----------------------------
OHM Credit Agreement shall have been paid in full and the Existing OHM Credit Agreement shall have been terminated and all Liens securing such obligations shall have been released.

          5.02.  Conditions Precedent to All Subsequent Revolving Loans, Swing
                 -------------------------------------------------------------
Loans and Letters of Credit.  The obligation of each Revolving Credit Lender to
---------------------------
make any Revolving Loan and of the Swing Loan Bank to make any Swing Loan, requested to be made by it on any date after the Merger Funding Date and the agreement of each Issuing Bank to Issue any Letter of Credit on any date after the Merger Funding Date is subject to the following conditions precedent as of each such date:

          (a) Representations and Warranties.  As of such date, both before and
              ------------------------------
after giving effect to the Loans to be made or the Letters of Credit to be Issued on such date, all of the representations and warranties of the Borrowers and the Borrowers' Subsidiaries contained in Section 6.02 and in any other Loan
                                             ------------
Document (other than representations and warranties in any such Loan

Document which expressly speak as of a different date) shall be true and correct in all material respects.

          (b) No Default.  No Event of Default or Default shall have occurred
              ----------
and be continuing or would result from the making of the requested Loan or Issuance of the requested Letter of Credit.

          (c) No Legal Impediments.  No law, regulation, order, judgment or
              --------------------
decree of any Governmental Authority shall, and the Administrative Agent shall not have received from any Lender or Issuing Bank notice that, in the judgment of such Lender or Issuing Bank, litigation is pending or threatened which is likely to enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, (i) such Lender's making of the requested Loan or participation in the requested Letter of Credit, (ii) the Swing Loan Bank's making of the requested Swing Loan or (iii) such Issuing Bank's Issuance of the requested Letter of Credit.

          (d) No Material Adverse Change.  There shall have occurred no material
              --------------------------
adverse change in (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of (A) ITC, individually, or the Company and its Subsidiaries taken as a whole, since March 28, 1997 or (B) each OHM Subsidiary Borrower, individually, since December 31, 1996 or, in the case of Beneco, since June 1, 1997, but only if such OHM Subsidiary Borrower is a Material Subsidiary, (ii) the ability of the Company or any of its Subsidiaries to perform their obligations under the Loan Documents or (iii) the ability of the Administrative Agent and the Lenders to enforce the Loan Documents.

Each submission by a Borrower to the Administrative Agent of a Notice of Borrowing with respect to a Revolving Loan or Swing Loan, each acceptance by a Borrower of the proceeds of each Loan made, each submission by a Borrower to an Issuing Bank of a request for Issuance of a Letter of Credit and the Issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrower as of the Funding Date in respect of such Revolving Loan, or as of the Swing Loan Funding Date in respect of such Swing Loan, and the date of Issuance of such Letter of Credit, that all the conditions contained in this Section 5.02
                                                                    ------------
have been satisfied or waived in accordance with Section 13.07.
                                                 -------------

                                  ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES

          6.0  Representations and Warranties from and after the Merger Funding
               ----------------------------------------------------------------
Date.  In order to induce the Lenders and the Issuing Banks to make the Term
----
Loans and any requested Revolving Loans and the other financial accommodations to the Borrowers and to Issue the Letters of Credit described herein, each Borrower hereby represents and warrants to each Lender, each Issuing Bank, and the Administrative Agent that the following statements are true, correct and complete on and as of the Merger Funding Date, after giving effect to the Merger and the making of the Loans on the Merger Funding Date, and thereafter on each date as required by Section 6.02:
                    ------------

          (a)    Organization; Corporate Powers.  Each of the Company and its
                 ------------------------------
Restricted Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing shall have or is reasonably likely to have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the Tender Offer, the Merger, and the other transactions contemplated in the Transaction Documents.

          (b)    Authority.  (i)  Each of the Company and its Subsidiaries has
                 ---------
the requisite corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is a party.

          (ii) The execution, delivery and performance (or filing, as the case may be), of each of the Loan Documents which have been executed and to which any of the Company and its Subsidiaries is a party and the consummation of the transactions contemplated thereby, have been duly approved by each of the boards of directors and (to the extent required by law) the shareholders of the Company and its Subsidiaries, respectively, and such approvals have not been rescinded, revoked or modified in any manner. No other corporate action or proceedings on the part of the Company and its Subsidiaries is necessary to consummate such transactions.

          (iii) Each of the Loan Documents to which the Company and its Subsidiaries is a party has been duly executed, and delivered on behalf of the Company and its Subsidiaries, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms. No Event of Default or Default has occurred and is continuing.

          (c)    Subsidiaries; Ownership of Capital Stock.  Schedule 6.01-C (i)
                 ----------------------------------------   ---------------
contains a diagram indicating the corporate structure of the Company, the Company's Subsidiaries and any other Person in which the Company or any of the Company's Subsidiaries holds an equity interest, as of the Merger Funding Date, and (ii) accurately sets forth as of the Merger Funding Date (A) the correct legal name, the jurisdiction of incorporation, and Employer Identification Number of each of the Company and the Company's Subsidiaries, and the jurisdiction in which each of the Company and the Company's Subsidiaries is qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of the Company and each of the Company's Subsidiaries and the owners of such shares, and (C) a summary of the direct and indirect partnership, joint venture, or other equity interests, if any, of the Company and each Subsidiary of the Company in any Person that is not a corporation. Except as set forth on Schedule 6.01-C, none
                                                          ---------------
of the issued and outstanding Capital Stock of the Company or the Company's Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock.

          (d) Tender Offer Documents; Merger Documents; the Merger.  (i) Each of
              ----------------------------------------------------
the Tender Offer Documents, as amended through the Merger Funding Date, filed with the Commission or other securities authority complied as to form at the time of filing thereof in all material respects with the provisions of the Securities Exchange Act and the rules and regulations thereunder. The Company has delivered to the Administrative Agent a complete and correct copy of the Company Proxy/Registration Statement. The Company Proxy/Registration Statement, as of the date it was distributed to shareholders of the Company and OHM, at the time of the shareholder meetings to consider and vote on the Merger and the issuance of the Company Common Stock in connection with the Merger, as the case may be, complied in all material respects as to form with, and all filings of and solicitations under the Company Proxy/Registration Statement have been made in accordance with, the applicable provisions of the Securities Exchange Act and the proxy solicitation rules and other applicable rules and regulations thereunder.

          (ii) The holders of the requisite percentage (under the Ohio General Corporation Law and OHM's Constituent Documents) of OHM's outstanding Shares have voted to approve the Merger Agreement at a meeting of OHM's stockholders duly called and held prior to the Merger Funding Date.

          (iii) Each of the Company, Acquisition and OHM has the requisite corporate power and authority to (A) execute, deliver and perform each of the Tender Offer Documents and Merger Documents to which it is a party and (B) to file the Tender Offer Documents and Merger Documents filed by it, or to be filed by it, with any Governmental Authority.

          (iv) The execution, delivery and performance (or filing, as the case may be), of each of the Tender Offer Documents and Merger Documents which have been executed and to which the Company, Acquisition or OHM is a party and the consummation of the transactions contemplated thereby, have been duly approved by the board of directors of each of the Company, Acquisition and OHM, and such approvals have not been rescinded, revoked or modified in any manner. No other corporate action or proceedings on the part of the Company, Acquisition or OHM is necessary to consummate such transactions.

          (v) Each of the Merger Documents to which the Company, Acquisition and OHM is a party has been duly executed or delivered (or filed) on behalf of the Company, Acquisition or OHM, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms, is in full force and effect and no term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Tender Offer Documents and Merger Documents delivered to the Administrative Agent pursuant to Section 5.01(a) without the prior written consent of the
                  ---------------
Agents and the Lenders; provided that Non-Material Changes may be made to such
                        --------
documents. Each of the Company and its Subsidiaries and (to the best knowledge of the Borrowers) all other parties thereto have performed and complied with all the material terms, provisions, agreements and conditions set forth in the Tender Offer Documents and the Merger Documents and required to be performed or complied with by such parties on or before the Merger Funding Date, and as of the Merger Funding Date, no material breach of any covenant by any such party exists thereunder and no action has been taken by any competent Governmental Authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Merger.

          (vi) All conditions precedent to the consummation of the Merger pursuant to the Merger Agreement have been satisfied (or waived, with the consent of the Agents and the Requisite Lenders). As of the Merger Funding Date, no material breach of any covenant by any of the parties to the Merger Agreement has occurred and no action has been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Merger. Each of the representations and warranties of the Company, Acquisition and OHM contained in the Merger Agreement are true and correct in all material respects.

          (vii) The Certificate of Merger executed by Acquisition and OHM has been filed with the Secretary of State of Ohio and filed or recorded in each other place wherein it is required to be so filed or recorded, in each case to effect or evidencing the consummation of the Merger and such Certificate of Merger complies as to form and substance with the laws of the State of Ohio.

          (e)   No Conflict.  The execution, delivery and performance of each of
                -----------
the Transaction Documents to which the Company and its Subsidiaries is a party do not and will not (i) conflict with the Constituent Documents of the Company or any such Subsidiary, (ii) constitute a tortious interference with any Contractual Obligation of any Person, (iii) except as set forth on Schedule
                                                                   --------
6.01-E, conflict with, result in a breach of or constitute (with or without
------
notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of the Company or any such Subsidiary, or require the termination of any Contractual Obligation, the consequences of such conflict, breach, default or termination, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to have a material adverse effect on the ability of the Loan Parties to perform their respective obligations under any of the Transaction Documents or to subject the Administrative Agent, the Lenders or the Issuing Banks to any liability or potential liability (whether criminal or civil), (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Company or any such Subsidiary, other than Liens contemplated by the Loan Documents, or (v) require any approval of the Company's or any such Subsidiary's stockholders that has not been obtained.

          (f)   Governmental Consents, etc.  Except as set forth on Schedule
                ---------------------------                         --------
6.01-F, the execution, delivery and performance of each of the Transaction
------
Documents to which Company or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except (i) filings, consents or notices which have been made, obtained or given, or, in a timely manner, shall be made, obtained, or given, and (ii) filings necessary to create or perfect security interests in the Collateral. None of the Company or any of its Subsidiaries is subject to regulation under the Public Utility Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in the Transaction Documents.

          (g) Accommodation Obligations; Contingencies.  Except as set forth on
              ----------------------------------------
Schedule 1.01.4, none of Company or any of its Subsidiaries has any
---------------
Accommodation Obligation, contingent liability or liability for any Taxes, long-term lease or commitment, not reflected in its financial statements delivered to the Administrative Agent on or prior to the Merger Funding Date or otherwise disclosed to the Administrative Agent and the Lenders in the other Schedules hereto, which shall have or is reasonably likely to have a Material Adverse Effect.

          (h) Restricted Junior Payments.  Except as set forth on Schedule 6.01-
              --------------------------                          -------------
H, since March 28, 1997, none of the Company or any of its Subsidiaries has
-
directly or indirectly declared, ordered, paid or made or set apart any sum or Property for any Restricted Junior Payment or agreed to do so, except as permitted pursuant to Section 9.06 hereof.
                      ------------

          (i) Financial Position.  The Projections, the pro forma estimated
              ------------------                        --- -----
balance sheets delivered pursuant to Section 5.01(a)(i) and all related
                                     ------------------
financial information delivered to the Lenders as referenced in this Agreement were (A) prepared in good faith and are based upon facts and assumptions that are reasonable in light of the business conditions and prospects existing or foreseeable as of the time of their preparation (which facts and assumptions have not changed in any materially adverse respect such that such forecasts do not reasonably project the Company's or OHM's, or their combined, financial performance for the fiscal periods covered thereby and such that such pro forma
                                                                      --- -----
estimated balance sheets do not reasonably estimate the assets, liabilities and shareholder equity of the Company and OHM as anticipated at the Merger Funding Date, excluding purchase accounting adjustments) and represent management's opinion of the Company and its Subsidiaries' projected financial performance based on the information available to the Company at the time so furnished. Complete and accurate copies of the Company SEC Documents and the OHM SEC Documents have been delivered to Lenders. All financial statements included in such materials were prepared in conformity with GAAP, except as otherwise noted therein, and fairly present the consolidated financial position of the Company and its Subsidiaries, on the one hand, and OHM and its Subsidiaries, on the other, in each case as at the respective dates thereof and the consolidated results of operations and changes in the financial position of the Company and its Subsidiaries and OHM and its Subsidiaries for each of the periods covered thereby, subject, in the case of any unaudited interim financial statements, to changes resulting from audit and normal year-ended adjustments.

          (j) Acquisition Capitalization.  The Company has contributed at least
              --------------------------
$80,000,000 in cash to the common equity of Acquisition.

          (k) Litigation; Adverse Effects.  Except as set forth in Schedule
              ---------------------------                          --------
6.01-K, there is no action, suit, audit, proceeding, allegations of defective
------
pricing, defective products or services, cost mischarging, or violation of the Cost Accounting Standards, investigation or arbitration (or series of related actions, suits, proceedings, investigations or arbitrations) before or by any Governmental

Authority or private arbitrator pending or, to the knowledge of the Borrowers, threatened against the Company or any of its Subsidiaries or any Property of any of them (i) challenging the validity or the enforceability of any of the Transaction Documents, (ii) which enjoins, seeks to enjoin, delays the consummation of, or imposes material adverse conditions on, the Merger or any transaction contemplated thereby or purports to affect the Loans or the Loan Documents, (iii) which is reasonably likely to result in the suspension or debarment of the Company or any of its Subsidiaries from any federal government contracting program, the loss of export licenses or approvals, or the suspension of future export licensing or approvals, or (iv) which otherwise has or could reasonably be expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation shall have or is reasonably likely to result in a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority, in each case which have or could reasonably be expected to have a Material Adverse Effect.

          (l) No Material Adverse Change.  There has occurred no Material
              --------------------------
Adverse Change.

          (m) Payment of Taxes.  All tax returns and reports of each of the
              ----------------
Company and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective Property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid other than such taxes, assessments, fees and other governmental charges (i) which are being contested in good faith by the Company or such Subsidiary, as the case may be, by appropriate proceedings diligently instituted and conducted and without danger of any material risk to the Collateral and (ii) with respect to which a reserve or other appropriate provision, if any, as is required in conformity with GAAP shall have been made. None of the Borrowers has any knowledge of any proposed tax assessment against the Company or any of its Subsidiaries that has or could reasonably be expected to have a Material Adverse Effect.

          (n) Performance.  Except as disclosed on Schedule 6.01-N, none of the
              -----------                          ---------------
Company or any of its Subsidiaries has received notice or has actual knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, do not have or could not reasonably be expected to have a Material Adverse Effect.

          (o) Disclosure.  The information contained in the Merger Documents,
              ----------
the representations and warranties of each of the Company and its Subsidiaries contained in the Transaction Documents, and all certificates and documents delivered to the Agents and the Lenders pursuant to the terms hereof and the other Loan Documents, did not and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. None of the Borrowers has intentionally withheld any fact from the Agents, any Issuing Bank or any Lender in regard to any matter which shall have or is reasonably likely to have a Material Adverse Effect.

          (p) Requirements of Law.  Each of the Company and its Subsidiaries is
              -------------------
in compliance with all Requirements of Law applicable to it and its business, in each case where the failure to so comply individually or in the aggregate have or could reasonably be expected to have a Material Adverse Effect.

          (q) Environmental Matters.  Except as disclosed on Schedule 6.01-Q and
              ---------------------                          ---------------
except for matters, conditions, operations and noncompliance which would not reasonably be expected to result in a liability to the Company or any of its Subsidiaries in excess of $10,000,000 in the aggregate:

          (A) the operations of the Company and its Subsidiaries comply in all material respects with all applicable Environmental, Health or Safety Requirements of Law;

          (B) the Company and its Subsidiaries have obtained or have taken appropriate steps, as required by Environmental, Health or Safety Requirements of Law, to obtain all environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and each of the Company and its Subsidiaries are currently in compliance in all material respects with all terms and conditions of such Permits;

          (C) none of the Company and its Subsidiaries or any of their respective operations or present or past Property are subject to any investigation by, or any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing (i) a material violation of any Environmental, Health or Safety Requirement of Law; (ii) any Remedial Action; or (iii) any material Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment nor has the Company or any of its Subsidiaries received any notice of the foregoing;

          (D) none of the Company and its Subsidiaries is the owner or operator of any Property which has any of the following which could result in a material liability:

               (i) any past or present on-site generation, treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent;

               (ii) any past or present landfill, underground storage tank or surface impoundment;

               (iii) any asbestos-containing material; or

               (iv) any polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other Equipment;

          (E) no Environmental Lien has attached to any Property of the Company or any of its Subsidiaries;

          (F) there have been no Releases of any Contaminants into the environment in reportable quantities by the Company or any of its Subsidiaries;

          (G) none of the Company or any of its Subsidiaries has any material contingent liability in connection with any Release or threatened Release of any Contaminants into the environment;

          (H) none of the Company or any of its Subsidiaries has sent or directly arranged for the transport of any waste to any site listed or proposed for listing on the National Priorities List ("NPL") pursuant to
                                                            ---
     CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS"), or any similar state list;
                                         -------

          (I) none of the Company's or any of its Subsidiaries' present or past Property is listed or proposed for listing on the NPL pursuant to CERCLA or on the CERCLIS or any similar state list of sites requiring Remedial Action, and the Company and its Subsidiaries are unaware of any conditions on such Property which would qualify such Property for inclusion on any such list.

          (r) ERISA Matters.  (i) None of the Company or any ERISA Affiliate
              -------------
maintains or contributes to any Plan other than those listed on Schedule 6.01-R.
                                                                ----------------
Except as disclosed on Schedule 6.01-R, each Plan which is intended to be
                       ---------------
qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to each such Plan has been determined to be exempt from federal income tax under
Section 501(a) of the Internal Revenue Code as currently in effect. Except as disclosed on Schedule 6.01-R, none of the Company or any Subsidiary of the
             ---------------
Company maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(l) of ERISA which provides benefits to employees after termination of employment other than as required by part 6 of Title I of ERISA. The Company and each ERISA Affiliate are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Internal Revenue Code. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. None of the Company or any ERISA Affiliate or, to the best of the Borrowers' knowledge, any fiduciary of any Plan which is not a Multiemployer Plan (a) has engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code or (b) has taken or failed to take any action which would constitute or result in a Termination Event which would be an Event of Default under Section 11.01(k).
                                                           ----------------
Except as disclosed on Schedule 6.01-R, none of the Company, or to the knowledge
                       ---------------
of

Borrowers, any ERISA Affiliate has any liability, which direct or indirect, contingent or otherwise, under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. None of the Company or any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid to any material extent. Schedule B to the most recent annual report filed with the IRS with
         ----------
respect to each Benefit Plan and furnished to the Administrative Agent is complete and accurate in all material respects. Since the date of each such Schedule B there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. None of the Company or any ERISA Affiliate has (a) failed to make a required contribution or payment to a Multiemployer Plan or (b) experienced a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. None of the Company or any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment which could result in a Lien under Section 412 (n) of the Internal Revenue Code. None of the Company or any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on Schedule 6.01-R, none of the Company or any ERISA
                       ---------------
Affiliate has incurred, by reason of the transactions contemplated hereby any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

          (ii) The Company has given to the Administrative Agent copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence or if the Company has committed to establish one or more Benefit Plans, a description of each such Benefit Plan as of the Merger Funding Date, and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 including all schedules and attachments filed in respect of each such Benefit Plan in existence; a listing of (a) all of the Multiemployer Plans currently contributed to by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate is obligated or contemplates to be obligated, to contribute,
(b) the aggregate annual amount required to be contributed by the Company and its ERISA Affiliates to each such Multiemployer Plan, (c) any information which has been provided to the Company or an ERISA Affiliate regarding the amount of current actual withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made; and each employee welfare benefit plan within the meaning of Section 3(1) of ERISA maintained by the Company, any Subsidiary of the Company which provides benefits to employees of the Company or any Subsidiary of the Company after termination of employment other than as required by Part 6 of Title 1 of ERISA, the most recent summary plan description for each such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such plan.

          (s) Foreign Employee Benefit Matters.  Except as set forth on Schedule
              --------------------------------                          --------
6.01-S, none of the Company or any Subsidiary of the Company (i) is maintaining
------
or contributing to, (ii) or has ever maintained or contributed to, or (iii) has any obligation to maintain or contribute to, any Foreign Employee Benefit Plan. Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan. The aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current fair market value of the assets held in the trust or other funding vehicle for such Plan. With respect to each Foreign Employee Benefit Plan maintained or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate (other than a Foreign Pension Plan) or with respect to which each such plan and such person is obligated to contribute, reasonable reserves have been established where required by generally accepted accounting practices in the jurisdiction in which such Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Plan will not result in a material liability. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Company or any of its Subsidiaries or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan.

          (t) Labor Matters.   (i) Except as set forth in Schedule 6.01-T, as of
              -------------                               ---------------
the Merger Funding Date there is no collective bargaining agreement covering any of the employees of the Company or its Subsidiaries. To the Borrowers' knowledge, except as set forth on Schedule 6.01-T, as of the Merger Funding Date
                                  ---------------
no attempt to organize the employees of the Company or any such Subsidiary is pending, threatened, planned or contemplated.

          (ii) Set forth in Schedule 6.01-R or Schedule 6.01-T, as the case may
                            ---------------    ---------------
be, is a list, as of the Merger Funding Date, of all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, severance plans, group life insurance, hospitalization insurance or other employee benefit plans of the Company and its Subsidiaries providing for benefits for employees of the Company and its Subsidiaries.

          (u) Securities Activities.  None of the Company or any of its
              ---------------------
Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (v) Solvency.  After giving effect to the transactions contemplated in
              --------
the Transaction Documents, the Loans to be made on the Merger Funding Date or such other date as Loans requested hereunder are made, the disbursement of the proceeds of such Loans pursuant to the Borrowers' instructions, each of the (i) Loan Parties and (ii) the Company and its Subsidiaries on a consolidated basis, is Solvent.

          (w) Patents, Trademarks, Permits, Etc.; Government Approvals.  (i)
              --------------------------------------------------------
The Company and its Subsidiaries own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of their businesses as currently conducted except where the failure to do so would not have or could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.01-W, no
                                                        ---------------
claims are pending or, to the best of the Borrowers' knowledge following diligent inquiry, threatened that the Company or any of its

Subsidiaries is infringing upon the rights of any Person with respect to such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes.

          (ii) Except for Liens granted to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, none of the transactions contemplated by the Transaction Documents, the Tender Offer or the Merger shall impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes by the Company or any of its Subsidiaries in any manner which shall have or is reasonably likely to have a Material Adverse Effect.

          (x) Assets and Properties.  Each of the Company and its Subsidiaries
              ---------------------
has good and marketable title to all of its assets and Property (tangible and intangible) owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and Property are free and clear of all Liens, except Liens securing the Obligations and Liens permitted under Section 9.03. Schedule 6.01-X contains a
                                      ------------   ---------------
true and complete list of all of the Real Property owned in fee simple by each of the Company and its Subsidiaries as of the Merger Funding Date, and a true and complete list of all Leases in effect on the Merger Funding Date and indicates whether such Real Property or Lease has a Fair Market Value in excess of $1,000,000. Substantially all of the assets and Property owned by or leased to the Company and/or each such Subsidiary are in adequate operating condition and repair, ordinary wear and tear excepted, and are free and clear of any known defects except such defects that do not substantially interfere with the normal conduct of the business of the Company and its Subsidiaries. Except for Liens granted to the Administrative Agent for the benefit of the Agents, the Issuing Banks and the Lenders, neither this Agreement nor any other Transaction Document, nor any transaction contemplated herein or therein, shall affect any right, title or interest of the Company or such Subsidiary in and to any of such assets in a manner that has or could reasonably be expected to have a Material Adverse Effect.

          (y) Insurance.  Schedule 6.01-Y accurately sets forth as of the Merger
              ---------   ---------------
Funding Date all insurance policies and programs (including self-insurance programs) currently in effect with respect to the respective assets and business of the Company and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer, if any, and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof and (vi) the annual premium, if any, with respect thereto. Such insurance policies and programs are, except as disclosed on Schedule 6.01-Y, in amounts
                                                  ---------------
sufficient to cover the replacement value of the respective assets of the Company and its Subsidiaries.

          (z) Pledge of Collateral.  The grant and perfection of the security
              --------------------
interests in the Capital Stock of the Borrowers (other than the Company) and each of the Subsidiary Guarantors constituting a portion of the Collateral for the benefit of the Agents, the Issuing Banks and the Lenders, as contemplated by the terms of the Loan Documents, is not made in violation of the registration provisions of the Securities Act, any applicable provisions of other federal securities laws, state securities or "Blue Sky" law, foreign securities law, or applicable general corporation law or in violation of any other Requirement of Law.

          (aa) Transactions with Affiliates.  Schedule 6.01-AA lists, as of the
               ----------------------------   ----------------
Merger Funding Date, each and every existing agreement and arrangement (other than pursuant to a Constituent Document or Transaction Document which is effective as of the Merger Funding Date) that any of the Company or its Subsidiaries (including OHM and its Subsidiaries) has entered into with any shareholder of the Company or OHM, including any management or similar agreement. The Administrative Agent has been provided a true, accurate and complete copy of each such existing written agreement or arrangement set forth on Schedule 6.01-AA and a true, accurate and complete description of each such
   ----------------
existing or proposed agreement or arrangement set forth in Schedule 6.01-AA that
                                                           ----------------
is not in writing.

          (bb) Bank Accounts.  Schedule 6.01-BB sets forth as of the Merger
               -------------   ----------------
Funding Date all of the Loan Parties' Blocked Account Banks and other banks where funds are from time to time deposited, including the Lockboxes, their addresses and the relevant account numbers, and the Blocked Accounts.

          (cc) Government Contracts.  Except as set forth on Schedule 6.01-CC:
               --------------------                          -----------------

          (i) None of the Company, or any of its Subsidiaries or any of their respective Affiliates is party to any Contractual Obligation or subject to any Requirement of Law as a result of any conflict of interest by, between or among the Company, such Subsidiaries or such Affiliates or otherwise that would result in the termination of any Material Government Contract or that would impose any material limitation on the Company's or such Subsidiary's ability to perform such contract or to continue its business as presently conducted and proposed to be conducted.

          (ii) No payment has been made by the Company or any of its Subsidiaries, or by any Person authorized to act on their behalf, to any Person in connection with any Government Contract of the Company or any such Subsidiary, in violation of applicable United States or foreign procurement laws or regulations, United States criminal or civil laws relating to bribes or gratuities, or in violation of the Foreign Corrupt Practices Act or other Requirements of Law.

          (iii) With respect to each Government Contract (in the case of clause (A) below) and each Material Government Contract (in the case of clauses
----------                                                              -------
(B)  and (C) below) to which the Company or any of its Subsidiaries is a party:
---      ---
(A) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct in all material respects as of their effective date, and the Company and each such Subsidiary have complied in all material respects with all such representations and certifications; (B) neither the United States Government nor any prime contractor, subcontractor or other Person has notified the Company or any such Subsidiary, either orally or in writing, that the Company or such Subsidiary has breached or violated any material Requirement of Law, or any material certificate, representation, clause, provision or requirement pertaining to such Government Contract; and (C) no termination for default has occurred within the last five (5) years and no cure notice or show cause notice is currently in effect pertaining to such Government Contract.

          (iv) (A) None of the Company or any of its Subsidiaries or any of their respective directors, officers or employees is (or during the last five
(5) years has been) under administrative, civil or criminal investigation or indictment by any Governmental Authority, with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract; and (B) during the last five (5) years, none of the Company or any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary disclosure to the United States Government, with respect to any alleged material irregularity, misstatement or omission arising under or relating to a Government Contract, except (with respect to such matters occurring after the Merger Funding Date) as disclosed to the Lenders.

          (v) There exist (A) no outstanding material claims against the Company or any of its Subsidiaries in excess of $10,000,000, either by the United States Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Material Government Contract; and (B) no material disputes between the Company or any of its Subsidiaries and the United States Government under the Contract Disputes Act or any other Federal statute or between the Company or any of its Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any such Government Contract that could reasonably be expected to result in a liability in excess of $10,000,000.

          (vi) None of the Company or any of its Subsidiaries or any of their respective directors, officers or employees is (or during the last five (5) years has been) suspended or debarred from doing business with the United States Government or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for United States Government contracting.

          (dd) No Impairment.  The consummation of the Merger and the
               -------------
transactions contemplated by the Transaction Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes by any Company and its Subsidiaries in any manner which has or is likely to have a Material Adverse Effect.

          (ee) Year 2000 Problem.  The Company has reviewed the areas within its
               -----------------
business and operations and the business and operations of its Subsidiaries which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that computer applications used by the Company and its Subsidiaries may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to, and any date after, December 31, 1999.

          (ff) Adequate Cash.  As of the Merger Funding Date, the Borrowers have
               -------------
cash or Cash Equivalents on hand in an amount sufficient, when added to the Loans made on and after the

Merger Funding Date, (A) to pay all amounts payable by it in respect of the Merger, (B) to fund OHM's probable liability to Dissenters, (C) to pay all Transaction Costs and (D) to repay all outstanding obligations under the Existing OHM Credit Agreement.

          6.02.  Subsequent Funding Representations and Warranties.  In order to
                 -------------------------------------------------
induce the Lenders and the Issuing Banks to make the Revolving Loans and the Swing Loans and the other financial accommodations to the Borrowers and to Issue the Letters of Credit described herein, each Borrower hereby represents and warrants to each Lender, each Issuing Bank, and the Administrative Agent, on each date as required by Section 5.02(a) or the definition of Permitted
                         ---------------
Acquisition or any other date (other than the Merger Funding Date) that the representation and warranties are required to be made pursuant to the Loan Documents, that (i) each of the statements set forth in Section 6.01 (except (A)
                                                        ------------
to the extent that such statements expressly are made only as of the Merger Funding Date and (B) such statements set forth in subsections (c), (l) and (o) of Section 6.01) are true, correct and complete and (ii) there has occurred no
   ------------
material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of (i) ITC, individually, or the Company and its Subsidiaries taken as a whole, since March 28, 1997 or (ii) each OHM Subsidiary Borrower, individually, since December 31, 1996 or, in the case of Beneco, since June 1, 1997, but only if such OHM Subsidiary Borrower is a Material Subsidiary.

                                  ARTICLE VII.
                              REPORTING COVENANTS

          The Borrowers covenant and agree that so long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent thereto:

          7.01.  Financial Statements.  The Company shall maintain, and shall
                 --------------------
cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records; provided, however, in the event GAAP for
                                       --------  -------
purposes of this Article VII has changed from GAAP as used elsewhere in this
                 -----------
Agreement, then prior to any amendment of the covenants, standards or terms found in Article IX and Article X pursuant to Section 13.04, each of the
         ----------     ---------             -------------
financial statements described below shall be accompanied by a statement of reconciliation setting forth in appropriate detail the adjustments to the numbers and calculations set forth on such statements that would be required if GAAP had not changed. The Borrowers shall deliver or cause to be delivered to the Administrative Agent and the Lenders:

          (a) Monthly Reports.  Within thirty (30) days after the end of each
              ---------------
fiscal month in each Fiscal Year, the consolidated and, solely in the case of the last month of a fiscal quarter (and covering the entire quarter), consolidating balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated and, when applicable, consolidating statements of income, and cash flow of the Company and its Subsidiaries, including a comparison of the statement of the year to date earnings and cash flow to the corresponding statement for the corresponding period from the previous Fiscal Year, and the most recently prepared forecasted consolidated balance sheet and consolidated statement of earnings and cash flow of the Company and its Subsidiaries for and as of the end of such Fiscal Year, and a comparison of the statement of year to date earnings and cash flow to the annual operating plan, certified by the chief financial officer of the Company as fairly presenting the consolidated and consolidating financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments.

          (b) Quarterly Reports.  Within fifty (50) days after the end of each
              -----------------
fiscal quarter (other than the last fiscal quarter) in each Fiscal Year, the Form 10-Q filed by the Company with the Commission with respect to such fiscal quarter.

          (c) Annual Reports.  Within ninety-five (95) days after the end of
              --------------
each Fiscal Year, (i) reports on Form 10-K of the Company filed with the Commission with respect to such Fiscal Year and (ii) audited financial statements of the Company and its Subsidiaries reported on by Ernst & Young or other independent certified public accountants of recognized national standing acceptable to the Requisite Lenders, which report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements).

          (d) Officer's Certificate.  Together with each delivery of any
              ---------------------
financial statement pursuant to paragraph (a) and (b) of this Section 7.01, an
                                ---------------------         ------------
Officer's Certificate of the Company substantially in the form of Exhibit G
                                                                  ---------
attached hereto and made a part hereof, signed by the Company's chief financial officer, including a compliance certificate (the "Compliance Certificate")
                                                  ----------------------
attached as Annex I thereto setting forth calculations for the Leverage Ratio (for purposes of determining the Applicable Margin and the Unused Commitment Fee
Rate) and the Senior Debt Leverage Ratio (for purposes of the definition of Change of Control) and demonstrating in reasonable detail compliance during and at the end of the applicable accounting period with the covenants contained in

Articles IX and X.
-----------     -

          (e) Business Plans; Financial Projections.  Not later than thirty (30)
              -------------------------------------
days after the end of each Fiscal Year, and containing substantially the same types of financial information contained in the Projections, (i) the annual business plan of the Company for the next succeeding Fiscal Year, (ii) forecasts prepared by management of the Company for each fiscal month in the next succeeding Fiscal Year, and (iii) forecasts prepared by management of the Company for each of the succeeding Fiscal Years through the Fiscal Years in which the Term Loan Maturity Date is scheduled to occur, in each instance described in clause (ii) and clause (iii), containing a consolidated balance
             -----------     ------------
sheet, an income statement and a consolidated statement of cash flow.

          (f) Accountant's Statement.  Together with each delivery of the
              ----------------------
financial statements referred to in Section 7.01(c), a written statement of the
                                    ---------------
firm of independent certified public accountants referred to in such Section giving the report stating (i) that their audit examination has included a review of the terms hereof as it relates to accounting matters and (ii) whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Default with respect to any financial covenant contained in Article X has come to their attention, and if such
                      ---------
condition or event has come to their attention, specifying the nature and period of existence thereof. The statement referred to above shall be accompanied by a copy of the management letter or any similar report delivered to the Company or to any officer or employee thereof by such accountants in connection with such financial statements. The Administrative Agent and each Lender may communicate directly with such accountants.

          7.02.  Events of Default.  Promptly upon any of the chief executive
                 -----------------
officer, chief operating officer, chief financial officer, treasurer or controller of any of the Borrowers obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Default, or becoming aware that any Lender, any Issuing Bank or the Administrative Agent has given any written notice with respect to a claimed Event of Default or Default under the Loan Documents, (ii) that any Person has given any written notice to a Borrower or any Subsidiary of a Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.01(e), or
                                                         ----------------
(iii) of any condition or event which has or is reasonably likely to have a Material Adverse Effect or materially and adversely affect the value of, or the Administrative Agent's interest in, the Collateral, such Borrower shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying
(A) the nature and period of existence of any such claimed default, Event of Default, Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) the remedial action such Borrower has taken, is taking and proposes to take with respect thereto.

          7.03.  Lawsuits.  (i)  Promptly upon any Borrower obtaining
                 --------
knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation, any allegation of defective pricing, defective product or services, cost mischarging, or violation of the Cost Accounting Standards (48 C.F.R. (S) 9900 (et. seq.)), any facts which would
                                          --  ---
impair the ability of a Borrower to continue to perform Government Contracts or to obtain future Government Contracts or arbitration against or affecting a Borrower or any of the Borrowers' Subsidiaries or any Property of such Borrower or any of such Borrowers' Subsidiaries not previously disclosed pursuant to
Section 6.01(k), which action, suit, proceeding, governmental investigation or
--------------
arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in such Borrower's reasonable judgment, such Borrower or any of such Borrower's Subsidiaries to liability in an amount aggregating $5,000,000 or more, or could result in suspension or debarment from government contracting, loss of facility clearances for classified information, or suspension of export licenses or approvals (whether existing or applied for), such Borrower shall give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of
                                                               ----------
this Section 7.03, a Borrower, upon request of the Administrative Agent or the
     ------------
Requisite Lenders, shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation, any allegation of defective pricing, defective products or services, or violation of the Cost Accounting Standards, or of any facts which would impair the ability of such Borrower to continue to perform Government Contracts or to obtain future Government Contracts or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably
----------
available to it to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

          7.04.  Insurance.  As soon as practicable and in any event within one
                 ---------
hundred twenty (120) days of the end of each Fiscal Year ending after the Merger Funding Date, the Borrowers shall deliver to the Administrative Agent and the Requisite Lenders (i) a report in form and substance satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage (including any self-insurance provided by the Borrowers) maintained as of the date of such report by the Borrowers and their Subsidiaries and the duration of such coverage and (ii) to the extent such insurance coverage is not provided by the Borrowers, an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid.

          7.05.  ERISA Notices.  The Borrowers shall deliver or cause to be
                 -------------
delivered to the Administrative Agent and the Lenders, at the Borrowers' expense, the following information and notices as soon as reasonably possible, and in any event:

               (i) within ten (10) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of such Borrower describing such Termination Event and the action, if any, which such Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

               (ii) within ten (10) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know that a prohibited transaction (defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred that could reasonably be expected to result in excise tax liability in excess of $1,000,000, a statement of the chief financial officer of such Borrower describing such transaction and the action which such Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

               (iii) within ten (10) Business Days after filing thereof with the DOL, IRS, or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with the IRS with respect to each Benefit Plan (or notice to the Administrative Agent that copies of such report are available to the Administrative Agent and the Lenders upon their request therefor);

               (iv) within ten (10) Business Days after receipt by any Borrower or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report (or notice to the Administrative Agent that copies of such report are available to the Administrative Agent and the Lenders upon their request therefor);

               (v) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any Borrower or any ERISA Affiliate with respect to such request;

               (vi) within ten (10) Business Days after the occurrence thereof, notification of any increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which any Borrower or any ERISA Affiliate was not previously contributing;

               (vii) within ten (10) Business Days after receipt by any Borrower or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

               (viii) within ten (10) Business Days after receipt by any Borrower or any ERISA Affiliate of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

               (ix) within ten (10) Business Days after receipt by any Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

               (x) within ten (10) Business Days after any Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure;

               (xi) within ten (10) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or shall institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan;

               (xii) within ten (10) Business Days after receipt by any Borrower of a written notice from the Administrative Agent, copies of any Foreign Employee Benefit Plan and related documents, reports and correspondence as requested by the Lenders in such notice; and

               (xiii) within ten (10) Business Days after any Borrower or any ERISA Affiliate has amended a Benefit Plan, resulting in an increase in current liability for the plan year such that such Borrower or any ERISA Affiliate is required to provide security under Section 401(a)(29) of the Internal Revenue Code, copies of such amendment.

For purposes of this Section 7.05, the Borrowers and any ERISA Affiliate shall
                     ------------
be deemed to know all facts known by the administrator of any Plan of which a Borrower or any ERISA Affiliate is the plan sponsor.

          7.06.  Environmental Notices.  (a) The Borrowers shall notify the
                 ---------------------
Administrative Agent and the Lenders in writing, promptly and in any event within ten (10) Business Days upon any Borrowers learning thereof, of any:

               (i) notice or claim by a Governmental Authority or any third party to the effect that a Borrower or any of such Borrower's Subsidiaries is or may be liable to any Person, or is subject to an investigation by a Governmental Authority, relating to a material Release or threatened Release of any Contaminant into the environment;

               (ii) notice that any Property of a Borrower or any of such Borrower's Subsidiaries is subject to an Environmental Lien;

               (iii) commencement or threat of any judicial or administrative proceeding alleging a material violation by a Borrower or any of such Borrower's Subsidiaries of any Environmental, Health or Safety Requirement of Law;

               (iv) new and material changes to any existing Environmental, Health or Safety Requirement of Law that would or could reasonably be expected to have a Material Adverse Effect; or

               (v) any intent to execute an agreement, letter of intent or commitment to acquire stock, assets or real estate, or to lease property, or to take any other action by a Borrower or any of its Subsidiaries that would subject such Borrower or any of such Borrower's Subsidiaries to environmental, health or safety Liabilities and Costs that would or could reasonably be expected to have a Material Adverse Effect.

          (b) On January 31 of each calendar year, commencing on January 31, 1999, the Borrowers shall submit to the Administrative Agent and the Lenders a report prepared by the appropriate officers of the Borrowers summarizing the status of any environmental, health or safety non-compliance, hazard or liability issues identified in notices required pursuant to Section 7.06(a),
                                                            ---------------
disclosed on Schedule 6.01-Q or identified in any notice or report required
             ---------------
herein.

          7.07.  Labor Matters.  Each Borrower shall notify the Administrative
                 -------------
Agent and the Lenders in writing, promptly after such Borrower knows thereof, of
(i) any material labor dispute to which such Borrower or any of its Subsidiaries is or may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of such Persons.

          7.08.  Government Contracts.  Each Borrower shall notify the
                 --------------------
Administrative Agent and the Lenders in writing, promptly after such Borrower knows thereof, of (a) any loss or threatened loss of the security clearances referenced in Section 8.15(b) unless disclosure thereof is prohibited by any
              ---------------
Requirement of Law, (b) any termination of any Government Contract for default,
(c) any termination of any Material Government Contract for convenience, (d) any notice of suspension, proposed debarment, or debarment from government contracting, and (e) any failure of such Borrower or any Subsidiary of such Borrower to be awarded the subject Government Contract in the event of any "re-bid" with respect to any Material Government Contract.

          7.09.  Public Filing and Reports.  Promptly upon the filing thereof
                 -------------------------
with the Commission or the mailing thereof to the public shareholders of debt holders of the Company generally, the Company shall deliver to the Lenders copies of all filings or reports made in connection with outstanding Indebtedness and Capital Stock of the Company, including, without limitation, all SEC Documents.

          7.10.  Other Information.  Promptly upon receipt of a request therefor
                 -----------------
from the Administrative Agent, the Borrowers shall prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Borrowers, any of the Borrowers' Subsidiaries or the Collateral including, without limitation, schedules identifying and describing the collateral and any dispositions thereof, as from time to time may be reasonably requested by the Administrative Agent.

                                 ARTICLE VIII.
                             AFFIRMATIVE COVENANTS

          The Borrowers covenant and agree that so long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent:

          8.01.  Corporate Existence, Etc.  Each of the Borrowers shall, and
                 -------------------------
each Borrower shall cause each of its Restricted Subsidiaries to, at all times maintain their respective corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect their respective rights and franchises material to their respective businesses except where the Board of Directors of such Borrower or such Borrower's Restricted Subsidiary (as applicable) determines that the maintenance or preservation of such rights and franchises is not in the best interest of such Borrower or such Borrower's Subsidiary (as applicable), or in the case of Restricted Subsidiaries that are not Loan Parties, the Board of Directors of the Company determines that the preservation of the corporate existence of such Subsidiary is not in the best interest of the Company and its Subsidiaries, and the failure to so maintain or preserve would not have or be reasonably likely to have a Material Adverse Effect.

          8.02.  Corporate Powers; Conduct of Business, Etc.  Each of the
                 -------------------------------------------
Borrowers shall, and shall cause each of such Borrower's Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified would have or would be likely to have a Material Adverse Effect.

          8.03.  Compliance with Laws, Etc.  Each the Borrowers shall, and shall
                 --------------------------
cause each of such Borrower's Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property, assets or operations of such Person, and (b) obtain as needed all Permits necessary for such Person's operations and maintain such Permits in good standing, except, in each case, where the failure to do so would not have or be reasonably likely to have a Material Adverse Effect.

          8.04.  Payment of Taxes and Claims; Tax Consolidation.  Each of the
                 ----------------------------------------------
Borrowers shall, and shall cause each of such Borrower's Subsidiaries to, pay
(a) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, business, income or Property before any penalty or interest for late payment (except as such penalty or interest relates to underpayment of estimated tax payments) accrues thereon, and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 9.03) upon any of such Borrower's or such Subsidiary's Property or
   ------------
assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and
                 --------  -------
governmental charges referred to in clause (a) above or claims referred to in
                                    ----------
clause (b) above are required to be paid if being contested in good faith by
----------
such Borrower or such Subsidiary, as the case may be, by appropriate proceedings diligently instituted and conducted and without danger of any material risk to the Collateral and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. No Borrower shall, nor shall any Borrower permit any of such Borrower's Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Company and its Subsidiaries).

          8.05.  Insurance.  Each Borrower shall maintain for itself and its
                 ---------
Subsidiaries, or shall cause each of its Subsidiaries to maintain, in full force and effect the insurance policies and programs listed on Schedule 6.01-Y or
                                                         ---------------
substantially similar policies and programs or other policies and programs as are acceptable to the Administrative Agent. Each certificate and policy of the Company and its Subsidiaries (i) relating to Property damage, boiler and machinery and/or business interruption coverage shall contain an endorsement, in form and substance acceptable to the Administrative Agent, showing loss payable to the Administrative Agent, for the benefit of the Agents, the Issuing Banks and the Lenders and providing that no act, whether willful or negligent, or default of such Borrower, any of its Subsidiaries or any other Person shall affect the right of the Administrative Agent to recover under such policy or policies of insurance in case of loss or damage and (ii) relating to coverages other than the foregoing shall contain an endorsement naming the Administrative Agent as an additional insured under such policy. Such endorsement or an independent instrument furnished to the Administrative Agent shall provide that the insurance companies shall give the Administrative Agent at least thirty (30) days' written notice before any such policy or policies of insurance shall be canceled or altered adversely to the interests of the Administrative Agent, the Issuing Banks and the Lenders. In the event that any Borrower or any of its Subsidiaries, at any time or times hereafter, shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute Protective Advances and be part of the Obligations, payable as provided herein.

          8.06.  Inspection of Property; Books and Records; Discussions.  (a)
                 ------------------------------------------ -----------
Each Borrower shall permit, and shall cause each of such Borrower's Subsidiaries to permit, any authorized representative(s) designated by the Administrative Agent or any Lender to visit and inspect any of the Properties of such Borrower or such Subsidiary, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby and by the Transaction Documents (including, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, upon reasonable notice and at such times during normal business hours, as often as may be reasonably requested. All costs and expenses incurred by the Administrative Agent or, after the occurrence and during the continuance of any Default or Event of Default, any Lender, in each case as a result of such inspection, audit or examination conducted pursuant to this Section 8.06 shall be paid by the Borrowers.
     ------------

          (b) Each Borrower shall keep and maintain, and shall cause such Borrower's Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. If an Event of Default has occurred and is continuing, the Borrowers, upon the Administrative Agent's request, shall promptly turn over true, correct and complete copies of all such records to the Administrative Agent or any of its representatives.

          8.07.  Insurance and Condemnation Proceeds.  Each Borrower hereby
                 -----------------------------------
directs (and, if applicable, shall cause its Restricted Subsidiaries to direct) all insurers under policies of Property damage, boiler and machinery and business interruption insurance and payers of any condemnation claim or award relating to the Property to pay all proceeds payable under such policies or with respect to such claim or award for any loss directly to the Administrative Agent, for the benefit of the Agents, the Issuing Banks and the Lenders, and in no case to any Borrower or one or more of their Restricted Subsidiaries. The Administrative Agent shall, upon receipt of such proceeds hold such proceeds as Cash Collateral for the Obligations; provided, however, that any such proceeds (a) which are part of payments with
--------  -------
respect to a particular claim under such policies which payments do not exceed $1,000,000 in the aggregate and (b) which do not exceed $2,500,000 when aggregated with all other such proceeds received during the then current Fiscal Year by the Administrative Agent, shall be transferred by the Administrative Agent to the applicable Borrower so long as no Default or Event of Default has occurred and is continuing. To the extent proceeds are not transferred to such Borrower pursuant to the proviso in the preceding sentence, for up to 180 days from the date of any loss (the "Decision Period"), such Borrower may notify the Administrative Agent that it intends to restore, rebuild or replace the Property subject to the receipt of any insurance payment or condemnation award and shall, as soon as practicable thereafter, provide the Administrative Agent detailed information, including a construction schedule and cost estimates. Should such Borrower notify the Administrative Agent that it has decided not to rebuild or replace such Property during the Decision Period, or should such Borrower fail to notify the Administrative Agent of such Borrower's decision during the Decision Period, then the amounts held as Cash Collateral shall automatically be applied as a mandatory prepayment of the Loans pursuant to Sections 3.01(b)(i)
                                                           -------------------
and (iv). Proceeds held as Cash Collateral shall be disbursed as construction
    ----
payments become due; provided, however, should an Event of Default occur after
                     --------  -------
such Borrower has notified the Administrative Agent that it intends to rebuild or replace the Property, the Cash Collateral may, at the Administrative Agent's discretion, or shall, upon the Requisite Lenders' direction, be applied as a mandatory prepayment of the Loans pursuant to Sections 3.01(b)(i) and (iv). Upon
                                              -------------------     ----
completion of the restoration, rebuilding or replacement of such Property, the unused proceeds held as Cash Collateral shall constitute Net Cash Proceeds and shall be applied as a mandatory prepayment of the Loans pursuant to Sections
                                                                    --------
3.01(b)(i) and (iv).
----------     ----

          8.08.  ERISA Compliance.  Each Borrower shall, and shall cause each of
                 ----------------
such Borrower's Subsidiaries to, establish, maintain and operate all Plans to comply with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpreta tions thereunder and the respective requirements of the governing documents for such Plans to the extent that failure to comply with such provisions, regulations, interpretations and requirements have a Material Adverse Effect.

          8.09.  Foreign Employee Benefit Plan Compliance.  Each Borrower shall,
                 ----------------------------------------
and shall cause each of such Borrower's Subsidiaries to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans to the extent that failure to comply with such laws, regulations, rules and requirements would have a Material Adverse Effect.

          8.10.  Maintenance of Property.  Each Borrower shall cause all
                 -----------------------
Property used or useful in the conduct of its business or the business of any Restricted Subsidiary of such Borrower to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof; provided, however, that nothing in this Section shall
                      --------  -------
prevent such Borrower from discontinuing the operation or maintenance of any of such Property if such discontinuance (i) is, in the judgment of such Borrower, necessary or appropriate in the conduct of its business or the business of any Subsidiary, (ii) is not disadvantageous to the Agents, the Issuing Banks or the Lenders and (iii) could not reasonably be expected to have a Material Adverse Effect.

          8.11.  Condemnation.  Immediately upon learning of the institution of
                 ------------
any proceeding for the condemnation or other taking of any of the owned or leased Real Property of a Borrower or any of its Restricted Subsidiaries, such Borrower shall notify the Administrative Agent of the pendency of such proceeding, and permit the Administrative Agent to participate in any such proceeding, and from time to time shall deliver to the Administrative Agent all instruments reasonably requested by the Administrative Agent to permit such participation.

          8.12.  Notice of Leaseholds; Future Liens on Real Property.  At least
                 ---------------------------------------------------
fifteen (15) Business Days prior to the entering into of any Lease with respect to (a) the principal place of business and chief executive office of a Borrower or any Guarantor or (b) which the annual rental payments thereunder are anticipated to equal or exceed $1,000,000 or the acquisition of any material Real Property, such Borrower shall, and shall cause its Subsidiaries to, provide the Administrative Agent written notice thereof. Upon written request of the Administrative Agent, each Borrower shall, and shall cause the Subsidiary Guarantors to, execute and deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, immediately upon the acquisition of any Real Property (other than Real Property acquired with the proceeds of Indebtedness permitted by Section 9.01(h) and subject to a Lien
                                      ---------------
permitted by Section 9.03(d)) a mortgage, deed of trust, assignment or other
             --------------
appropriate instrument evidencing a Lien upon any such Real Property, together with such title policies, certified surveys, and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Administrative Agent deems necessary or desirable, the same to be in form and substance satisfactory to the Administrative Agent and to be subject only to (i) Liens permitted under Section 9.03 and (ii) such other Liens as the
                      ------------
Administrative Agent may reasonably approve. ITC agrees to deliver the documents, instruments, title policy and survey referred to in the preceding sentence with respect to the Real Property located in Los Angeles County, California (the Wilmington Remediation Services Property), which property is subject to an option to purchase arrangement in favor of another Person, on the earlier to occur of (x) eighteen months after the Tender Offer Funding Date and
(y) 60 days after the termination of such option arrangement.

          8.13.  Guaranties; Future Liens on Personal Property.  The Company
                 ---------------------------------------------
shall cause (a) each of its Material Subsidiaries (i) to become party to a Subsidiary Guaranty and (ii) to provide to the Administrative Agent, for the benefit of the Agents, the Issuing Banks, the Lenders and the other Holders, a Lien upon the personal Property located in the United States of such Subsidiary Guarantor, pursuant to a security agreement substantially in the form of a Subsidiary Guarantor Security Agreement, together with such other agreements, documents, instruments and opinions of counsel which the Administrative Agent deems necessary or desirable, and which Lien shall be subject only to Liens permitted by Section 9.03 and such other Liens as the Administrative Agent may
             ------------
reasonably approve and (b) each Borrower that becomes a Borrower after the Tender Offer Funding Date (i) to enter into a Guaranty substantially in the form of a Borrower Guaranty and (ii) to provide to the Administrative Agent, for the benefit of the Agents, the Issuing Banks, the Lenders and the other Holders, a Lien upon the personal Property located in the United States of such Borrower, pursuant to a security agreement substantially in the form of a Borrower Security Agreement, together with such other agreements, documents, instruments and opinions of counsel which the Administrative Agent deems necessary or desirable, and which Lien shall be subject only to Liens permitted by Section
                                                                      -------
9.03 and such other Liens as the Administrative Agent may reasonably approve. In
----
addition, each Borrower shall pledge 100% of the Capital Stock held by such Borrower in any Restricted Subsidiary (but in no event, in the case of a Subsidiary of such Borrower organized under the laws of a jurisdiction outside of the United States, greater than 65% of the outstanding Voting Stock of such Restricted Subsidiary) or in any Permitted Joint Venture created by such Borrower after the Tender Offer Funding Date, pursuant to the Borrower Pledge Agreement to which it is a party or a pledge agreement substantially in the form of the Borrower Pledge Agreement, together with such other agreements, documents, instruments and opinions of counsel which the Administrative Agent reasonably deems necessary or desirable.

          8.14.  Environmental Compliance.  Each Borrower and each Borrower's
                 ------------------------
Subsidiaries shall comply in all material respects with all Environmental, Health or Safety Requirements of Law.

          8.15.  Government Contracts.  (a)  Within 60 days after the Tender
                 --------------------
Offer Funding Date, in the case of the Borrowers on the Tender Offer Funding Date, and within 90 days after the Merger Funding Date, in the case of the Borrowers becoming party to this Agreement on the Merger Funding Date, with respect to any Material Government Contract of any such Borrower (or Subsidiary of such Borrower that is a Subsidiary Guarantor) with the United States Government in existence on the Tender Offer Funding Date or the Merger Funding Date, as applicable, and within thirty (30) days after entering into any such Government Contract after the Tender Offer Funding Date or the Merger Funding Date, as applicable, each such Borrower shall, or, if applicable, shall cause the Subsidiary Guarantors to, execute and deliver to the Administrative Agent all documents, in form and substance reasonably satisfactory to the Administrative Agent, and take all such other action (other than the transmittal of the notice of assignment to the United States Government) reasonably required by the Administrative Agent to assign all Receivables arising thereunder to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (the "Assignment of Claims Act") and, upon the occurrence and during the
              ------------------------
continuance of a Default or Event of Default, the Administrative Agent may, and shall at the direction of the Requisite Lenders, transmit notice of such assignment received by it to the United States Government. Notwithstanding the foregoing, with respect to any Receivables under any Government Contract assigned to the agent bank under the Former Company Credit Agreement, such agent bank has agreed (i) to transfer on a daily basis to the Concentration Account any proceeds of such Receivables received by it and (ii) to reassign such Receivables to the applicable Loan Party within a reasonable time after the Tender Offer Funding Date. With respect to Receivables under any Material Government Contract so reassigned to the Loan Parties after the Tender Offer Funding Date, the applicable Loan Party shall have an additional 30 days after the effective date of such assignment to comply with the terms of the first sentence of this Section 8.15(a).
                                             ---------------

          (b) Each Borrower shall, or if applicable shall cause the Subsidiary Guarantors to, apply for and/or maintain all facility security clearances and personnel security clearances required of such Borrower or such Subsidiary Guarantor under all Requirements of Law and all Permits to enable it perform and deliver under its Government Contracts and as otherwise may be necessary to continue to perform such Borrower's or Subsidiary Guarantor's businesses.

          8.16.  Required Interest Rate Contracts.  Within sixty (60) days after
                 --------------------------------
the Merger Funding Date, the Company shall enter into Interest Rate Contracts on terms reasonably acceptable to the Administrative Agent which shall be purchased from a Lender or an Affiliate of a Lender and which Interest Rate Contracts shall cover a notional amount of at least forty percent (40%) of the maximum amount of the Term Loans and Revolving Loans borrowed on the Merger Funding Date for a period of three (3) years. After such three (3) year period, such Borrower shall enter into such Interest Rate Contracts as the Administrative Agent may reasonably request on terms (including tenor) reasonably acceptable to the Administrative Agent which shall be purchased from a Lender or an Affiliate of a Lender and which Interest Rate Contracts shall cover a notional amount of up to forty percent (40%) of the sum of the Term Loans outstanding at such time and the average outstanding balance of the Revolving Loans for the previous 90 days until such time as the Leverage Ratio equals or is less than 2.5 to 1. The Company shall determine to its own satisfaction whether such Interest Rate Contracts are sufficient to provide protection and to meet its needs and none of the Administrative Agent, the Issuing Banks or the Lenders shall have any obligation or accountability with respect thereto or any obligation to propose, quote or enter into any Interest Rate Contract except pursuant to such Interest Rate Contract.

                                 ARTICLE  IX.
                              NEGATIVE COVENANTS

          Each Borrower covenants and agrees that it shall comply, and cause its Subsidiaries to comply, with the following covenants so long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless (except as otherwise provided below) the Requisite Lenders shall otherwise give prior written consent thereto:

          9.01.  Indebtedness.  None of  the Borrowers or any of the Restricted
                 ------------
Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (a) the Obligations (but excluding, unless permitted pursuant to
     Section 9.01(h), Interest Rate Contracts and foreign exchange contracts);
     ---------------

          (b) Indebtedness in respect of Transaction Costs;

          (c) Permitted Existing Indebtedness; provided, however, the
                                               --------  -------
     Indebtedness in respect of the Existing OHM Credit Agreement shall not be permitted to be outstanding on and after the Merger Funding Date;

               (d) Indebtedness constituting Accommodation Obligations permitted by Section 9.05
        ------------

           (e) Indebtedness in respect of Capital Leases and purchase money Indebtedness incurred by a Borrower or a Restricted Subsidiary to finance the acquisition of fixed assets in an outstanding principal amount not to exceed $25,000,000 in the aggregate at any time, and Indebtedness incurred by a Borrower or a Restricted Subsidiary to refinance such Capital Leases and purchase money Indebtedness; provided that the Capital Expenditure
                                      -------- ----
     related thereto is otherwise permitted by Section 10.05;
                                               -------------

          (f) Indebtedness under (i) appeal bonds in connection with judgments which do not result in an Event of Default or Default or any other breach hereunder and (ii) surety, performance and bid bonds acquired in the ordinary course of business;

          (g) Indebtedness arising from intercompany loans (i) from the Company to any Subsidiary of the Company that is a Loan Party or from any such Loan Party to the Company or any other such Loan Party, and (ii) from the Loan Parties to other Subsidiaries of the Company that are not Loan Parties and to Permitted Joint Ventures to the extent the Investment by the Loan Parties in such loans is permitted pursuant to Section 9.04(d)(iii);
                                                    --------------------

          (h) Indebtedness in respect of Interest Rate Contracts and in respect of foreign exchange contracts so long as (i) the Indebtedness thereunder receives "hedge accounting" treatment in accordance with the regulations promulgated by the Commission and staff interpretations thereof and (ii) such Interest Rate Contracts and foreign exchange contracts are not entered into for speculative purposes; and

          (i)  Permitted Subordinated Indebtedness incurred pursuant to clauses
     (i) and (iii) of the definition thereof;

          (j) Indebtedness (i) in respect of earn-outs incurred in connection with Permitted Acquisitions and (ii) assumed or otherwise incurred in connection with Permitted Acquisitions in an principal amount not to exceed $25,000,000 in the aggregate at any time; provided that any such
                                               --------
     Indebtedness in excess of a principal amount of $12,500,000 incurred pursuant to this clause (ii) shall be subordinated to the obligations on
                      -----------
     terms satisfactory to the Agents, and is otherwise on terms acceptable to the Agents; and

          (k)  Unsecured Indebtedness not otherwise permitted under this Section
                                                                         -------
     9.01 in an outstanding principal amount not to exceed $5,000,000 in the
     ----
     aggregate at any time.

          9.02.  Sales of Assets.  None of the Borrowers or any of the
                 ---------------
Restricted Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

               (a) the sale of inventory in the ordinary course of business;

               (b) sales of assets outside of the ordinary course of business or sales of equipment that is obsolete or no longer useful in the ordinary course of such Borrower's or such Subsidiary's business not in excess of
     (i) $30,000,000 in the aggregate during the period from the Tender Offer Funding Date to the end of Fiscal Year 1999 and (ii) during each Fiscal Year thereafter, $5,000,000 in the aggregate in such Fiscal Year;

               (c) assignments and licenses of intellectual property of such Borrower in the ordinary course of business; and

               (d) sales of assets pursuant to Sale and Leaseback Transactions permitted pursuant to Section 9.10(a).
                           ---------------

          9.03.  Liens.  None of  the Borrowers or any of the Restricted
                 -----
Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Property or assets except:

          (a) Liens created by the Loan Documents;

          (b) Permitted Existing Liens; provided, however, Liens securing the
                                        --------  -------
     Existing OHM Credit Agreement and related loan documents shall have been released and shall no longer be permitted on and after the Merger Funding Date;

          (c)  Customary Permitted Liens;

          (d) purchase money Liens granted by such Borrower (including the interest of a lessor under a Capital Lease and Liens to which any Property is subject at the time of such Borrower's acquisition thereof) securing Indebtedness permitted under Section 9.01(e) and limited in each case to
                                  ---------------
     the property purchased with the proceeds of such purchase money Indebtedness or subject to such lease; and

          (e) any attachment or judgment Lien the existence of which does not constitute an Event of Default under Section 11.01(h).
                                          ----------------

          9.04.  Investments.  None of  the Borrowers or any of the Borrowers'
                 -----------
Subsidiaries shall directly or indirectly make or own any Investment except:

          (a) Investments in Cash Collateral pledged to the Administrative Agent or deposited in the Concentration Account in accordance with the terms hereof;

          (b) Permitted Existing Investments;

          (c) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) Investments by (i) the Company in any Subsidiary of the Company that is a Loan Party or by any such Loan Party in the Company or in any other such Loan Party, (ii) the Loan Parties in connection with a Permitted Acquisition, and (iii) the Loan Parties in other Subsidiaries of the Company that are not Loan Parties or in Permitted Joint Ventures, which Investments shall not cause (together with any Accommodation Obligations made pursuant to Section 9.05(d) and any Permitted Acquisitions made
                      ---------------
     pursuant to clause (iii) of the definition thereof) the Maximum Subsidiary/Joint Venture Investment Amount to exceed $40,000,000 in the aggregate at any time; and

          (e) Investments in Cash Equivalents held in a securities account of the Administrative Agent or another financial institution; provided that
                                                                --------
     the Administrative Agent shall have obtained a first priority Lien on such securities account and the financial assets contained therein.

          9.05.  Accommodation Obligations.  None of  the Borrowers or any of
                 -------------------------
the Restricted Subsidiaries shall directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

          (a) Permitted Existing Accommodation Obligations;

          (b) Accommodation Obligations arising under the Transaction Documents;

          (c) obligations, warranties and indemnities, not with respect to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Borrowers or any of the Borrowers' Subsidiaries;

          (d) Accommodation Obligations of (i) the Company in respect of any Subsidiary of the Company that is a Loan Party or of any such Loan Party in respect of the Company or any other such Loan Party or (ii) the Loan Parties in respect of any other Subsidiary of the Company that is not a Loan Party or of any Permitted Joint Venture, which Accommodation

     Obligations shall not cause (together with any Investments made pursuant to
     Section 9.04(d) and any Permitted Acquisitions made pursuant to clause
     ---------------
     (iii) of the definition thereof) the Maximum Subsidiary/Joint Venture Investment Amount to exceed $40,000,000 in the aggregate at any time; and

          (e) Accommodation Obligations of any Subsidiary of such Borrower in respect of obligations of such Borrower.

          9.06.  Restricted Junior Payments.  None of the Borrowers or any of
                 --------------------------
the Restricted Subsidiaries shall declare or make any Restricted Junior Payment, except:

          (a) regularly scheduled cash dividends on the Preferred Stock and on Permitted Preferred Stock;

          (b) regularly scheduled payments of interest and principal (and payments in respect of fractional shares and other cash payments required to be paid upon conversion of the 8% Debentures into Company Common Stock) and on the Permitted Subordinated Indebtedness if such payments are permitted to be made pursuant to the terms of such Permitted Subordinated Indebtedness;

provided, however, (i) that the Restricted Junior Payments described above shall
--------  -------
not be permitted if either (A) in the case of Restricted Junior Payments described in clause (a) above, an Event of Default or Default shall have
             ----------
occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (B) such Restricted Junior Payment is prohibited under the terms of any Indebtedness of such Borrower and (ii) to the extent the Company is entitled to pay in kind any dividends on the Preferred Stock (other than that portion thereof required to be paid in cash directly to any Governmental Authority as a withholding tax), the Company shall pay such dividends in kind and not in cash.

          9.07.  Conduct of Business; Subsidiaries; Permitted Acquisitions.
                 ---------------------------------------------------------
Except in connection with a Permitted Acquisition, neither the Company nor any of the Restricted Subsidiaries shall engage in any business other than the businesses engaged in by such Borrower on the date hereof and any business or activities which are substantially similar or complementary thereto. The Company shall not create, capitalize or acquire any Subsidiary or Permitted Joint Venture after the date hereof except in connection with (i) a Permitted Acquisition, or (ii) in connection with the designation of an Unrestricted Subsidiary. The Company and the Restricted Subsidiaries shall not enter into any transaction or series of transactions in which it acquires all or any significant portion of the assets of another Person except for Permitted Acquisitions made by such Borrower and Subsidiaries of such Borrower. Notwithstanding anything in this Agreement to the contrary, neither the Company nor any Subsidiary of the Company shall engage in the business of owning or operating (as the principal licensee) any facility principally involved in the on-going commercial disposal of "hazardous waste" (as defined under the Solid Waste Disposal Act, 42 U.S.C. (S)(S) 6901et seq., as amended, and any successor
                                         -- ---
statute).

          9.08.  Transactions with Shareholders and Affiliates.  None of the
                 ---------------------------------------------
Company or any of its Restricted Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of a Borrower, or with any Affiliate of a Borrower which is not a Restricted Subsidiary on terms that are less favorable to such Borrower or any such Restricted Subsidiary, as applicable, than those that could be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate; provided, however, (i) annual advisory fees paid by the
                     --------  -------
Company to Carlyle or any of its Affiliates shall not exceed $100,000 in the aggregate in any Fiscal Year and (ii) Advisory fees paid by the Company to Carlyle or any of its Affiliates in connection with any Permitted Acquisition shall not exceed one percent (1%) of the purchase price thereof; provided,
                                                                 --------
further, however, that in each case any such payments to Carlyle or any of its
-------  -------
Affiliates shall not be permitted if an Event of Default or a Default shall have occurred and be continuing at the date of payment thereof or would result therefrom. To the extent such payments to Carlyle or any of its Affiliates are prohibited pursuant to the preceding proviso, fees thereunder may accrue and be
                                     -------
paid by the Company when (A) an Event of Default or Default is no longer continuing and (B) the Administrative Agent confirms in a Compliance Certificate delivered pursuant to Section 7.01(d), that the Company has been in compliance
                      ---------------
with the covenants set forth in Article X for each of the two fiscal quarters
                                ---------
ending after such Event of Default or Default.

          9.09.  Restriction on Fundamental Changes.  None of the Borrowers or
                 ----------------------------------
any of the Borrowers' Subsidiaries shall (a) enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or enter into any agreement providing for any of the foregoing, except for the Merger, a merger described in the definition of Permitted Acquisition and a merger of a Restricted Subsidiary of the Company which is not a Borrower into a Borrower (with such Borrower as the surviving corporation) or a wholly owned Restricted Subsidiary, or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of such Borrower's or any such Subsidiary's business or Property, whether now or hereafter acquired, except transactions permitted under
Section 9.02 or (b) enter into any partnership or joint venture, except as
------------
permitted under Section 9.07.
                ------------

          9.10.  Sales and Leasebacks; Operating Leases.  (a)  None of the
                 --------------------------------------
Borrowers or any of their Subsidiaries shall enter into any Sale and Leaseback Transaction covering Property having a Fair Market Value in excess of $10,000,000 in the aggregate.

          (b) During any Fiscal Year set forth below, neither the Company nor any of the Restricted Subsidiaries shall become liable in any way, whether directly or by assignment or by Accommodation Obligation, for the obligations of the lessee under any Operating Lease unless, immediately after giving effect to the incurrence of liability with respect to such Operating Lease, the aggregate amount of all rents paid or accrued under all such Operating Leases shall not exceed the amount set forth opposite such Fiscal Year, without taking into account any customary reimbursement for taxes, insurance, maintenance or other expenses:


     Fiscal Year                                              Maximum Amount
     -----------                                              --------------
     Fiscal Year 1998                                         $35,000,000
     Fiscal Year 1999                                         $37,000,000
     Fiscal Year 2000                                         $39,000,000
     Fiscal Year 2001                                         $42,000,000
     Fiscal Year 2002                                         $44,000,000
     Fiscal Year 2003                                         $47,000,000
     Fiscal Year 2004                                         $50,000,000
     Fiscal Year 2005 and each Fiscal Year thereafter         $53,000,000

          9.11.  Margin Regulations; Securities Laws.  None of  the Company or
                 -----------------------------------
any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock.

          9.12.  ERISA.  The Company and its Subsidiaries shall not:
                 -----

          (a) engage, or permit any Subsidiary to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

          (b) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of such Borrower or any ERISA Affiliate under Title IV of ERISA in excess of $1,000,000;

          (c) fail to make any contribution or payment to any Multiemployer Plan which such Borrower or any Subsidiary or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

          (d) fail, or permit any ERISA Affiliate to fail, to timely pay contributions or installments required under Section 412 of the Internal Revenue Code or due with respect to any waived funding deficiency with respect to any Benefit Plan;

          (e) amend, or permit any Subsidiary or any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that Borrower or any Subsidiary or any ERISA Affiliate is required to provide security to such Benefit Plan under Section 401(a)(29) of the Internal Revenue Code;

          (f) permit any unfunded liabilities with respect to any Foreign Pension Plan; or

          (g) fail, or permit any Subsidiary or any ERISA Affiliate to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment.

          9.13.  Issuance of Capital Stock.  None of the Company or any of its
                 -------------------------
Subsidiaries shall issue any Capital Stock, except, (i) in the case of the Company (A) the issuance of Company Common Stock in connection with the Merger or (B) otherwise, so long as no Change of Control would result therefrom, the issuance of Capital Stock that is Company Common Stock, Permitted Preferred Stock or other preferred stock of the Company that is not required to be redeemed prior to six months after the Term Loan Maturity Date and with respect to which dividends are not required to be paid in cash and (ii) in the case of any such Subsidiary, the issuance of Capital Stock of such Subsidiary to the extent the creation thereof is permitted pursuant to Sections 9.04 and 9.07.
                                                     -------------     ----

          9.14.  Constituent Documents.  Except as contemplated in the Merger
                 ---------------------
Agreement and except for Non-Material Changes, none of the Company or any of the Restricted Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective Constituent Documents as in effect on the Merger Funding Date or their date of formation, as applicable, without the prior written consent of the Requisite Lenders, which consent shall not be unreasonably withheld; provided, however, the Company may amend its Constituent
                       --------  -------
Documents in connection with the initial issuance of Permitted Preferred Stock or the issuance of other preferred stock permitted to be issued pursuant to
Section 9.13.
------------

          9.15.  Amendment of Transaction Documents.  The Borrowers shall not
                 ----------------------------------
amend, supplement or otherwise modify any of the Transaction Documents (other than the Loan Documents pursuant to Section 13.07), except for Non-Material
                                    -------------
Changes.

          9.16.  Fiscal Year.  None of  the Company or any of its consolidated
                 -----------
Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 52 or 53 week period ending on or about December 31 of each calendar year; provided, however, the Company agrees that, prior to
                    --------  -------
December 31, 1998, it shall change its Fiscal Year from a 52 or 53 week period ending on or about March 31 to a 52 or 53 week period ending on or about December 31.

          9.17.  Cash Management System.  The Company and the Restricted
                 ----------------------
Subsidiaries shall not (a) maintain any bank account other than (i) bank accounts in which amounts on deposit, in the aggregate, do not exceed $10,000,000 at any time, (ii) those Blocked Accounts identified on Schedule
                                                                    --------
6.01-BB, (iii) those bank accounts maintained with the Administrative Agent or
-------
its Affiliates in connection with this Agreement or (b) authorize or direct any Person to take any action with respect to amounts deposited in the Blocked Accounts or the Concentration Account in contravention of the provisions hereof and (iv) those bank accounts containing trust funds that the Company is required to maintain pursuant to California Requirements of Law.

          9.18.  Environmental Matters.  None of the Borrowers or any of their
                 ---------------------
Subsidiaries shall become subject to any Liabilities and Costs which could reasonably be expected to have a Material Adverse Effect arising out of or related to (a) the Release or threatened Release at any location of any Contaminant into the environment, or any Remedial Action in response thereto, or
(b) any violation of any Environmental, Health and Safety Requirements of Law.

          9.19.  Cancellation of Debt; Prepayment; Certain Amendments.  None of
                 ----------------------------------------------------
the Borrowers or any of their Restricted Subsidiaries shall (i) cancel any material claim or debt or amend or modify the terms thereof, except in the ordinary course of its business, (ii) prepay, redeem, purchase, repurchase, defease or otherwise pay in advance of the due dates therefor any principal amount of any long-term Indebtedness after the Merger Funding Date (other than the Obligations and the Existing OHM Credit Agreement, but including, without limitation, the Permitted Subordinated Indebtedness) or (iii) amend, supplement or otherwise modify the terms of any Permitted Subordinated Indebtedness (other than Non-Material Changes and other than a supplemental indenture executed in connection with 8% Debentures relating to the revised conversion provisions resulting from the Merger in form and substance reasonably acceptable to the Agents).

          9.20.  Accounting Changes.  None of the Borrowers or any of their
                 ------------------
Subsidiaries shall make any material change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or as permitted by the Loan Documents.

          9.21.  Permitted Joint Venture Accommodation Obligation.  The
                 ------------------------------------------------
Borrowers shall not permit any Unrestricted Subsidiary or Permitted Joint Venture to enter into any Accommodation Obligation with respect to any Indebtedness of the Borrowers or any Restricted Subsidiary of the Borrowers (other than such Permitted Joint Venture) other than the Obligations or grant or permit to exist any Lien on its Property to secure any such Indebtedness.

          9.22.  No New Restrictions on Subsidiary Dividends.  Except as may be
                 -------------------------------------------
required by any applicable Requirements of Law, the Borrowers will not agree, or permit any of its Restricted Subsidiaries to agree, to create or otherwise permit to become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owing to, the Borrowers.

                                  ARTICLE X.
                              FINANCIAL COVENANTS

The Borrowers covenant and agree that so long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent thereto:

          10.01. Minimum Consolidated Net Worth.  The Company and its
                 ------------------------------
Subsidiaries shall maintain a Consolidated Net Worth at all times during each period set forth below (commencing on the beginning of the first day of such period through the end of the last day of such period) in an amount not less than the minimum amount set forth opposite such period below:


        Period                                                                  Minimum
        ------                                                                  --------
        The Merger Funding Date to the last day of the First Fiscal           $190,000,000
        Quarter of Fiscal Year 1999

        The last day of the First Fiscal Quarter of Fiscal Year 1999 to       $194,000,000
        the last day of the Second Fiscal Quarter of Fiscal Year 1999

        The last day of the Second Fiscal Quarter of Fiscal Year              $197,000,000
        1999 to the last day of the Third Fiscal Quarter of Fiscal
        Year 1999

        The last day of the Third Fiscal Quarter of Fiscal Year 1999          $200,000,000
        to the last day of the Fourth Fiscal Quarter of Fiscal Year
        1999

        The last day of the Fourth Fiscal Quarter of Fiscal Year 1999         $204,000,000
        to the last day of the First Fiscal Quarter of Fiscal Year 2000

        The last day of the First Fiscal Quarter of Fiscal Year 2000 to       $209,000,000
        the last day of the Second Fiscal Quarter of Fiscal Year 2000

        The last day of the Second Fiscal Quarter of the Fiscal Year          $215,000,000
        2000 to the last day of the Third Fiscal Quarter of Fiscal
        Year 2000

        The last day of the Third Fiscal Quarter of the Fiscal Year           $221,000,000
        2000 to the last day of the Fourth Fiscal Quarter of Fiscal
        Year 2000

        The last day of the Fourth Fiscal Quarter of Fiscal Year 2000         $226,000,000
        to the last day of the First Fiscal Quarter of Fiscal Year 2001

        The last day of the First Fiscal Quarter of Fiscal Year 2001 to       $231,000,000
        the last day of the Second Fiscal Quarter of Fiscal Year 2001


        Period                                                                  Minimum
        ------                                                                  --------
        The last day of the Second Fiscal Quarter of the Fiscal Year          $236,000,000
        2001 to the last day of the Third Fiscal Quarter of Fiscal
        Year 2001

        The last day of the Third Fiscal Quarter of the Fiscal Year           $241,000,000
        2001 to the last day of the Fourth Fiscal Quarter of Fiscal
        Year 2001

        The last day of the Fourth Fiscal Quarter of Fiscal Year 2001         $246,000,000
        to the last day of the First Fiscal Quarter of Fiscal Year 2002

        The last day of the First Fiscal Quarter of Fiscal Year 2002 to       $252,000,000
        the last day of the Second Fiscal Quarter of Fiscal Year 2002

        The last day of the Second Fiscal Quarter of the Fiscal Year          $257,000,000
        2002 to the last day of the Third Fiscal Quarter of Fiscal
        Year 2002

        The last day of the Third Fiscal Quarter of the Fiscal Year           $263,000,000
        2002 to the last day of the Fourth Fiscal Quarter of Fiscal
        Year 2002

        The last day of the Fourth Fiscal Quarter of Fiscal Year 2002         $269,000,000
        to the last day of the First Fiscal Quarter of Fiscal Year 2003

        The last day of the First Fiscal Quarter of Fiscal Year 2003 to       $275,000,000
        the last day of the Second Fiscal Quarter of Fiscal Year 2003

        The last day of the Second Fiscal Quarter of Fiscal Year              $281,000,000
        2003 to the last day of the Third Fiscal Quarter of Fiscal
        Year 2003

        The last day of the Third Fiscal Quarter of Fiscal Year 2003          $288,000,000
        to the last day of the Fourth Fiscal Quarter of Fiscal Year
        2003

        The last day of the Fourth Fiscal Quarter of Fiscal Year 2003         $294,000,000
        to the last day of the First Quarter of Fiscal Year 2004


        Period                                                                  Minimum
        ------                                                                  --------
        The last day of the First Fiscal Quarter of Fiscal Year 2004 to       $301,000,000
        the last day of the Second Fiscal Quarter of Fiscal Year 2004

        The last day of the Second Fiscal Quarter of the Fiscal Year          $309,000,000
        2004 to the last day of the Third Fiscal Quarter of Fiscal
        Year 2004

        The last day of the Third Fiscal Quarter of Fiscal Year 2004          $316,000,000
        to the last day of the Fourth Fiscal Quarter of Fiscal Year
        2004

        The last day of the Fourth Fiscal Quarter of Fiscal Year 2004         $323,000,000
        to the last day of the First Fiscal Quarter of Fiscal Year 2005

        The last day of the First Fiscal Quarter of Fiscal Year 2005 to       $331,000,000
        the last day of the Second Fiscal Quarter of Fiscal Year 2005

        The last day of the Second Fiscal Quarter of Fiscal Year              $340,000,000
        2005 to the last day of the Third Fiscal Quarter of Fiscal
        Year 2005

        The last day of the Third Fiscal Quarter of the Fiscal Year
        2005 to the last day of the Fourth Fiscal Quarter of Fiscal           $348,000,000
        Year 2005

        The last day of the Fourth Fiscal Quarter of Fiscal Year 2005         $356,000,000
        to the last day of the First Fiscal Quarter of Fiscal Year 2006

        From and after the last day of the First Fiscal Quarter of            $364,000,000
        Fiscal Year 2006

10.02. Minimum Fixed Charge Coverage Ratio.  The Company and its Subsidiaries
       -----------------------------------
shall maintain a Fixed Charge Coverage Ratio on a consolidated basis, as determined as of the end of the last day of each fiscal quarter occurring after the Merger Funding Date set forth below, for the four fiscal quarter period (or, if the period from July 1, 1998 to such day is less than four full fiscal quarters, such two or three quarter period, as applicable) ending on such day, of at least the minimum ratio set forth opposite such period:


        Fiscal Quarter                                         Minimum Ratio
        --------------                                         -------------
        Fourth Fiscal Quarter of Fiscal Year 1998              1.60 to 1.0
        First Fiscal Quarter of Fiscal Year 1999               1.50 to 1.0
        Second Fiscal Quarter of Fiscal Year 1999              1.50 to 1.0

        Third Fiscal Quarter of Fiscal Year 1999               1.50 to 1.0
        Fourth Fiscal Quarter of Fiscal Year 1999              1.60 to 1.0
        First Fiscal Quarter of Fiscal Year 2000               1.50 to 1.0

        Second Fiscal Quarter of Fiscal Year 2000              1.50 to 1.0
        Third Fiscal Quarter of Fiscal Year 2000               1.50 to 1.0
        Fourth Fiscal Quarter of Fiscal Year 2000              1.60 to 1.0

        First Fiscal Quarter of Fiscal Year 2001               1.70 to 1.0
        Second Fiscal Quarter of Fiscal Year 2001              1.80 to 1.0
        Third Fiscal Quarter of Fiscal Year 2001               1.80 to 1.0
        Fourth Fiscal Quarter of Fiscal Year 2001              1.90 to 1.0

        First Fiscal Quarter of Fiscal Year 2002 through       1.90 to 1.0
         the Fourth Fiscal Quarter of Fiscal Year 2003
                                                               2.00 to 1.0
        First Fiscal Quarter of Fiscal Year 2004
        Second Fiscal Quarter of Fiscal Year 2004              2.00 to 1.0
        Third Fiscal Quarter of Fiscal Year 2004 and each      1.00 to 1.0
         Fiscal Quarter thereafter

10.03.  Minimum Interest Coverage Ratio.  The Company and its Subsidiaries shall
        -------------------------------
maintain an Interest Coverage Ratio on a consolidated basis, as determined as of the end of the last day of each fiscal quarter set forth below for the four fiscal quarter period (or, if the period from July 1, 1998 to such day is less than four full fiscal quarters, such two or three quarter period, as applicable) ending on such day, of at least the minimum ratio set forth opposite such period:


        Fiscal Quarter                                                 Minimum Ratio
        --------------                                                 -------------
        Fourth Fiscal Quarter of Fiscal Year 1998                      2.50 to 1.0

        First Fiscal Quarter of Fiscal Year 1999                       2.50 to 1.0
        Second Fiscal Quarter of Fiscal Year 1999                      2.50 to 1.0
        Third Fiscal Quarter of Fiscal Year 1999                       2.50 to 1.0
        Fourth Fiscal Quarter of Fiscal Year 1999                      3.00 to 1.0

        First Fiscal Quarter of Fiscal Year 2000                       3.00 to 1.0
        Second Fiscal Quarter of Fiscal Year 2000                      3.00 to 1.0
        Third Fiscal Quarter of Fiscal Year 2000                       3.00 to 1.0
        Fourth Fiscal Quarter of Fiscal Year 2000 and each Fiscal      3.50 to 1.0
         Year thereafter

10.04. Maximum Leverage Ratio.  The Company and its Subsidiaries shall maintain
       -----------------------
a Leverage Ratio on a consolidated basis, as determined as of the end of the last day of each fiscal quarter set forth below for the four fiscal quarter period (or, if the period from July 1, 1998 to such day is less than four fiscal quarters, such two or three quarter period, as applicable) ending on such day (commencing on the beginning of the first day of such period through the end of the last day of such period) of not more than the maximum ratio set forth opposite such period:


        Fiscal Quarter                                                Maximum Ratio
        --------------                                                -------------
        Fourth Fiscal Quarter of Fiscal Year 1998                     4.00 to 1.0

        First Fiscal Quarter of Fiscal Year 1999                      3.90 to 1.0
        Second Fiscal Quarter of Fiscal Year 1999                     3.70 to 1.0
        Third Fiscal Quarter of Fiscal Year 1999                      3.50 to 1.0
        Fourth Fiscal Quarter of Fiscal Year 1999                     3.10 to 1.0

        First Fiscal Quarter of Fiscal Year 2000                      3.00 to 1.0
        Second Fiscal Quarter of Fiscal Year 2000                     2.80 to 1.0
        Third Fiscal Quarter of Fiscal Year 2000                      2.70 to 1.0
        Fourth Fiscal Quarter of Fiscal Year 2000                     2.60 to 1.0
        First Fiscal Quarter of Fiscal Year 2001 and each Fiscal      2.50 to 1.0
         Quarter thereafter

provided, however, that in the event a Permitted Acquisition shall have been
--------  -------
consummated during any above-referenced two, three or four fiscal quarter periods, the Leverage Ratio shall be calculated including, on an historical, pro
                                                                             ---
forma consolidated basis giving effect to the subject Permitted Acquisition for
-----
such fiscal quarter period.

          10.05. Minimum Liquidity Ratio.  The Company and its Subsidiaries
                 -----------------------
shall maintain a Liquidity Ratio on a consolidated basis at all times of at least 1.25 to 1.0.

          10.06  Minimum EBITDA.  The EBITDA of the Company and its Subsidiaries
                 --------------
on a consolidated basis for the two fiscal quarter period ending on the last day of the fiscal quarter of the Company ended on or about September 30, 1998 shall not be less than $33,000,000.

          10.07. Maximum Capital Expenditures.  The Company shall not, and shall
                 ----------------------------
not permit any of its Subsidiaries to, make or incur Capital Expenditures during any Fiscal Year set forth below in excess of the maximum amount set forth below opposite such Fiscal Year:


        Fiscal Year 1998                           $ 20,000,000
        Fiscal Year 1999                           $ 22,000,000
        Fiscal Year 2000                           $ 33,000,000
        Fiscal Year 2001                           $ 25,000,000
        Fiscal Year 2002 and each Fiscal Year
         thereafter                                $27,000,000;

provided, however, if the maximum amount set forth above opposite any Fiscal
--------  -------
Year exceeds the amount of Capital Expenditures made or incurred by the Company and its Subsidiaries on a consolidated basis for such Fiscal Year, then Capital Expenditures made or incurred by the Company and its Subsidiaries on a consolidated basis for the next Fiscal Year may exceed the maximum amount set forth above opposite such next Fiscal Year (but not subsequent Fiscal Years) by the Dollar amount of such excess from the immediately preceding Fiscal Year.

Each of the financial covenants set forth in this Article X shall be tested
                                                  ---------
using the unaudited financial statements delivered by the Borrowers pursuant to

Section 7.01(a) and shall be confirmed using the audited financial statements
---------------
delivered by the Borrowers pursuant to Section 7.01(b).
                                       ---------------


                                  ARTICLE XI.
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          11.01. Events of Default.  Each of the following occurrences shall
                 -----------------
constitute an Event of Default hereunder:

          (a) Failure to Make Payments When Due.  A Borrower shall fail to pay
              ---------------------------------
(i) when due any principal or interest on the Loans (including the Reimbursement Obligations) or (ii) any other Obligation, and if such non-payment relates to Obligations other than interest or principal, such non-payment continues for a period of three (3) Business Days after the due date thereof.

          (b) Breach of Certain Covenants.  A Borrower shall fail to perform or
              ---------------------------
observe duly and punctually any agreement, covenant or obligation binding on such Borrower under (i) Sections 7.02, 8.01, 8.02, 8.06, or 8.07; or (ii)
                        -------------  ----  ----  ----      ----
Article IX or Article X.
----------    ---------

          (c) Breach of Representation or Warranty.  Any representation or
              ------------------------------------
warranty made or deemed made by a Borrower to the Agents, any Lender or any Issuing Bank herein or by a Borrower or any of its Subsidiaries in any other Loan Document or in any statement or certificate at any time given by any such Person pursuant to any Loan Document shall be false or misleading in any material respect on the date made (or deemed made).

          (d) Other Defaults.  A Borrower shall default in the performance of or
              --------------
compliance with any term contained herein (other than as covered by paragraphs
                                                                    ----------
(a), (b) or (c) of this Section 11.01), or a Borrower or any of its Restricted
---  ---    ---         -------------
Subsidiaries shall default in the performance of or compliance with any term contained in any other Loan Document, and such default shall continue for (i) ten (10) Business Days after the occurrence thereof with respect to any term contained in Sections 7.03, 7.06, 7.07, and 8.04; and (ii) thirty (30) days
             -------------  ----  ----      ----
after the occurrence thereof with respect to any other term.

          (e) Default as to Other Indebtedness; Operating Leases.  A Borrower or
              --------------------------------------------------
any of its Restricted Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than an Obligation) in excess of $5,000,000 (and any period of grace with respect thereto has lapsed); or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by a Borrower or any of its Restricted Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or any breach, default or event of default shall remain uncured for a period of sixty (60) days on the part of a Borrower or any of its Restricted Subsidiaries under any Operating Lease to which such Borrower or such Restricted Subsidiary is a party pursuant to which rental payments thereunder equal or exceed $1,000,000 per annum.

          (f) Involuntary Bankruptcy; Appointment of Receiver, Etc.
              -----------------------------------------------------

          (i) An involuntary case shall be commenced against a Borrower or any of the Borrowers' Restricted Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of a Borrower or any of the Borrowers' Restricted Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over a Borrower or any of the Borrowers' Restricted Subsidiaries or over all or a substantial part of the Property of a Borrower or any of the Borrowers' Restricted Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of a Borrower or any of the Borrowers' Restricted Subsidiaries or of all or a substantial part of the property of a Borrower or any of the Borrowers' Restricted Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of a Borrower or any of the Borrowers' Restricted Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

          (g) Voluntary Bankruptcy; Appointment of Receiver, Etc.  A Borrower or
              ---------------------------------------------------
any of the Borrowers' Restricted Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or a Borrower or any of the Borrowers' Restricted Subsidiaries shall make any assignment for the benefit of creditors.

          (h) Judgments.  Any judgment, writ, order or warrant of attachment, or
              ---------
other similar process against a Borrower or any of such Borrowers' Restricted Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $5,000,000 is (are) entered and remains undischarged, unvacated and unstayed for a period of sixty (60) days, unless, in the case of a money judgment, such judgment is covered by insurance and the insurer has either paid the amount thereof in full or acknowledged its obligation and willingness to pay the same within a period of time reasonably satisfactory to the Administrative Agent.

          (i) Dissolution.  Any order, judgment or decree shall be entered
              -----------
against a Borrower or any of such Borrowers' Restricted Subsidiaries, decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or a Borrower or any of such Borrowers' Restricted Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted hereby.

          (j) Loan Documents; Failure of Security.  At any time, for any reason,
              -----------------------------------
(i) any Loan Document ceases to be in full force and effect or a Borrower or any of the Borrowers' Restricted Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or a Borrower or any such Restricted Subsidiary seeks to render such Liens, invalid or unperfected, or (ii) Liens in favor of the Administrative Agent, the Issuing Banks and/or the Lenders contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated hereby or by the Loan Documents.

          (k) Termination Event.  Any Termination Event occurs that, when
              -----------------
aggregated with existing Termination Events, could reasonably subject either a Borrower or any ERISA Affiliate to liability in excess of $5,000,000.

          (l) Waiver Application.  The plan sponsor of any Benefit Plan applies
              ------------------
under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Administrative Agent believes that the substantial business hardship upon which the application for the waiver is based which would be reasonably likely to subject either a Borrower or any ERISA Affiliate to liability in excess of $5,000,000.

          (m) Change of Control.  A Change of Control shall occur.
              -----------------

          (n) Material Adverse Change.  There shall exist or have occurred or
              -----------------------
been disclosed to the Administrative Agent or the Lenders any condition or event which the Requisite Lenders determine has or could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, taken as a whole.

          An Event of Default shall be deemed "continuing" until cured or waived in accordance with Section 13.07.
                   -------------

          11.02. Rights and Remedies.
                 -------------------

          (a) Acceleration and Termination.  Upon the occurrence of any Event of
              ----------------------------
Default described in Sections 11.01(f) (except any such Event of Default in
                     -----------------
respect of a Restricted Subsidiary that is not a Borrower) or 11.01(g), the
                                                              --------
Revolving Credit Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrowers; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Borrowers, (i) declare that all or any portion of the Revolving Credit Commitments are terminated, whereupon such Commitments and the obligation of each Lender to make any Loan hereunder and of each Lender or Issuing Bank to issue or participate in any Letter of Credit not then issued shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrowers.

          (b) Deposit for Letters of Credit.  In addition, after the occurrence
              -----------------------------
and during the continuance of an Event of Default, the Borrowers shall, promptly upon demand by the Administrative Agent, deliver to the Administrative Agent, Cash Collateral in such form as requested by the Administrative Agent, together with such endorsements, and execution and delivery of such documents and instruments as the Administrative Agent may request in order to perfect or protect the Administrative Agent's Lien with respect thereto, in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations.

          (c) Rescission.  If at any time after termination of the Revolving
              ----------
Credit Commitments and/or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 13.07, then upon the written
                                        -------------
consent of the Requisite Lenders and written notice to the Borrowers, the termination of the Revolving Credit Commitments and/or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Banks to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrowers and do not give the Borrowers the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

          (d) Enforcement.  Each Borrower acknowledges that in the event such
              -----------
Borrower or any of the Borrowers' Restricted Subsidiaries fails to perform, observe or discharge any of their respective obligations or liabilities hereunder or under any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent, the Issuing Banks and the Lenders; therefore, each Borrower agrees that the Administrative Agent, the Issuing Banks and the Lenders shall be entitled after the occurrence and during the continuance of an Event of Default to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          11.03. Cash Collateral.  The Administrative Agent may, at any time
                 ---------------
after an Event of Default has occurred and while it is continuing, sell or cause to be sold any Cash Equivalents being held by the Administrative Agent as Cash Collateral at any broker's board or at public or private sale, in one or more sales or lots, at such price as the Administrative Agent may deem best, without assumption of any credit risk, and the purchaser of any or all such Cash Equivalents so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Administrative Agent, any of the Lenders and any of the Issuing Banks may, in its own name or in the name of a designee or nominee, buy such Cash Equivalents at any public sale and, if permitted by applicable law, buy such Cash Equivalents at any private sale. The Administrative Agent shall apply the proceeds of any such sale, net of any expenses incurred in connection therewith, and any other funds held as Cash Collateral, to the payment of the Obligations in accordance with this Agreement. The Borrower agrees that (i) any sale of Cash Equivalents conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to such Cash Equivalents shall be deemed to be commercially reasonable and (ii) any requirements of reasonable notice shall be met if such notice is received by the Borrower at its notice address on the signature pages hereto at least ten (10) Business Days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived to the extent permitted by law. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                                 ARTICLE XII.
                     THE ADMINISTRATIVE AGENT; THE AGENTS

          12.01. Appointment.  (a)  Each Lender and each Issuing Bank hereby
                 -----------
designates and appoints Citicorp as the Administrative Agent hereunder and each Lender and each Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions hereof and of the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. As to any matters not expressly provided for hereby (including, without limitation, enforcement or collection of the Notes or any amount payable under any provision of Article III when due) or the other Loan Documents, the Administrative Agent
   -----------
shall not be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Administrative Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (unless the instructions or consent of all of the Lenders is required hereunder or thereunder) and such instructions shall be binding upon all Lenders, Issuing Banks and Holders; provided, however, the Administrative Agent shall not be
                   --------  -------
required to take any action which (i) the Administrative Agent reasonably believes shall expose it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary hereto, to the other Loan Documents or applicable law. The Administrative Agent agrees to act as such on the express conditions contained in this Article XII.
                             -----------

          (b) The provisions of this Article XII are solely for the benefit of
                                     -----------
the Administrative Agent, the Lenders and Issuing Banks, and none of the Borrowers or any Subsidiary of the Borrowers shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Sections 12.07 and 12.09). In performing its functions and duties hereunder,
--------------     -----
the Administrative Agent shall act solely as agent of the Lenders and the Issuing Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Borrowers or any Subsidiary of the Borrowers. The Administrative Agent may perform any of its duties hereunder, or under the Loan Documents, by or through their respective agents or employees.

          12.02. Nature of Duties.  (a) The Administrative Agent shall not have
                 ----------------
any duties or responsibilities except those expressly set forth herein or in the Loan Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have by reason hereof a fiduciary relationship in respect of any Holder. Nothing herein or in any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect hereof or any of the Loan Documents except as expressly set forth herein or therein. Each Lender and each Issuing Bank shall make its own independent investigation of the financial condition and affairs of the Borrowers and their Subsidiaries in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of the Borrowers and their Subsidiaries initially and on a continuing basis, and the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by the Administrative Agent under the terms hereof). If the Administrative Agent seeks the consent or approval of the Lenders to the taking or refraining from taking of any action hereunder, the Administrative Agent shall send notice thereof to each Lender. The Administrative Agent shall promptly notify each Lender at any time that the Lenders so required hereunder have instructed the Administrative Agent to act or refrain from acting pursuant hereto.

     (b) Notwithstanding anything to the contrary contained in this Agreement, the Documentation Agent and each Co-Agent are Lenders designated as "Documentation Agent" or "Co-Agent", as the case may be, for title purposes only and in such capacity shall have no obligations or duties whatsoever under this Agreement to the Company and its Subsidiaries, any Lender or any Issuing Bank and shall have no rights as the Documentation Agent or Co-Agent, as the case may be, separate from its rights as a Lender except as expressly provided in this Agreement.

          12.03. Rights, Exculpation, Etc.  (a)  Liabilities; Responsibilities.
                 -------------------------       -----------------------------
Neither the Administrative Agent or any Affiliate of the Administrative Agent, nor any of their respective officers, directors, employees or agents shall be liable to any Holder for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection therewith, except that no Person shall be relieved of any liability imposed by law for gross negligence or willful misconduct. The Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to
Section 3.02(b), and if any such apportionment or distribution is subse-
---------------
quently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled (the Administrative Agent agreeing to use reasonable efforts to assist such Holders in recovering any such payment). The Administrative Agent shall not be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency hereof or of any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Borrowers or any of their Subsidiaries. The Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions hereof or of any of the Loan Documents or the financial condition of the Borrowers or any of their Subsidiaries, or the existence or possible existence of any Default or Event of Default.

          (b) Right to Request Instructions.  The Administrative Agent may at
              -----------------------------
any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents the Administrative Agent is permitted or required to take or to grant, and the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom the Administrative Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms hereof, a greater proportion of the Lenders.

          12.04. Reliance.  The Administrative Agent shall be entitled to rely
                 --------
upon any written notices, statements, certificates, orders or other documents or any telephone message believed by any of them in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining hereto or to any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by them.

          12.05. Indemnification.  To the extent that the Agents and the Co-
                 ---------------
agents are not reimbursed and indemnified by the Borrowers, the Lenders shall reimburse and indemnify the Agents and the Co-agents for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits or any reasonable costs, expenses or disbursements (including, without limitation, the reasonable fees, expenses and disbursements of each Agent's and Co-Agent's counsel), in each case of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agents or the Co-agents, as the case may be, under the Loan Documents, in proportion to each Lender's Aggregate Pro Rata Share; provided, however, the Lenders shall
                                        --------  -------
have no obligation to the Agent or the Co-agents with respect to the matters indemnified pursuant to this Section resulting from the willful misconduct or gross negligence of the Agent or the Co-agents, as the case may be, as determined in a final, non-appealable judgment by a court of competent jurisdiction. The obligations of the Lenders under this Section
                                                                     -------
12.05 shall survive the payment in full of the Loans, the Reimbursement
-----
Obligations and all other Obligations and the termination hereof.

          12.06. The Agents Individually.  With respect to its Pro Rata Shares
                 -----------------------
of the Commitments hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or as one of the Requisite Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers or any of their Subsidiaries as if they were not acting as the Administrative Agent or Documentation Agent pursuant hereto.

          12.07. Successor Administrative Agents; Resignation of Administrative
                 --------------------------------------------------------------
Agent.  (a) Resignation.  The Administrative Agent may resign from the
-----       -----------
performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrowers and the Lenders. The resignation of the Administrative Agent shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to this
Section 12.07.
-------------

          (b) Appointment by Requisite Lenders.  Upon any such notice of
              --------------------------------
resignation by the Administrative Agent, the Requisite Lenders shall have the right to appoint a successor Administrative Agent selected from among the Lenders which appointment shall be subject to the prior written approval of the Borrowers (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default).

          (c) Appointment by Retiring Administrative Agent.  If a successor
              --------------------------------------------
Administrative Agent shall not have been appointed within the thirty (30) Business Day period provided in paragraph (a) of this Section 12.07, the
                                -------------         -------------
retiring Administrative Agent, with the consent of the Borrowers (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above.

          (d) Rights of the Successor and Retiring Administrative Agents.  Upon
              ----------------------------------------------------------
the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder thereafter to be performed. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XII shall
                                                          -----------
inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder.

          12.08. Relations Among Lenders.  Each Lender and each Issuing Bank
                 -----------------------
agrees that it shall not take any legal action, nor institute any actions or proceedings, against the Borrowers or any other obligor hereunder or with respect to any Collateral, without the prior written consent of the Requisite Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or terminate its Revolving Credit Commitment except in accordance with Section 11.02(a) or a
                                                      ----------------
setoff permitted under Section 13.05.
                       -------------

          12.09. Concerning the Collateral and the Loan Documents.  (a)
                 ------------------------------------------------
Protective Advances. The Administrative Agent may from time to time, after the
-------------------
occurrence and during the continuance of an Event of Default, make such disbursements and advances pursuant to the Loan Documents which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Loans and other Obligations up to an amount not in excess of the lesser of the Revolving Credit Availability at such time and $5,000,000 ("Protective Advances"). The
                                           -------------------
Administrative Agent shall notify the Borrowers and each Lender in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. Each Borrower agrees to pay the Administrative Agent, upon demand, the principal amount of all outstanding Protective Advances, together with interest thereon at the rate from time to time applicable to the Loans from the date of such Protective Advance until the outstanding principal balance thereof is paid in full. If a Borrower fails to make payment in respect of any Protective Advance within one (1) Business Day after the date such Borrower receives written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Revolving Credit Lender and each Revolving Credit Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Revolving Credit Lender's Pro Rata Share of such Protective Advance. If such funds are not made available to the Administrative Agent by such Revolving Credit Lender within one (1) Business Day after the Administrative Agent's demand therefor, the Administrative Agent shall be entitled to recover any such amount from such Revolving Credit Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Revolving Credit Lender to make available to the Administrative Agent its Pro Rata Share of any such Protective Advance shall neither relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Administrative Agent such other Revolving Credit Lender's Pro Rata Share of such Protective Advance on the date such payment is to be made nor increase the obligation of any other Revolving Credit Lender to make such payment to the Administrative Agent. All outstanding principal of, and interest on, Protective Advances shall constitute Obligations secured by the Collateral until paid in full by the Borrowers.

          (b) Authority.  Each Lender and each Issuing Bank authorizes and
              ---------
directs the Administrative Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the Issuing Banks. Each Lender and each Issuing Bank agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms hereof, a greater proportion of the Lenders) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and Issuing Banks. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Borrowers or any of their Subsidiaries; (iii) act as collateral agent for the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, the Administrative Agent hereby
                         --------  -------
appoints, authorizes and directs each Lender and Issuing Bank to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens with respect to the Borrowers' and their Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuing Bank; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders or the Issuing Banks with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

          (c) Release of Collateral.  (i)  Each of the Lenders and the Issuing
              ---------------------
Banks hereby directs, in accordance with the terms hereof, the Administrative Agent to release any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuing Banks:

          (A) against all of the Collateral, upon final payment in full of the Obligations and termination hereof;

          (B) against any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by Section 9.02 (or
                                                       ------------
     permitted pursuant to a waiver or consent of a transaction otherwise prohibited by such Section) or, if not pursuant to such sale or disposition, against Collateral with a book value of up to $25,000,000 if such release is consented to by the Requisite Lenders or any part of the Collateral in excess of such amount, if such release is consented to by all the Lenders.

(ii) Each of the Lenders and the Issuing Banks hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 12.09(c) promptly upon the effectiveness of
                          ----------------
any such release.

                                 ARTICLE XIII.
                                 MISCELLANEOUS

          13.01. Assignments.  (a)  Assignments.  No assignments or
                 -----------        -----------
participations of any Lender's rights or obligations hereunder shall be made except in accordance with this Section 13.01. Each Lender may assign to one or
                               -------------
more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Term Loans, the Revolving Loans and the Letters of Credit) in accordance with the provisions of this Section 13.01.
     -------------

          (b) Limitations on Assignments.  Each assignment shall be subject to
              --------------------------
the following conditions: (i) each assignment (other than an assignment to a Lender or an Affiliate of a Lender) shall be approved by the Administrative Agent, which approval shall not be unreasonably withheld; (ii) each such assignment shall be to an Eligible Assignee; (iii) each such assignment shall be in an amount at least equal to $5,000,000, except if the Eligible Assignee is a Lender or an Affiliate of Lender or if such assignment shall constitute all the assigning Lender's interest hereunder; (iv) if any such assignment shall be of the assigning Lender's (A) Revolving Loans and Revolving Commitments, such assignment shall cover the same percentage of such Lender's Revolving Credit Commitments and Revolving Loans or (B) Term Loans, such assignment shall cover the same percentage of such Lender's Term Loans owing from each Borrower and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Administrative Agent, (x) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder and (y) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations hereunder, the assigning Lender shall cease to be a party hereto).

          (c) The Register.  The Administrative Agent shall maintain at its
              ------------
address referred to in Section 13.08 a copy of each Assignment and Acceptance
                       -------------
delivered to and accepted by it and a register (the "Register") for the
                                                     --------
recordation of the names and addresses of the Lenders and the Commitment under each Loan of, and principal amount of the Loans under each facility owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The Register shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by the Administrative Agent from the Borrowers or any guarantor of the Obligations and each Lender's share thereof. The Administrative Agent shall deliver a statement of such account to the Borrowers whenever an Assignment and Acceptance is accepted by it and the parties hereto; provided, however, the
                                                     --------  -------
Administrative Agent shall not be obligated to deliver such statement more frequently than once a month. Each such statement shall be deemed final, binding and conclusive upon the Borrowers in all respects as to all matters reflected therein (absent manifest error) unless the Borrowers, within thirty (30) days after the date such statement is delivered to the Borrowers, delivers to the Administrative Agent written notice of any objections which the Borrowers may have to any such statement. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Borrowers.

          Notwithstanding anything to the contrary contained in the previous paragraph of this Section 13.01(c), the Loans (including the Notes evidencing such Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferrable only upon notation of such transfer in the Register. A Note shall only evidence the Lender's or an assignee's right title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 13.01(c) shall be construed so that the Loans are at
                  ----------------
all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Internal Revenue Code or such regulations). Solely for purposes of this Section 13.01(e) and for tax purposes only, the
                            ----------------
Administrative Agent shall act as the Borrower's agent for purposes maintaining such notations of transfer in the Register. No transfer by a Lender or an assignee of any of the Loans shall be permitted or effective unless and until recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers and each of their Subsidiaries, the Agents, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes hereof. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Fee.  Upon its receipt of an Assignment and Acceptance executed by
              ---
the assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,500 (payable by the assigning Lender or the assignee, as shall be agreed between them), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance herewith and in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii)
            ---------
record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and the other Lenders.

          (e) Information Regarding the Borrowers.  Any Lender may, in
              -----------------------------------
connection with any assignment or proposed assignment pursuant to this Section
                                                                       -------
13.01, disclose to the assignee or proposed assignee any information relating to
-----
the Borrowers or their Subsidiaries furnished to such Lender by the Administrative Agent or by or on behalf of the Borrowers; provided that, prior
                                                          --------
to any such disclosure, such assignee or proposed assignee shall agree (for the Borrowers' benefit) to preserve in accordance with Section 13.20 the confidentiality of any
                            -------------
confidential information described therein.

          (f) Lenders' Creation of Security Interests.  Notwithstanding any
              ---------------------------------------
other provision set forth herein, (i) any Lender may at any time create a security interest in all or any portion of its rights hereunder (including, without limitation, Obligations owing to it and Notes held by it) in favor of any Federal Reserve bank in accordance with Regulation A; and (ii) any Lender shall be permitted to pledge all or any part of its right, title and interest in, to and under the Loans and Notes held by it to any trustee for the benefit of the holders of such Lender's securities.

          (g)   Assignments by an Issuing Bank.  If any Issuing Bank ceases to
                ------------------------------
be a Lender hereunder by virtue of any assignment made pursuant to this Section
                                                                        -------
13.01, then, as of the effective date of such cessation, such Issuing Bank's
-----
obligations to issue Letters of Credit pursuant to Section 2.04 shall terminate
                                                   ------------
and such Issuing Bank shall be an Issuing Bank hereunder only with respect to outstanding Letters of Credit issued prior to such date.

          (h) Participations.  Each Lender may sell participations to one or
              --------------
more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities hereunder (including, without limitation, all or a portion of any or all of its Revolving Credit Commitment hereunder and the Loans owing to it and its undivided interest in the Letters of Credit); provided, however, that (i) such Lender's obligations
                    --------  -------
hereunder (including, without limitation, its Revolving Credit Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Borrowers, the Agents, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder, and (iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents or to the release of any Collateral covered by the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (A) reduction of the principal of, or rate or amount of interest on the Loan(s) subject to such participation (other than by the payment or prepayment thereof), (B) postponement of any scheduled date for any payment of principal of, or interest on, the Loan(s) subject to such participation (except with respect to any modifications of the application provisions relating to the prepayments of Loans and other Obligations) and (C) release of any guarantor of the Obligations or all or a substantial portion of the Collateral except as provided in Section 12.09(c). No holder of a
                                     ----------------
participation in all or any part of the Loans shall be a "Lender" or a "Holder" for any purposes hereunder by reason of such participation; provided, however,
                                                            --------  -------
that each holder of a participation shall have the rights of a Lender (including any right to receive payment) under Sections 3.03, 3.04, 4.01(a)(iii), 4.01(f),
                                    -------------- ----  ------------  -------
and 4.02(f); provided, however, that all requests for any such payments shall be
    -------  --------  -------
made by a participant through the Lender granting such participation, provided
                                                                      --------
further that, in the case of Section 3.03, such participant shall have complied
-------                      ------------
with the requirements of said Section; provided, further, that any such Lender making such a request for payment under

Section 3.03, or 4.01(f) shall be subject to Section 3.06.  The right of each
------------     -------                     ------------
holder of a participation to receive payment under Sections 3.03, 3.04, 4.01(f),
                                                   -------------  ----  -------
and 4.02(f), shall be limited to the lesser of (i) the amounts actually
    -------
incurred by such holder for which payment is provided under said Sections and
(ii) the amounts that would have been payable under said Sections by the applicable Borrower to the Lender granting the participation to such holder had such participation not been granted.

          (i) Payment to Participants.  Anything herein to the contrary
              -----------------------
notwithstanding, in the case of any participation, all amounts payable by the Borrowers under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

          13.02. Expenses.
                 --------

          (a)  Generally.  The Borrowers agree, jointly and severally, upon
               ---------
demand to pay, or reimburse the Agents for, all of the Agents' reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, Sidley & Austin, the Documentation Agent's counsel, Bingham Dana LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Agents in connection with (A) the Agents' audit and investigation of the Borrower, the Borrowers' Subsidiaries, OHM and OHM's Subsidiaries in connection with the preparation, negotiation, and execution of the Loan Documents and the Agents' periodic audits of the Borrowers and the Borrowers' Subsidiaries, as the case may be; (B) the preparation, negotiation, execution and interpretation hereof (including, without limitation, the satisfaction or attempted satis faction of any of the conditions set forth in Article V), the Loan Documents and any proposal letter or commitment letter
   ---------
issued in connection therewith and the making of the Loans hereunder; (C) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (D) the ongoing administration hereof and the Loans, including consultation with attorneys in connection therewith and with respect to the Agents' rights and responsibilities hereunder and under the other Loan Documents; (E) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (F) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Property, the Borrowers, any of the Borrowers' Subsidiaries, the Tender Offer, the Merger, the Transaction Documents, this Agreement or any of the other Loan Documents; (G) the response to, and preparation for, any subpoena or request for document production with which an Agent is served or deposition or other proceeding in which an Agent is called to testify, in each case, relating in any way to the Obligations, the Property, the Borrowers, any of the Borrowers' Subsidiaries, the Tender Offer, the Merger, the Transaction Documents, this Agreement or any of the other Loan Documents; and
(H) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

          (b) After Default.  The Borrowers further agree to pay or reimburse
              -------------
the Agents and each of the Issuing Banks and the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Agents, such Issuing Banks and such Lenders after the occurrence of an Event of Default (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding;
(iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Property, the Borrowers, any of the Borrowers' Subsidiaries (including, prior to the Merger Funding Date, OHM and any of OHM's Subsidiaries) and related to or arising out of the transactions contemplated hereby or by any of the other Transaction Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.
                        -----------         -----

          13.03. Indemnity.  The Borrowers further agree, jointly and severally,
                 ---------
to defend, protect, indemnify, and hold harmless the Administrative Agent, the Agents, the Co-Agents, the Arrangers and each and all of the Lenders and Issuing Banks and each of their respective Affiliates, and each of such Agent's, Lender's, Issuing Bank's or Affiliate's respective officers, directors, employees, attorneys, advisors, representatives and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the
                                                   ---------
"Indemnitee") from and against any and all liabilities, obligations, losses,
 ----------
damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and whether or not such proceeding is brought by the Company, OHM, any of their respective equity holders or creditors, an Indemnitee or any other person), imposed on, incurred by, or asserted against such Indemnitee in any manner relating to or arising out of or in connection with (a) the Tender Offer, the Merger, this Agreement, the other Loan Documents or any of the Transaction Documents or any act, event or transaction related or attendant thereto, whether or not such Indemnitee is a party thereto and whether or not such transactions are consummated, the making of the Loans and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Transaction Documents, or (b) any Liabilities and Costs under federal, state or local environmental, health or safety laws, regulations or common law principles arising from or in connection with the past, present or future operations of the Borrowers, the Borrowers' Subsidiaries, OHM, OHM's Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Borrowers, the Borrowers' Subsidiaries, OHM or OHM's Subsidiaries, the presence of asbestos-containing materials at any respective Property of the Borrowers, OHM or such Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters"); provided,
                                         -------------------    --------
however, the Borrowers shall have no obligation
-------
to an Indemnitee hereunder with respect to Indemnified Matters resulting from the willful misconduct or gross negligence of such Indemnitee, as determined in a final, non-appealable judgment by a court of competent jurisdiction. Notwithstanding anything herein to the contrary, the Borrowers understand and hereby agree that their obligation to indemnify pursuant to this Section 13.03
                                                                 -------------
shall apply in the event of the sole, concurrent or contributory negligence of any Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitee.

          13.04. Change in Accounting Principles.  If any change in the
                 -------------------------------
accounting principles used in the preparation of the most recent financial statements referred to in Section 7.01 is hereafter required or permitted by the
                          ------------
rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Company and its Subsidiaries with the agreement of its independent certified public accountants and such change results in a change in the method of calculation of any of the covenants, standards or terms found in Article IX and
                                                                 ----------
Article X, the parties hereto agree to enter into negotiations in order to
---------
amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Company and its Subsidiaries shall be the same after such change as if such change had not been made; provided, however, no change in
                                                 --------  -------
GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Lenders and the Company, to so reflect such change in accounting principles.

          13.05. Setoff.  In addition to any Liens granted under the Loan
                 ------
Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender, each Issuing Bank and any Affiliate of any Lender or Issuing Bank is hereby authorized by the Borrowers at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender, Issuing Bank or any of their Affiliates to or for the credit or the account of a Borrower against and on account of the Obligations of such Borrower to such Lender, Issuing Bank or any of their Affiliates, including, but not limited to, all Loans and Letters of Credit and all claims of any nature or description arising out of or in connection herewith, irrespective of whether or not (i) such Lender or Issuing Bank shall have made any demand hereunder or (ii) the Administrative Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article XI and even though such Obligations may
                                ----------
be contingent or unmatured. Each Lender and Issuing Bank agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of the Borrowers or their Subsidiaries now or hereafter maintained with such Lender, Issuing Bank or any Affiliate of either of them.

          13.06. Ratable Sharing.  The Lenders and the Issuing Banks agree among
                 ---------------
themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Sections 2.04(g), 3.03, 3.04, 4.01(f), and 4.02) equitable adjustment shall be
----------------  ----  ----  -------      ----
made so that, in effect, all such amounts shall be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the fees described in Sections 2.04(g), 3.03, 3.04, 4.01(a)(iii), 4.01(f), and 4.02)
                  ----------------  ----  ----  ------------  -------      ----
or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the
--------  -------
purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participation shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 13.06
                                                                -------------
may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 13.05, the right of setoff) with respect to such
                       -------------
participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

          13.07. Amendments and Waivers.  (a) General Provisions.  Unless
                 ----------------------       ------------------
otherwise provided herein, no amendment or modification of any provision hereof shall be effective without the written agreement of the Requisite Lenders or such other required number of Lenders as herein provided and the Borrowers, and no termination or waiver of any provision hereof, or consent to any departure by the Borrowers therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion.

          (b) Amendments, Consents and Waivers by Affected Lenders.  Any
              ----------------------------------------------------
amendment, modification, termination, waiver or consent with respect to any of the following provisions hereof shall be effective only by a written agreement, signed by each Term Loan Lender (or, in the case of clause (v) below, Term Loan
                                                    ----------
Lenders holding in the aggregate more than 51% of the then aggregate principal amount of the Term Loans), in respect of any of the foregoing in respect of the Term Loans, and by each Revolving Credit Lender (or, in the case of clause (v)
                                                                    ----------
below, Revolving Credit Lenders holding in the aggregate more than 51% of the then aggregate amount of the Revolving Credit Commitments in effect at such time), in respect of any of the foregoing in respect of Revolving Loans or Reimbursement Obligations:

          (i) waiver of any of the conditions with respect to the Term Loans or Revolving Loans, as the case may be, specified in Section 5.01 or 5.02
                                                          ------------    ----
     (except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders),

          (ii) increases in the amount of the Loans or any of the Commitments of such Lender,

          (iii) reduction of the principal of, rate or amount of interest on the Term Loans, Revolving Loans or Reimbursement Obligations or any fees or other amounts payable to such Lender, as the case may be (other than by the payment or prepayment thereof),

          (iv) postponement of any date fixed for any payment of principal of, or interest on, the Term Loans, Revolving Loans or Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to Sections 3.01(b) or (c)), and
                     ----------------    ---

           (v) postponement of any date fixed for, or change in order of application of, any mandatory prepayment or repayment made pursuant to Sections 3.01(b) or (c).
     ----------------    ---

          (c) Amendments, Consents and Waivers by all Lenders.  Notwithstanding
              -----------------------------------------------
the foregoing, any amendment, modification, termination, waiver or consent with respect to any of the following provisions hereof shall be effective only by a written agreement, signed by each Lender: (i) release of any guarantor of the Obligations (except in connection with the sale of all or substantially all of the Capital Stock or Property of such guarantor or a merger of such guarantor into another guarantor or into a Borrower, in each case approved by the Requisite Lenders or otherwise permitted hereunder) or all or a substantial portion of the Collateral (except as provided in Section 12.09(c)), (ii) change
                                                 ----------------
in the aggregate Pro Rata Shares of the Lenders which shall be required for the Lenders or any of them to take action hereunder, (iii) change in the definition of Requisite Lenders, or (iv) amendment of Sections 12.09(c) or 13.06 or this
                                           -----------------    -----
Section 13.07.  The Administrative Agent may, but shall have no obligation to,
-------------
with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on a Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary contained in this
Section 13.07, no amendment, modification, waiver or consent shall affect the
-------------
rights or duties of the Administrative Agent hereunder or the other Loan Documents, including this Article XII, unless made in writing and signed by the
                          -----------
Administrative Agent in addition to the Lenders required above to take such action. Notwithstanding anything herein to the contrary, in the event that a Borrower shall have requested each of the Lenders, in writing, to agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions hereof, and any such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with such request (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within thirty (30) days of such request, then such Lender hereby irrevocably authorizes the Administrative Agent to agree or disagree, in full or in part, and in the Administrative Agent's sole discretion, to such requests on behalf of such Lender as such Lender's attorney-in-fact and to execute and deliver any writing approved by the Administrative Agent which evidences such agreement as such Lender's duly authorized agent for such purposes.

          13.08. Notices.  Unless otherwise specifically provided herein, any
                 -------
notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by courier service and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of a telecopy. Notices to the Administrative Agent pursuant to Articles II, III or XII shall not be effective until received by the
            -----------  ---    ---
Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is deliv ered as provided in this
Section 13.08) shall be as set forth below each party's name on the signature
-------------
pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties hereto.

          13.09. Survival of Warranties and Agreements.  All representations and
                 -------------------------------------
warranties made herein and all obligations of the Borrowers in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery hereof and of the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and the termination hereof and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Administrative Agent, any of the Issuing Banks or any of the Lenders may have come into possession or control of any of the Borrowers' or the Borrowers' Subsidiaries' Property.

          13.10. Failure or Indulgence Not Waiver; Remedies Cumulative.  No
                 -----------------------------------------------------
failure or delay on the part of any Agent, any Lender or any Issuing Bank in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

          13.11. Marshaling; Payments Set Aside.  None of the Agents, any Lender
                 ------------------------------
or any Issuing Bank shall be under any obligation to marshal any assets in favor of a Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that a Borrower makes a payment or payments to any Agent, the Lenders or the Issuing Banks or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          13.12. Severability.  In case any provision in or obligation hereunder
                 ------------
or under the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          13.13. Headings.  Section headings herein are included herein for
                 --------
convenience of reference only and shall not constitute a part hereof or be given any substantive effect.

          13.14. GOVERNING LAW.  THIS AGREEMENT SHALL BE INTERPRETED, AND THE
                 -------------
RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          13.15. Limitation of Liability.  No claim may be made by any Borrower,
                 -----------------------
any Lender, any Issuing Bank, any Agent or any other Person against the Administrative Agent, any other Agent, any other Issuing Bank or any other Lender or the Affiliates, directors, officers, employees, attorneys, advisors, representatives or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated hereby, or any act, omission or event occurring in connection therewith; and each Borrower, each Lender, each Issuing Bank, and each Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. The Borrowers agree that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrowers, OHM, any of their respective Subsidiaries or any of their equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Transaction Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct.

          13.16. Successors and Assigns.  This Agreement and the other Loan
                 ----------------------
Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders and the Issuing Banks. The rights hereunder and the interest herein of any Borrower may not be assigned without the written consent of all Lenders. Any attempted assignment without such written consent shall be void.

          13.17. Certain Consents and Waivers of the Borrowers.
                 ---------------------------------------------

          (a) PERSONAL JURISDICTION.  (i) EACH OF THE AGENTS, THE LENDERS, THE
              ---------------------
ISSUING BANKS AND THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL

COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWERS IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS RESPECTIVE PROCESS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH
-------------
COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE AGENTS, THE LENDERS, THE ISSUING BANKS AND THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE BORROWERS WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (ii) EACH OF THE BORROWERS AGREES THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWERS OR THEIR RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE ADMINISTRATIVE AGENT, THE AGENTS, THE ISSUING BANKS AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT, ANY AGENT, ANY ISSUING BANK OR ANY LENDER. EACH OF THE BORROWERS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT, ANY AGENTS, ANY ISSUING BANK OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

          (b) SERVICE OF PROCESS.  EACH OF THE BORROWERS IRREVOCABLY CONSENTS TO
              ------------------
THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWERS' NOTICE ADDRESS SPECIFIED PURSUANT TO SECTION 13.08, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER
            -------------
SUCH MAILING. EACH OF THE BORROWERS IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION,

ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
                                                                ----- ---
CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH
----------
ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT TO BRING PROCEEDINGS AGAINST THE BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION.

          (c) WAIVER OF JURY TRIAL.  EACH OF THE AGENTS, THE ISSUING BANKS, THE
              --------------------
LENDERS AND THE BORROWERS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

          13.18. Counterparts; Effectiveness; Inconsistencies.
                 --------------------------------------------

          (a) This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrowers, each Lender, each Issuing Bank, and each Agent on the Merger Funding Date. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions hereof are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

          (b) On the Merger Funding Date, the Original Credit Agreement shall be amended and restated in its entirety by this Agreement and the Original Credit Agreement shall thereafter be of no further force and effect except as to evidence the incurrence by the Borrowers' of the Obligations thereunder and the representations and warranties made by the Borrowers prior to the Merger Funding Date. The terms and conditions of this Agreement and the Agents', the Lenders' and the Issuing Banks' rights and remedies under this Agreement and the other Loan Documents, shall apply to all of the Obligations incurred under the Original Credit Agreement and the Notes issued on the Tender Offer Funding Date (other than those Notes being canceled on the Merger Funding Date). It is expressly understood and agreed by the parties hereto that this Agreement is in no way intended to constitute a novation of the obligations and liabilities existing under the Original Credit Agreement or evidence payment of all or any of such obligations and liabilities. Each Borrower party to the Original Credit Agreement reaffirms the Liens granted to the Administrative Agent for the benefit of the Lenders, the Issuing Banks and the other Holders pursuant to each of the Loan Documents executed by such Borrower, which Liens shall continue in full force and effect during the term of this Agreement and any renewals thereof and shall continue to secure the Obligations identified in such Loan Documents. All references to the Original Credit Agreement in the Loan Documents shall be deemed to refer to this Agreement.

          13.19. Limitation on Agreements.  All agreements between the Loan
                 ------------------------
Parties, each Agent, each Lender and each Issuing Bank in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans made on or after the Merger Funding Date or other amounts payable by the Borrowers under any of the Loan Documents from and after the Merger Funding Date be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

          13.20. Confidentiality.  Subject to Section 13.01(e), the Lenders and
                 ---------------              ----------------
the Issuing Banks shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by the Borrowers in accordance with such Lender's or such Issuing Bank's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking or commercial lending practices and in any event may make disclosure reasonably required by a bona fide offeree or transferee (or participant) in connection with the contemplated transfer (or participation), or to any direct or indirect contractual counterparty in connection with a swap agreement, or as required or requested by any Governmental Authority or representative thereof, or as required or requested by the National Association of Insurance Commissioners, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree, transferee (or participant) or contractual counterparty to agree (and require any of its offerees, transferees, participants or contractual counterparties to agree) to comply with this Section 13.20. In no event shall any Lender or any Issuing Bank be
     -------------
obligated or required to return any materials furnished by the Borrowers; provided, however, each offeree shall be required to agree that if it does not
--------  -------
become a transferee (or participant) or contractual counterparty it shall return all materials furnished to it by the Borrowers in connection herewith.

          13.21. Entire Agreement.  This Agreement, taken together with all of
                 ----------------
the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof; provided, however, the
                                                         --------  -------
obligations of the Company under the Commitment Letter dated January 15, 1998 from Citicorp, BankBoston and the Arrangers and accepted and agreed to by the Company on the same date relating to the syndication of the Merger Facilities (as defined therein) shall continue until the Merger Funding Date.

          13.22. Senior Indebtedness.  The Borrowers and the Lenders agree that
                 -------------------
the Obligations shall constitute "Senior Debt", "Senior Indebtedness" or "Guarantor Senior Indebtedness" within the meaning of the 8% Debenture Indenture.

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.


                                   INTERNATIONAL TECHNOLOGY CORPORATION

                                   By /s/ Richard R. Conte
                                     -----------------------
                                     Name:
                                     Title:

                                   IT CORPORATION

                                   By /s/ Richard R. Conte
                                     -----------------------
                                     Name:
                                     Title:

                                   OHM CORPORATION

                                   By /s/ Richard R. Conte
                                     -----------------------
                                     Name:
                                     Title:

                                   OHM REMEDIATION SERVICES CORP.

                                   By /s/ Richard R. Conte
                                     -----------------------
                                     Name:
                                     Title:

                                   BENECO ENTERPRISES, INC.

                                   By /s/ Richard R. Conte
                                     -----------------------
                                     Name:
                                     Title:

                                   Notice Address:
                                   2790 Mosside Boulevard
                                   Monroeville, Pennsylvania 15146-2792
                                   Attention: James G. Kirk, General Counsel
                                   Telephone:  412-858-3906
                                   Telecopier: 412-858-3997

                                 CITICORP USA, INC.
                                 as Administrative Agent and as a Lender



                                 By /s/ signature illegible
                                    -----------------------------
                                    Name:
                                    Title:


                                 CITIBANK, N.A., as Issuing Bank



                                 By /s/ signature illegible
                                    -----------------------------
                                    Name:
                                    Title:


                                 Notice Address:
                                 --------------

                                  Citicorp USA, Inc.
                                  399 Park Avenue
                                  New York, New York 10043
                                  Attn: Timothy L. Freeman
                                  Telecopier No. (212) 793-1290
                                  Confirmation No. (212) 559-4659

                                  with a copy to:

                                  Sidley & Austin
                                  875 Third Avenue
                                  New York, New York 10022
                                  Attn: Daniel S. Dokos, Esq.
                                  Telecopier No. (212) 906-2021
                                  Confirmation No. (212) 906-2000

                                   BANKBOSTON, N.A.,
                                   as Documentation Agent, as a Lender
                                   and as an Issuing Bank


                                   By: /s/ Lindsay W. McSweeney
                                      ------------------------------
                                      Name:  Lindsay W. McSweeney
                                      Title: Director

                                   Commitment:
                                   ------------

                                   Notice Address:
                                   --------------

                                   BankBoston, N.A.
                                   Environmental Services, 01-08-02
                                   100 Federal Street
                                   Boston, MA 02110
                                   Attn: Lindsay W. McSweeney
                                   Telecopier No. (617) 434-2160
                                   Confirmation No. (617) 434-7211

                                   With a Copy to:
                                   --------------

                                   Bingham, Dana & Gould
                                   150 Federal Street
                                   Boston, MA 02110
                                   Attn: Cynthia F. Barnett
                                   Telecopier No. (617) 951-8539
                                   Confirmation No. (617) 951-8736




International Technology Corporation - Credit Agreement

                                    ROYAL BANK OF CANADA,
                                    as Co-Agent and as a Lender



                                    By:  /s/ Colleen Roux
                                         -----------------------
                                         Name:  Colleen Roux
                                         Title: Senior Manager



                                    Commitment:
                                    ----------

                                    Notice Address:
                                    --------------

                                     Royal Bank of Canada
                                     One Liberty Plaza
                                     New York, NY 10006-1404
                                     Attn: Colleen Roux
                                     Telecopier No. (212) 428-2319
                                     Confirmation No. (212) 428-6214





International Technology Corporation - Credit Agreement

                                    BHF-BANK AKTIENGESELLSCHAFT,
                                    as a Lender


                                    By:  /s/ John Sykes
                                        ------------------------
                                        Name:  John Sykes
                                        Title: Vice President


                                    By:  /s/ Anthony Heyman
                                        ------------------------
                                        Name:  Anthony Heyman
                                        Title: Assistant Vice President


                                    Commitment:
                                    -----------

                                    Notice Address:
                                    --------------

                                     BHF Bank
                                     590 Madison Avenue
                                     New York, NY 10022-2540
                                     Attn: John Sykes
                                     Telecopier No. (212) 756-5536
                                     Confirmation No. (212) 756-5939





International Technology Corporation - Credit Agreement

                                     OCTAGON LOAN TRUST, as a Lender


                                     By: /s/ Joyce C. DeLucca
                                        -------------------------------
                                        Octagon Credit Investors, as Manager
                                        Name:  Joyce C. DeLucca
                                        Title: Managing Director


                                     Notice Address:
                                     --------------

                                     Octagon Credit Investors
                                     380 Madison Avenue
                                     12th Floor
                                     New York, NY 10017
                                     Attn: Joyce DeLucca
                                     Telecopier No. (212) 622-3797
                                     Confirmation No. (212) 622-3104







International Technology Corporation - Credit Agreement

                                       KZH CRESCENT-2 CORPORATION, as a Lender

                                       By: /s/ Virginia Conway
                                          --------------------------------
                                          Name:   Virginia Conway
                                          Title:  Authorized Agent



                                       Notice Address:
                                       --------------

                                       KZH Crescent-2 Corporation
                                       c/o The Chase Manhattan Bank
                                       450 West 33rd Street - 15th Floor
                                       New York, NY 10001
                                       Telecopier No. (212) 946-7776
                                       Confirmation No. (212) 946-7575








International Technology Corporation - Credit Agreement

                                     CYPRESSTREE BOSTON PARTNERS


                                     By: /s/ Todd M. Dahlstrom
                                        -------------------------
                                        Name:  Todd M. Dahlstrom
                                        Title: Partner


                                     Address:  100 Federal Street I-11-6
                                               Boston, MA 02110
                                               (617) 434-6125

                                            KZH -- Cypress Tree-1 Corporation


                                            By:  /s/ Virginia Conway
                                                ----------------------
                                                Name:  Virginia Conway
                                                Title: Authorized Agent


                                            Notice Address:
                                            --------------

                                            KZH -- Cypress Tree-1 Corporation
                                            c/o The Chase Manhattan Bank
                                            450 West 33rd Street--15th Floor
                                            New York, NY 10001
                                            Telecopier No. (212) 946-7776
                                            Confirmation No. (212) 946-7575


International Technology Corporation - Credit Agreement

                                     MERRILL LYNCH SENIOR FLOATING RATE
                                     FUND, INC., as a Lender


                                     By: /s/ Gilles Marchand
                                        ---------------------------
                                        Name:  GILLES MARCHAND, CFA
                                        Title: AUTHORIZED SIGNATORY


                                     Notice Address:
                                     --------------

                                     Merrill Lynch Sr Floating Rate Fund, Inc.
                                     c/o Merrill Lynch Asset Management
                                     800 Scudders Mill Road - Area 1B
                                     Plainsboro, New Jersey 08536
                                     Attn: Colleen Wade
                                     Telecopier No. (609) 282-3542
                                     Confirmation No. (609) 282-4165

                                     With a Copy to:
                                     --------------

                                     Merrill Lynch Sr Floating Rate Fund, Inc.
                                     c/o MLAM Accounting
                                     500 College Road -4E
                                     Plainsboro, New Jersey 08536
                                     Attn: John Geijer
                                     Telecopier No. (609) 282-7616
                                     Confirmation No. (609) 282-7705



International Technology Corporation - Credit Agreement

                                     THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                     as a Lender


                                     By: /s/ Takuya Honjo
                                        ----------------------
                                        Name:  TAKUYA HONJO
                                        Title: SENIOR VICE PRESIDENT



                                     Notice Address:
                                     --------------

                                     The Industrial Bank of Japan Limited
                                     1251 Avenue of the Americas
                                     New York, NY 10020
                                     Attn: Takuya Honjo
                                     Telecopier No. (212) 282-4400
                                     Confirmation No. (212) 282-3320




International Technology Corporation - Credit Agreement

                                     UNION BANK OF CALIFORNIA, N.A.,
                                     as a Lender


                                     By: /s/ A. Pasha Moghaddam
                                        ---------------------------
                                        Name:  A. Pasha Moghaddam
                                        Title: Vice President


                                     Notice Address:
                                     --------------

                                     Union Bank of California
                                     445 South Figueroa Street
                                     13th Floor
                                     Los Angeles, CA 90071-1602
                                     Attn: Pasha Moghaddam
                                     Telecopier No. (213) 236-4096
                                     Confirmation No. (213) 236-6564



International Technology Corporation - Credit Agreement

                                ARCHIMEDES FUNDING, L.L.C., as a Lender
                                By: ING Capital Advisors, Inc., as Collateral
                                    Manager

                                    By:  /s/ Michael D. Hatley
                                        ----------------------------
                                        Name:  MICHAEL D. HATLEY
                                        Title: SENIOR VICE PRESIDENT

                                KISLAK NATIONAL BANK, as a Lender
                                By: ING Capital Advisors, Inc., as Investment
                                    Advisor

                                    By:  /s/ Michael D. Hatley
                                        ----------------------------
                                        Name:  MICHAEL D. HATLEY
                                        Title: SENIOR VICE PRESIDENT

                                Notice Address:
                                --------------

                                ING Capital Advisors
                                333 South Grand Ave.
                                Suite 4250
                                Los Angeles, CA 90017
                                Attn: Mike Hatley
                                Telecopier No. (213) 346-3995
                                Confirmation No. (213) 346-3972


International Technology Corporation - Credit Agreement

                                               KEYBANK NATIONAL ASSOCIATION
                                               as a Lender

                                               By:  /s/ David J. Janus
                                                  ----------------------
                                                  Name:  David J. Janus
                                                  Title: SVP


                                               Notice Address:
                                               --------------

                                               Key Bank National Association
                                               127 Public Square
                                               Cleveland, OH 04101
                                               Attn: Larry Mack
                                               Telecopier No. (212) 793-1290
                                               Confirmation No. (212) 559-4659


International Technology Corporation - Credit Agreement

                                BANCO ESPIRITO SANTO E COMERCIAL DE
                                LISBOA, NASSAU BRANCH, as a Lender



                                By: /s/ Terry R. Hull
                                    -------------------
                                    Name:  Terry R. Hull
                                    Title: Senior Vice President


                                By: /s/ Andrew M. Orsen
                                    -------------------
                                    Name:  Andrew M. Orsen
                                    Title: Vice President


                                Notice Address:
                                --------------

                                 Banco Espirito Santo E Commercial De Lisboa
                                 320 Park Avenue
                                 New York, NY 10022
                                 Attn: Terry Hull
                                 Telecopier No. (212) 750-3999
                                 Confirmation No. (212) 702-3430



International Technology Corporation - Credit Agreement

                                    THE MITSUBISHI TRUST AND BANKING
                                    CORPORATION, as a Lender

                                    By: /s/ T. Hayashi
                                        -----------------------------
                                        Name:  Toshihiro Hayashi
                                        Title: Senior Vice President

                                    Notice Address:
                                    --------------

                                    The Mitsubishi Trust and Banking Corporation
                                    520 Madison Avenue
                                    New York, NY 10022
                                    Attn: Dan Chang
                                    Telecopier No. (212) 755-2349
                                    Confirmation No. (212) 891-8363








International Technology Corporation - Credit Agreement

                                           CREDIT LYONNAIS NEW YORK BRANCH
                                           as Co-Agent and as a Lender

                                           By:  /s/ Mark Koneval
                                              ------------------------
                                              Name:  Mark Koneval
                                              Title: Vice President

                                          Notice Address:
                                          --------------

                                          Credit Lyonnais
                                          1301 Sixth Avenue
                                          12th Floor
                                          New York, NY 10019
                                          Attn: Mark Koneval
                                          Telecopier No. (212) 793-1290
                                          Confirmation No.(212) 559-4659









International Technology Corporation - Credit Agreement

                                     THE BANK OF NOVA SCOTIA, as a Lender


                                     By: /s/ F.C.H. Ashby
                                        -----------------------
                                        Name:  F.C.H. Ashby
                                        Title: Senior Manager Loan Operations



                                     Notice Address:
                                     --------------

                                     Bank of Nova Scotia
                                     181 West Madison
                                     Suite 3700
                                     Chicago, IL 60602
                                     Attn: Thomas Myhre
                                     Telecopier No. (312) 201-4108
                                     Confirmation No. (312) 201-4186
                                                  (or)
                                     600 Peachtree Street
                                     Atlanta, GA 30308
                                     Attn: Vicki Gibson
                                     Telecopier No. (404) 888-8998
                                     Confirmation No. (404) 877-1557




International Technology Corporation - Credit Agreement

                                     COMERICA BANK, as a Lender


                                     By: /s/ Dan M. Roman
                                        -----------------------
                                        Name:  Dan M. Roman
                                        Title: Vice President




                                     Notice Address:
                                     --------------

                                     Comerica Bank
                                     500 Woodward Avenue
                                     Detroit, MI  48226
                                     Attn: Dan Roman
                                     Telecopier No. (313) 222-3330
                                     Confirmation No. (313) 222-3803




International Technology Corporation - Credit Agreement

                                     PNC BANK, NATIONAL ASSOCIATION,
                                     as a Lender


                                     By: /s/ Marian Egge
                                        ----------------------
                                        Name:  Marian Egge
                                        Title: Assistant Vice President


                                     Notice Address:
                                     --------------

                                     PNC BANK, N.A.
                                     249 Fifth Avenue
                                     Pittsburgh, PA 15222-2707

                                     Telecopier No. (412) 762-6484
                                     Confirmation No. (412) 762-7475



International Technology Corporation - Credit Agreement

                                     ALLSTATE INSURANCE COMPANY,
                                     as a Lender

                                     By: /s/ Patricia W. Wilson
                                        --------------------------
                                        Name: PATRICIA W. WILSON
                                        Title:

                                     By: /s/ Jerry D. Zinkula
                                        --------------------------
                                        Name: JERRY D. ZINKULA
                                        Title:

                                     ALLSTATE LIFE INSURANCE COMPANY,
                                     as a Lender

                                     By: /s/ Patricia W. Wilson
                                        --------------------------
                                        Name: PATRICIA W. WILSON
                                        Title:

                                     By: /s/ Jerry D. Zinkula
                                        --------------------------
                                        Name: JERRY D. ZINKULA
                                        Title:



                                     Notice Address:
                                     --------------

                                     Allstate
                                     3075 Sanders Road
                                     Suite G3A
                                     Northbrook, IL  60062-7127
                                     Attn:  Jerry Zinkula
                                     Telecopier No. (847) 402-3092
                                     Confirmation No. (847) 402-8383




International Technology Corporation - Credit Agreement

                                       FLEET BANK, N.A., as a Lender


                                       By:  /s/ Christopher Mayrose
                                           ---------------------------
                                           Name:  Christopher Mayrose
                                           Title: Vice President



                                       Notice Address:
                                       ---------------

                                        Fleet Bank
                                        1185 Avenue of the Americas
                                        3rd Floor
                                        New York, NY 10036
                                        Attn: Chris Mayrose
                                        Telecopier No. (212) 819-4113
                                        Confirmation No. (212) 819-5727









International Technology Corporation - Credit Agreement

                                       SOCIETE GENERALE, as a Lender



                                       By: /s/ Salvatore Galatioto
                                           ------------------------------
                                           Name:  Mr. Salvatore Galatioto
                                           Title: First Vice President




                                       Notice Address:
                                       ---------------

                                         Societe Generale
                                         1221 Avenue of the Americas
                                         11th Floor
                                         New York, NY 10020
                                         Attn: Sal Galatioto
                                         Telecopier No. (212) 273-7430
                                         Confirmation No. (212) 278-7023





International Technology Corporation - Credit Agreement

                                       SANWA BUSINESS CREDIT CORPORATION,
                                       as a Lender


                                       By: /s/ Peter L. Skavla
                                          ----------------------------
                                          Name:  Peter L. Skavla
                                          Title: Vice President


                                       Notice Address:
                                       --------------

                                       Sanwa Business Credit Corporation
                                       500 Glen Pointe Centre West
                                       Teaneck, NJ 07666
                                       Attn: Peter Skavla
                                       Telecopier No. (201) 836-4744
                                       Confirmation No. (201) 287-4512

                                       With a Copy to:
                                       --------------

                                       Kaye, Scholer, Fierman, Hays & Handler
                                       425 Park Avenue
                                       New York, NY 10022
                                       Attn: Albert Fenster, Esq.
                                       Telecopier No. (212) 836-7151
                                       Confirmation No. (212) 836-8205


International Technology Corporation - Credit Agreement

                                     BANK POLSKA KASA OPIEKI S.A., PEKAO
                                     S.A. GROUP, NEW YORK BRANCH,
                                     as a Lender

                                     By: /s/ Harvey Winter
                                        -------------------------------
                                        Name:  Harvey Winter
                                        Title: Vice President


                                     Notice Address:
                                     --------------

                                     Bank PKO
                                     470 Park Avenue
                                     New York, NY 10016
                                     Attn: Harvey Winter
                                     Telecopier No. (212) 213-2971
                                     Confirmation No. (212) 251-1222



International Technology Corporation - Credit Agreement

                                          KZH-SOLEIL-2 CORPORATION, as a Lender




                                          By:  /s/ Virginia Conway
                                              -----------------------------
                                              Name:  Virginia Conway
                                              Title:  Authorized Agent


                                          Notice Address:
                                          ---------------

                                              Sun America, Inc.
                                              34th Floor
                                              Los Angeles, CA 90067
                                              Attn:  Lynn Hopton
                                              Telecopier No. (310) 772-6078
                                              Confirmation No. (310) 772-6152





International Technology Corporation - Credit Agreement